UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Enova International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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175 West Jackson Blvd.

Chicago, Illinois 60604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 17, 2016

The 2016 Annual Meeting of Stockholders (Annual Meeting) of Enova International, Inc. (we, us, our or the Company) will be held at 175 West Jackson Blvd., Chicago, Illinois 60604 on the 22nd floor, on Tuesday, May 17, 2016 at 9:00 a.m., Central Time, to vote on the following matters:

Proposal 1:	the election of nine members of our Board of Directors for a one-year term to expire at the 2017 Annual Meeting of Stockholders;

Proposal 2:	a non-binding proposal to approve the compensation paid to the Company’s named executive officers;

Proposal 3:	a non-binding proposal recommending the frequency of future advisory votes on the compensation of the Company’s named executive officers;

Proposal 4:	to approve the Enova International, Inc. First Amended and Restated 2014 Long-Term Incentive Plan (Amended and Restated 2014 LTIP);

Proposal 5:	to approve the Enova International, Inc. Senior Executive Bonus Plan (Senior Executive Bonus Plan); and

Proposal 6:	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year;

and to transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting.

Our Board of Directors has fixed the close of business on March 21, 2016 as the record date for determining holders of record (Stockholders) of our common stock, par value $0.00001 per share (Common Stock), entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a notice to our Stockholders instead of a printed copy of the proxy statement and our 2015 annual report to stockholders. The notice provides instructions on how to access those materials on the Internet and how to obtain printed copies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote is important and all Stockholders are encouraged to attend the Annual Meeting and vote in person or by proxy.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors:

David A. Fisher

Chief Executive Officer

Chicago, Illinois

April 7, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2016

The Company’s proxy statement for the Annual Meeting and its annual report to stockholders for the fiscal year ended December 31, 2015 are available at www.proxyvote.com.

ENOVA INTERNATIONAL, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

175 West Jackson Blvd.

Chicago, Illinois 60604

PROXY STATEMENT

FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

General Information

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors (Board) for use at our 2016 Annual Meeting of Stockholders (Annual Meeting), to be held at 175 West Jackson Blvd., Chicago, Illinois 60604 on the 22nd floor, at 9:00 a.m., Central Time, on Tuesday, May 17, 2016, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting. Our telephone number is (312) 568-4200, and our mailing address is 175 West Jackson Blvd., Suite 1000, Chicago, Illinois 60604. Our website address is www.enova.com. Information on our website is not a part of this proxy statement. When used in this proxy statement, the terms we, us, our, the Company or Enova refer to Enova International, Inc. and, unless the context requires otherwise, its subsidiaries.

On or before April 7, 2016, we began mailing a Notice of Internet Availability of Proxy Materials (Notice) to the record holders of our Common Stock.

The Company’s annual report to stockholders (Annual Report) for the fiscal year ended December 31, 2015, which includes the Company’s fiscal 2015 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Questions and Answers

Why did I receive these materials?

These materials are being provided to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Stockholder, you are invited to attend the Annual Meeting and to vote in person or by proxy on the proposals described in this proxy statement.

What is included in the proxy materials?

The proxy materials include:

•	this proxy statement; and

•	our Annual Report.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this proxy statement and our Annual Report available to Stockholders electronically on the Internet. On April 7, 2016, we began mailing the Notice to Stockholders of record as of the record date. Holders of our Common Stock will be able to access the proxy materials on the Internet at www.proxyvote.com or request printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy are found in the Notice. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1.800.884.4225 or at www.computershare.com/contactus.

What am I voting on?

Our Board is soliciting your vote for:

Proposal 1: the election of nine members of our Board named in this proxy statement for a one-year term to expire at the 2017 Annual Meeting of Stockholders;

Proposal 2: a non-binding proposal to approve the compensation paid to the Company’s named executive officers as disclosed in this proxy statement;

Proposal 3: a non-binding proposal recommending the frequency of future advisory votes on the compensation of the Company’s named executive officers;

Proposal 4: to approve the Amended and Restated 2014 LTIP;

Proposal 5: to approve the Senior Executive Bonus Plan; and

Proposal 6: ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year.

What are the Board’s recommendations?

Our Board recommends you vote:

•	FOR the election of the nine directors for a one-year term to expire at the 2017 Annual Meeting of Stockholders (Proposal 1);

•	FOR the approval, on a non-binding basis, of the compensation of our named executive officers (Proposal 2);

•	FOR 1 YEAR on the non-binding proposal recommending the frequency of advisory votes on the compensation of our named executive officers (Proposal 3);

•	FOR the approval of the Amended and Restated 2014 LTIP (Proposal 4);

•	FOR the approval of the Senior Executive Bonus Plan (Proposal 5); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year (Proposal 6).

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to view the proxy materials for the Annual Meeting on the Internet. The website on which you can view our proxy materials will also allow you to elect to receive future proxy materials electronically by email, which will save us the cost of printing and mailing materials to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on March 21, 2016 (record date) will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

How many votes do I have?

On the record date, there were 33,158,148 shares of Common Stock (exclusive of treasury shares) outstanding. Each Shareholder is entitled to one vote for each outstanding share of Common Stock held as of the record date.

We refer to the total number of votes represented by our outstanding Common Stock as our total voting power. As of the record date, our Stockholders held 100% of the total voting power entitled to vote at the Annual Meeting.

What is the difference between holding Common Stock as a holder of record and as a beneficial owner?

•	Common Stock of Record. If your Common Stock is registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the Stockholder of record of those shares of Common Stock, and we sent the Notice directly to you.

•	Beneficial Owner of Common Stock. If your Common Stock is held in an account at a broker, bank or other nominee, then you are the beneficial owner of the Common Stock, and the Notice was sent either directly to you or was forwarded to you by your nominee. The nominee holding your account is considered the Stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the Common Stock held in your account.

What is the quorum required for the Annual Meeting?

A majority of our voting power outstanding on the record date must be present in person or represented by proxy at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your Common Stock will be counted for purposes of determining the presence of a quorum (whether representing votes for, against, withheld or abstained, or broker non-votes) if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a Stockholder of record, how do I vote?

There are four ways to vote:

•	In person. If you are a Stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	On the Internet. You may vote by proxy on the Internet by following the instructions in the Notice.

•	By telephone. You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on the proxy card.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed proxy card, your vote or proxy card must be received by 11:59 p.m., Eastern Time, on May 16, 2016 to be counted.

If I am a beneficial owner of Common Stock held in street name, how do I vote?

There are four ways to vote:

•	In person. If you are a beneficial owner of Common Stock held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your Common Stock. Please contact your broker, bank or other nominee for instructions on obtaining a proxy.

•	On the Internet. You may give your voting instructions to your nominee on the Internet by following the instructions on the voting instruction form.

•	By telephone. If you requested printed copies of the proxy materials by mail, you may give your voting instructions to your nominee by calling the toll-free number on the voting instruction form.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form and mailing it back in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed voting instruction form, your vote or voting instruction form must be received by 11:59 p.m., Eastern Time, on May 16, 2016 to be counted.

What happens if I do not give specific voting instructions?

•	Stockholders of Record. If you are a Stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Common Stock in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.

•	Beneficial Owners of Common Stock. If you are a beneficial owner of Common Stock and do not provide the nominee that holds your Common Stock with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your Common Stock on a non-routine matter, it will not have authority to vote your Common Stock on that matter. This is generally referred to as a broker non-vote. When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your Common Stock by carefully following the instructions provided in the Notice or voting instruction form.

Which proposals are considered routine or non-routine?

Proposal 6 (ratification of the appointment of PricewaterhouseCoopers LLP) is a proposal we believe is routine.

Proposal 1 (election of directors), Proposal 2 (non-binding advisory vote to approve named executive officer compensation), Proposal 3 (non-binding proposal recommending the frequency of future advisory votes on the compensation of the Company’s named executive officers) Proposal 4 (approval of the Amended and Restated 2014 LTIP) and Proposal 5 (approval of the Senior Executive Bonus Plan) are proposals we believe are non-routine.

What happens if other business is transacted at the Annual Meeting?

Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this proxy statement. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted by the proxy holders as recommended by the Board or, if no recommendation is given, in accordance with the best judgment of the person voting the proxies.

How are abstentions and broker non-votes treated?

For the purpose of determining whether our Stockholders have approved a proposal, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of that proposal.

What vote is required to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1	Election of nine directors for a one-year term to expire at the 2017 Annual Meeting of Stockholders	In an uncontested election, each director must be elected by a majority of the votes cast. This means the number of votes cast by Stockholders FOR the director must exceed the number of votes cast AGAINST the director. In a contested election, each director must be elected by a plurality of the votes cast. This means the nine nominees who receive the greatest number of FOR votes will be elected.

Proposal 2	Advisory vote on named executive officer compensation	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 3	Advisory vote on frequency of advisory votes on named executive officer compensation

Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years or every three years, or abstaining.

The option of one year, two years or three years that receives the affirmative vote of a majority of the votes cast will be the frequency for the advisory vote on executive compensation selected by our Stockholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our Stockholders.

Proposal 4	Approval of the Amended and Restated 2014 LTIP	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 5	Approval of the Senior Executive Bonus Plan	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 6	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

What happens if a director does not receive a majority of the votes cast?

If a director does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the Board after the certification of the election results. The Board then determines, in accordance with procedures established by the Board, or a committee designated by the Board, whether to accept or reject the resignation or take any other action within 90 days from the date of the certification of the election results. If such director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting or until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

What is the effect of the advisory vote?

As an advisory vote, Proposal 2 and Proposal 3 are not binding on our Board or Management Development and Compensation Committee (Compensation Committee) and the final decision on the matters covered by Proposal 2 and Proposal 3 remains with them. However, we value your opinion on these important issues. Our Compensation Committee appreciates support for its compensation philosophy and will consider the results of the advisory vote on Proposal 2 and Proposal 3 when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before your vote is due, which deadline includes the final vote at the Annual Meeting if you have the right to vote in person. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person if you have the right to vote in person. Mere attendance at the Annual Meeting will not automatically revoke your proxy unless you vote in person at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

How will my proxy be voted?

Common Stock represented by a properly executed proxy (in paper form, by internet or telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. David A. Fisher and Lisa M. Young are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your Common Stock at the Annual Meeting. All Common Stock represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the nine directors named in this proxy statement for a one-year term to expire at the 2017 Annual Meeting of Stockholders;

(2)	FOR the approval, on a non-binding basis, of the compensation of our named executive officers;

(3)	FOR 1 YEAR on the non-binding proposal recommending the frequency of advisory votes on the compensation of our named executive officers;

(4)	FOR the approval of the Amended and Restated 2014 LTIP;

(5)	FOR the approval of the Senior Executive Bonus Plan; and

(6)	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year.

Is my vote confidential?

We will handle proxy instructions, ballots and voting tabulations that identify individual Stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, Stockholders provide written comments on their proxy cards. These may be forwarded to management or our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the final voting results are known.

Who is paying the cost of this proxy solicitation?

We are paying the cost of soliciting proxies. We have retained Morrow & Co., LLC to assist in soliciting proxies for a fee of $6,000, with an additional nominal cost to solicit certain holders, plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of Common Stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from Stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Do I have dissenters’ rights of appraisal?

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Stockholders in connection with any proposal described in this proxy statement.

Who can help answer my questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call the Secretary. In addition, information regarding the Annual Meeting is available via the internet at the website www.proxyvote.com.

Stockholder Proposals and Communications with our Board

Proposals

Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), provides that we must receive stockholders’ proposals intended for presentation at the 2017 annual meeting of our stockholders (2017 Annual Meeting) by December 8, 2016 to be eligible for inclusion in the Company’s proxy statement for the 2017 Annual Meeting. For other business (other than director nominations) to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice relating to business proposed to be conducted at the 2017 Annual Meeting shall be delivered to or mailed and received at the principal executive offices of the Company not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the 2016 Annual Meeting. In the event that the date of the 2017 Annual Meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Company on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made.

Director Nominations

Stockholders who wish to nominate qualified candidates for election to our Board may notify our Secretary in accordance with our Bylaws at Enova International, Inc., 175 West Jackson Blvd., Chicago, Illinois 60604. Each Stockholder nomination must provide the information relating to the candidate that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Exchange Act (including such proposed candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and the information relating to the stockholder in accordance with the nomination notice provisions of our Bylaws.

To be timely, a stockholder’s notice relating to nominations to be made at the 2017 Annual Meeting shall be delivered to or mailed and received at the principal executive offices of the Company not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the 2016 Annual Meeting. In the event that the date of the 2017 Annual Meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Company on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made.

Communication with the Board

We encourage any Stockholder who desires to communicate with our Board about the holder’s views and concerns to do so by writing our Secretary at Enova International, Inc., 175 West Jackson Blvd., Suite 1000, Chicago, Illinois 60604. Our Secretary will ensure that the chair of the Nominating and Corporate Governance Committee receives your correspondence.

Householding of Proxy Materials

Some brokers, banks and other nominee record holders may participate in the practice of householding stockholder materials, such as proxy statements, information statements and annual reports. This means only one copy of the proxy materials may have been sent to multiple Stockholders in your household. To obtain a separate copy of the proxy materials, contact our Secretary at (312) 568-4200 or by mail at 175 West Jackson Blvd.,

Suite 1000, Chicago, Illinois 60604. If you wish to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. (Broadridge) either by calling toll-free at 1.800.542.1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than ten percent of our Common Stock to file with the SEC reports of their initial ownership and changes in their ownership of our Common Stock and other equity securities. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports, we believe that for the year ended December 31, 2015 all reports required to be made by our reporting persons were timely filed in accordance with the Exchange Act, except that (i) Ms. Carnahan filed one late Form 4 to report the purchase of Common Stock, (ii) Mr. Goodyear filed one late Form 4 reporting the purchase of Common Stock and (iii) Mr. Zeeman filed one late Form 4 reporting a grant of restricted stock.

Security Ownership of Certain Beneficial Owners and Management

Securities Owned by Officers and Directors

The following table sets forth information about the beneficial ownership of our outstanding Common Stock as of March 21, 2016 by our directors, our named executive officers (NEOs) whose compensation is disclosed in “Executive Compensation” of this proxy statement and all of our directors and executive officers as a group. The ownership percentage is based on the number of shares of our Common Stock issued and outstanding on March 21, 2016, which was 33,158,148.

All of the NEOs, executive officers and directors have sole voting and dispositive power with respect to the shares of Common Stock reported below. None of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.

Name	Amount and Nature of Beneficial Ownership (1)(2)		Percentage of Class (1)
Robert S. Clifton	9,776		*
David A. Fisher	47,692		*
John J. Higginson	4,388		*
Alex T. King	8,813		*
Greg Zeeman	—		*
Ellen Carnahan	3,500	(3)	*
Daniel R. Feehan	160,757	(4)	*
William M. Goodyear	8,325	(5)	*
James A. Gray	131,991	(6)	*
David C. Habiger	12,265		*
Gregg A. Kaplan	29,110	(7)	*
Mark P. McGowan	31,014	(8)	*
Mark A. Tebbe	29,325	(9)	*
All directors and executive officers as a group (19 Persons) (10)	538,314		1.6%

*	Indicates less than 1% ownership.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.
(2)	The payout of certain amounts shown may be subject to delay pursuant to Section 409A (Section 409A) of the Internal Revenue Code of 1986, as amended (Code). Any such delay has not been considered for the purposes of this table.
(3)	Represents shares held in a revocable trust of which Ms. Carnahan is sole trustee.
(4)	Includes 53,000 shares held in an irrevocable trust of which Mr. Feehan is sole trustee.
(5)	Includes 4,000 shares held in a revocable trust of which Mr. Goodyear is sole trustee.
(6)	Includes 113,566 shares held in an irrevocable trust of which Mr. Gray is the sole trustee and sole beneficiary and 4,100 shares held in a revocable trust of which Mr. Gray is the sole trustee and sole beneficiary.
(7)	Includes 24,785 shares held in an irrevocable trust of which Mr. Kaplan is the sole trustee and sole beneficiary.
(8)	Represents shares held by SAF Capital Management LLC and certain affiliates (SAF Capital) as of March 21, 2016, prior to Mr. McGowan being appointed a director of the Company. Mr. McGowan, as the managing member of SAF Capital, may direct the vote and disposition of all shares held by SAF Capital and may be deemed the beneficial owner of such shares. As of March 30, 2016, the date on which Mr. McGowan was appointed a director of the Company, SAF Capital held 15,000 shares.
(9)	Includes 25,000 shares held in a revocable trust of which Mr. Tebbe is the sole trustee.
(10)	Includes all of our current directors and all executive officers employed by us as of March 21, 2016.

Securities Owned by Principal Stockholders

The following table sets forth information regarding the number and percentage of shares of Common Stock held by all persons and entities known by us to beneficially own 5% or more of our outstanding Common Stock as of March 21, 2016. The information regarding beneficial ownership of Common Stock by the entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of our Common Stock issued and outstanding on March 21, 2016, which was 33,158,148.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Cash America International, Inc.	6,426,467	(1)(2)	19.4%
1600 W. 7th Street Fort Worth, Texas 76102
Nakula Management Limited	3,249,339	(3)	9.8%
6, Block C, 7th Floor, Flat/office 703 P.C. 1096, Nicosia, Cyprus
Black Rock Inc.	2,696,646	(4)	8.1%
55 East 52nd Street New York, New York 10022
Prescott Group Capital Management, L.L.C.	1,909,457	(5)	5.8%
1924 South Utica, Suite #1120 Tulsa, Oklahoma 74101

(1)	In connection with our November 2014 spin-off from Cash America, Cash America granted us a proxy to vote its shares of our common stock held by it in proportion to the votes cast by our other stockholders. This proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from Cash America to a person other than Cash America, and neither the voting agreement nor the proxy limits or prohibits any such sale or transfer.
(2)	A Schedule 13G was filed by Cash America International, Inc. and CSH Holdings LLC on February 11, 2016. The filing provides that the record holder for 5,955,249 shares of Common Stock is CSH Holdings LLC, which is a wholly-owned subsidiary of Cash America International, Inc. Cash America International, Inc. and CSH Holdings LLC can both dispose of these shares.
(3)	According to the Schedule 13D/A filed with the SEC on November 9, 2015, Nakula Management Limited is the direct beneficial owner of 3,249,339 shares. Each of Nakula Management Limited, Ellada Pozidou, as the sole director of Nakula Management Limited, and Mr. Oleg V. Boyko, as the ultimate beneficial owner of Nakula Management Limited, may direct the vote and disposition of all 3,249,339 shares and may be deemed the beneficial owner of such shares.
(4)	According to a Schedule 13G filed with the SEC on January 22, 2016, BlackRock, Inc. has sole voting power with respect to 2,600,235 shares and has the sole right to dispose of 2,696,646 shares.
(5)	According to the Schedule 13D filed with the SEC on March 16, 2016, Prescott Group Capital Management, L.L.C. is the direct beneficial owner of 1,909,457 shares. Each of Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Small Cap II, L.P. and Phil Frohlich, as the managing member of Prescott Group Capital Management, L.L.C., may direct the vote and disposition of all 1,909,457 shares and may be deemed the beneficial owner of such shares.

PROPOSAL 1 PROPOSAL TO ELECT DIRECTORS

Directors to be Elected by our Stockholders

At the Annual Meeting, our Stockholders will elect nine directors to hold office until the 2017 Annual Meeting and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee should be unable or unwilling to stand for election as a director, it is intended that the Common Stock represented by proxies will be voted for the election of a substitute nominated by the Board.

Ellen Carnahan Director since May 19, 2015	60

Ms. Carnahan has over twenty years of experience as an institutional private equity investor. Ms. Carnahan is currently Principal of Machrie Enterprises where she serves as an advisor to other venture capital funds and invests in private companies and venture funds. She previously spent more than 18 years at William Blair Capital Management, where she served as Managing Director and Head of Technology Investing. From 1983 to 1987, Ms. Carnahan served as Vice President of Marketing and Planning at SPSS, Inc. Ms. Carnahan has served on the boards of directors for more than a dozen companies, including from 2003 to 2015 as a director for Integrys Energy Group, Inc., an energy holding company whose operating subsidiaries provided natural gas and electricity in regulated and nonregulated markets. Ms. Carnahan is an active member of Chicago’s corporate and entrepreneurship community. In 2010 she was appointed to the Illinois Governor’s Economic Recovery Commission, and in 2010 and 2015 she was named one of the Techweek100 Top Technology Leaders in Chicago.

We believe Ms. Carnahan’s qualifications to sit on our board of directors include, among other things, her experience in the finance industry, including her experience in technology companies, her leadership experience, and her experience as a director of other publicly-traded companies, which has given her a strong understanding of public company corporate governance and financial reporting and business controls.

Daniel R. Feehan Director since September 13, 2011	65

Mr. Feehan currently serves as the Executive Chairman of the Board of Cash America, where he has been a member of the Board since 1984. Mr. Feehan served as the Chief Executive Officer from February 2000 to October 2015 and also President from February 2000 until May 2015. He served as Cash America’s President and Chief Operating Officer from January 1990 until February 2000, except that he served as Chairman and Co-Chief Executive Officer of one of Cash America’s subsidiaries from February 1998 to February 1999 before returning to the position of President and Chief Operating Officer of Cash America. Mr. Feehan joined Cash America in 1988, serving as its Chief Financial Officer before becoming President and Chief Operating Officer in 1990. Mr. Feehan currently serves as a director at AZZ incorporated where he has served since 2000 and previously served as a director of RadioShack Corporation from 2003 until 2015. Mr. Feehan received a Bachelor of Business Administration degree in Accounting from Texas A&M University.

We believe Mr. Feehan’s qualifications to sit on our board of directors include, among other things, his leadership experience, specifically his experience as Chief Executive Officer of Cash America, his knowledge of the consumer finance industry and its regulatory environment, his experience and background in finance

		and accounting and his experience as a director of multiple publicly traded companies, which has given him a strong understanding of public company corporate governance.

David A. Fisher Director since February 11, 2013	46

Mr. Fisher has served as the Chairman of our Board of Directors since October 14, 2014. Mr. Fisher has served as our Chief Executive Officer since January 29, 2013 when he joined Enova. Mr. Fisher became our Chief Executive Officer and President on March 29, 2013. Previously, Mr. Fisher was Chief Executive Officer of optionsXpress Holdings, Inc., or optionsXpress, from October 2007 until The Charles Schwab Corporation, or Schwab, acquired the business in September 2011. Following the acquisition, Mr. Fisher served as President of optionsXpress until March 2012. Mr. Fisher also served as the President of optionsXpress from March 2007 to October 2007 and as the Chief Financial Officer of optionsXpress from August 2004 to March 2007. Prior to joining optionsXpress, Mr. Fisher served as Chief Financial Officer of Potbelly Sandwich Works from February 2001 to July 2004, and before that in the roles of Chief Financial Officer and General Counsel for Prism Financial Corporation. Mr. Fisher has served on the Board of Directors of InnerWorkings, Inc., since November 2011 and has served on the Board of Directors of GrubHub, Inc. since May 2012. Mr. Fisher also served on the Boards of Directors of optionsXpress from October 2007 until September 2011 and CBOE Holdings, Inc. from January 2007 until October 2011. Mr. Fisher received a Bachelor of Science degree in Finance from the University of Illinois and a law degree from Northwestern University School of Law.

We believe Mr. Fisher’s qualifications to sit on our board of directors include, among other things, his leadership experience, specifically his experience as Chief Executive Officer of the Company and of optionsXpress, his knowledge of the consumer finance industry and his experience in leading highly-regulated international companies gained through his tenure at the Company and at optionsXpress, his experience and background in finance, legal and compliance matters, and his experience as a director of multiple companies, which has given him a strong understanding of public company corporate governance.

William M. Goodyear Director since October 1, 2014	67	Mr. Goodyear currently serves as the Chair of our Audit Committee and as the lead independent director and Chair of the Audit Committee for Exterran Corporation, a natural gas compression products and services company, where he has served since April 2013. Mr. Goodyear served as Executive Chairman of the Board and as a director of Navigant Consulting, Inc., a specialized global consulting firm, from 2000 and 1999, respectively, until he retired from each position in April 2014 and May 2014, respectively. Mr. Goodyear served as Chief Executive Officer of Navigant from May 2000 through March 2012. Prior to 1999, Mr. Goodyear served as Chairman and Chief Executive Officer of Bank of America Illinois and was President of Bank of America’s Global Private Bank. Mr. Goodyear also held a variety of assignments with Continental Bank, subsequently Bank of America, including corporate finance, corporate lending, trading and distribution, and was stationed in London for five years of his tenure to manage Continental Bank’s European and Asian Operations. Mr. Goodyear also served as a director, including as the Vice Chairman of the Board of Directors, of Continental Bank from 1991 through 1994. Mr. Goodyear is a trustee and member of the Executive Committee of the Board of Trustees for the Chicago Museum of Science and Industry and a member of the Board of Trustees of the

University of Notre Dame. Mr. Goodyear also serves on the Rush University Medical Center Board, where he is currently Chairman of the Board and Chairman of the Executive Committee and past Chairman of the Finance Committee.

Mr. Goodyear received a Master’s degree in Business Administration, with Honors, from the Amos Tuck School of Business at Dartmouth College, and a Bachelor’s degree in Business Administration, with Honors, from the University of Notre Dame.

We believe Mr. Goodyear’s qualifications to sit on our board of directors include, among other things, his experience in the finance industry, including his domestic and international experience and his regulatory knowledge of the industry, his executive leadership experience, and his experience as a director of other publicly-traded companies, which has given him a strong understanding of public company corporate governance and financial reporting and business controls.

James A. Gray Director since October 1, 2014	50

Mr. Gray is currently our Lead Independent Director and Chair of our Nominating and Corporate Governance Committee. Mr. Gray is also the Chief Executive Officer of G-Bar Limited Partnership, an independent proprietary options and futures trading firm, and he has served in that position since 1996. Mr. Gray has held various positions with G-Bar Limited Partnership since 1987. Mr. Gray was a cofounder and served as the Chairman of the Board of optionsXpress from 2000 through 2012. Mr. Gray has served on the boards of Incapital LLC, Cumulus Funding LLC, and Backstop Solutions Group as well as the boards of the Lurie Children’s Hospital of Chicago and the Chicago Museum of Science + Industry. Mr. Gray is also a member of the Chief Executive’s Organization, Young Presidents Organization (past President), the Chicagoland Entrepreneurial Center, the Executives Club, the Economic Club of Chicago (Director) and the Commercial Club. Mr. Gray holds a Bachelor of Science degree in Finance and Economics from the University of Iowa.

We believe Mr. Gray’s qualifications to sit on our board of directors include, among other things, his service as Chairman of the Board of optionsXpress, formerly a publicly-traded company, his entrepreneurial and executive leadership experience in growing businesses, and his knowledge and experience in the technology industry.

David C. Habiger Director since October 1, 2014	47	Mr. Habiger is currently the Chair of our Management Development and Compensation Committee. Mr. Habiger is also currently the interim Chief Executive Officer of Textura Corporation, a software company for the commercial construction industry, as well as a senior advisor to Silver Lake Partners and a venture partner at the Pritzker Group, where he has served since January 2013. From June 2011 to July 2012, Mr. Habiger served as Chief Executive Officer of NDS Group Ltd., a provider of video software and content security solutions that was acquired by Cisco Systems. Mr. Habiger served in various roles at Sonic Solutions, a digital media software company, from 1992 to 2011, most recently as President and Chief Executive Officer from 2005 to 2011. Mr. Habiger also served as a director of Sonic Solutions from October 2010 through March 2011. Mr. Habiger has served as a member of the board of directors of Immersion Corporation, a company that develops, licenses, and markets digital touch technology and products, since September 2014, DTS, Inc., an audio solutions provider, since March 2014, Control4 Corp, a provider of personalized automation and control solutions, since 2012, Echo Global Logistics,

Inc., a provider of technology-enabled transportation and supply chain management solutions, since 2012, and Textura Corporation since 2012. Mr. Habiger served as a member of the board of directors of RealD Inc., a 3D and other visual technologies company, from 2011 until its sale in 2016. Mr. Habiger also serves on the board of directors of several private companies. Mr. Habiger holds a Master’s degree in Business Administration from the University of Chicago and a Bachelor’s degree in Business Administration from St. Norbert College.

We believe Mr. Habiger’s qualifications to sit on our board of directors include, among other things, specifically his experience as a chief executive officer of the several companies, his service as a director on other public company boards, which has given him a strong understanding of public company corporate governance and financial reporting and business controls, his executive leadership experience and his experience in and knowledge of the technology industry.

Gregg A. Kaplan Director since October 1, 2014	46

Mr. Kaplan is currently an Operating Partner with the Pritzer Group, where he has served since April 2014, as well as an Advisor at Hyde Park Venture Partners, where he has served since March 2013. Mr. Kaplan served as President and Chief Operating Officer of Coinstar, Inc. from April 2009 through March 2013. Prior to that, Mr. Kaplan served as Chief Executive Officer of Redbox Automated Retail, LLC, or Redbox, from December 2005 to March 2009. Mr. Kaplan served as senior director of strategy for McDonald’s Corporation from 2002 to 2005 and as director of strategy from 2001 to 2002, and he led the Redbox venture while it was part of McDonald’s Corporation. Mr. Kaplan was a partner in Divine interVentures, a venture capital group specializing in business-to-business exchanges and infrastructure software opportunities, from 1999 to 2001, and Mr. Kaplan also served as director of interactive marketing for Streamline.com, a web-based grocery delivery company, from 1996 to 1999. Mr. Kaplan received a Master’s degree in Business Administration from Harvard Business School and a Bachelor’s degree in Philosophy from the University of Michigan.

We believe Mr. Kaplan’s qualifications to sit on our board of directors include, among other things, his leadership experience as an executive officer of a publicly traded company, his experience expanding and running a high-growth company and his business acumen and strategic insight.

Mark P. McGowan Director since March 30, 2016	37

Mr. McGowan is Managing Member of SAF Capital Management LLC, an investment and consulting firm which he founded in November 2006. Prior to forming SAF Capital Management LLC, Mr. McGowan was the Co-founder and Managing Partner of MPG Capital Management, LLC, a financial markets research firm, which derived and licensed statistically validated algorithmic trading models and investment strategies for accredited and institutional investors. Mr. McGowan previously worked within the Consumer and Market Knowledge function of Procter & Gamble, where he was instrumental in shaping marketing strategies for multiple brands, as well as leading Market Mix Modeling and the development of macroeconomic forecasting capabilities within Procter & Gamble’s Homecare division. Mr. McGowan served as Chairman of the Board of Directors of CombiMatrix Corporation from 2010 to March 2013 and on the Board of Directors of Premier Exhibitions, Inc. from September 2011 to October 2012. Mr. McGowan received his Bachelor of Science in Microbiology, with a focus in Genomics and Molecular Genetics from Michigan State University. Mr. McGowan was appointed to the Board pursuant to the terms of a director appointment agreement, dated March 30, 2016, between the Company and SAF Capital (Director Appointment Agreement).

We believe Mr. McGowan’s qualifications to sit on our board of directors include, among other things, his financial and investment industry experience, his understanding of our business and our industry, his service on boards of other public companies, which has given him a strong understanding of public company corporate governance and financial reporting and business controls, his knowledge of securitization transactions and his strategic insight. In addition, Mr. McGowan provides a valuable shareholder perspective to the Board.

Mark A. Tebbe Director since October 1, 2014	54

Mr. Tebbe currently serves as an Adjunct Professor of Entrepreneurship at University of Chicago’s Booth School of Business where he has served since 2011 as well as Chairman of ChicagoNext, a council of technology leaders dedicated to driving growth and opportunity in Chicago technology companies. Mr. Tebbe previously served as an operating executive for Lake Capital, a private equity firm, from 2008 until 2011. Prior to his association with Lake Capital, Mr. Tebbe was the founder and chairman of Techra Networks, a consulting firm that assists companies in better leveraging technology to enhance their business results, where he worked from 2002 to 2008. Mr. Tebbe co-founded Answers Corporation, a company that owns and operates advertising-supported public websites and was listed on the NASDAQ, in 2005 and served as a director from 1998 until the company was sold to a portfolio company of Summit Partners in 2011. From 1984 to 2002, Mr. Tebbe served as Chairman of Lante Corporation, a technology consulting firm he founded. Mr. Tebbe graduated with a Bachelor of Science degree in Computer Science from the University of Illinois at Urbana/Champaign. Mr. Tebbe has been a consultant to executive management of many leading companies including American Express, Dell and Microsoft as well as non-profit organizations such as National Park Service, United Nations and World Economic Forum.

We believe Mr. Tebbe’s qualifications to sit on our board of directors include, among other things, his service as a director on other public company boards, which has given him a strong understanding of public company corporate governance and financial reporting and business controls, his extensive entrepreneurial background and his many years of senior management experience in the technology industry.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES

Required Vote

Our Bylaws provide that for a director nominee to be elected in an uncontested election, he or she must receive a majority of the votes cast by Stockholders present in person or represented by proxy at the Annual Meeting. For a director nominee to be elected in a contested election, he or she must receive a plurality of the votes cast by Stockholders present in person or represented by proxy at the Annual Meeting.

Abstentions and broker non-votes will not be treated as votes cast for or against Proposal 1, and will therefore have no effect on the outcome of Proposal 1.

Structure and Functioning of the Board

Corporate Governance Philosophy

Our corporate governance philosophy is expressed in our Corporate Governance Guidelines; the charters of our Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee; our Code of Business Conduct that applies to all of our employees, officers and directors, including our CEO, chief financial officer and those officers responsible for financial reporting; and our Related Party Transaction Policy, among others. Our committee charters, Corporate Governance Guidelines, Code of Business Conduct, Insider Trading Policy, Regulation FD Policy and Stock Ownership Guidelines are available on the Corporate Governance page of our website at ir.enova.com.

We are committed to maintaining effective corporate governance guidelines designed to ensure that the Board is actively engaged in the proper performance of its oversight function.

Corporate Governance Structure and Function

Our articles of incorporation provide that the number of directors which shall constitute the entire Board shall be fixed by resolution adopted from time to time by the affirmative vote of the majority of the Board. Our Board consists of nine persons. It is the policy of the Company that the number of directors shall not exceed a number that can function efficiently as a body. Our directors are elected annually at each Annual Meeting by our Stockholders voting together as a single class.

We have a flexible governance structure in which our Board, assisted by its committees, directs our Company’s affairs.

Directors are encouraged to have direct dialogue with our management and internal audit manager and internal audit team and may request attendance by management, the internal audit manager and internal audit team, and our external auditors at Board and committee meetings.

We provide directors with materials such as our corporate governance documents, compensation plans, Company policies, Board and committee minutes, continuing education materials, and reports and presentations prepared by management, internal and external auditors and other advisors in advance of each meeting. Directors are encouraged to review these materials prior to the meeting.

The Company makes continuing education opportunities available for directors to assist them in maintaining currency with the Company’s business and operations.

Primary Responsibilities of the Board

As described in our Corporate Governance Guidelines, our Board’s primary functions are:

•	overseeing the formation of and reviewing major strategies, plans and actions;

•	reviewing and evaluating our performance against broad financial and strategic objectives;

•	providing direction, advice and counsel to senior management;

•	selecting, compensating and evaluating our CEO and other executive officers;

•	reviewing succession planning for our CEO and other executive officers;

•	selecting appropriate candidates for election as directors;

•	reviewing our systems and practices designed to bring about compliance with applicable laws and regulations, including our accounting and financial reporting obligations; and

•	reviewing the major risks we face and helping us to develop and oversee strategies to address those risks.

Director Independence

Our common stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of our Board within a specified period following the completion of the distribution. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees must be independent within a specified period following the completion of the distribution. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. Each member of our Compensation Committee must also qualify as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and as an “outside director” as defined for purposes of Section 162(m) of the Code, or Section 162(m).

Our Board has determined that none of Messrs. Goodyear, Gray, Habiger, Kaplan, McGowan and Tebbe and Ms. Carnahan, representing seven (7) of our nine (9) directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE. Our Board also determined that each of Messrs. Goodyear (chair), Gray and Tebbe and Ms. Carnahan, who comprise our audit committee, Messrs. Habiger (chair), Kaplan and Tebbe, who comprise our Compensation Committee, and Messrs. Goodyear, Gray (chair), Habiger, Kaplan and Tebbe and Ms. Carnahan, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by the rules of the NYSE and applicable SEC rules. In making these determinations, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Diversity

Our Stockholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our directors bring diverse backgrounds and experience to the Board that inform the Board’s oversight function. Our Corporate Governance Guidelines express the belief that diversity, including differences in background qualifications and personal characteristics, is important to our Board’s oversight function.

Director Meeting Attendance

Our Board held seven meetings during 2015. Directors are expected to prepare for and make every effort to attend and participate in meetings of the Board and committees on which they serve. During 2015, each director attended at least 75% of those meetings.

Our Corporate Governance Guidelines provide that directors are expected to attend annual stockholder meetings in person or by telephone or other electronic means.

Executive Sessions of Independent Directors

Executive sessions or meetings of independent directors are held at least in conjunction with each regularly scheduled Board meeting to discuss such matters as the independent directors deem worthy of discussion. In addition to such executive sessions, the Board may also hold regular executive sessions of outside directors without management present. The presiding outside director shall serve as the presiding director at such meetings and shall perform such other functions as the Board may direct, including serving in a liaison capacity between the Board as a whole and the senior management of the Company. If there is no presiding outside director then designated or if the presiding outside director is not available, the Board shall select another outside director to serve as the presiding outside director until such time as the presiding outside director becomes available or is elected, as the case may be. Additional executive sessions or meetings of outside directors may be held from time to time as required. Executive sessions or meetings are held from time to time with our chief executive officer for a general discussion of relevant subjects.

Board and Committee Self-Assessment

To promote continuous improvement in our corporate governance processes, our Board and committees conduct an annual performance self-evaluation. The results are collected and analyzed and used to identify and implement improvements in our governance processes.

Board Committees

Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee

William M. Goodyear*	David C. Habiger*	James A. Gray*
James A. Gray	Gregg A. Kaplan	William M. Goodyear
Mark A. Tebbe	Mark A. Tebbe	David C. Habiger
Ellen Carnahan		Gregg A. Kaplan
Mark A. Tebbe
Ellen Carnahan

*	Committee Chairman

The chair of each committee handles the function of lead director for committee matters, serves as spokesperson for the committee, and provides recommendations and guidance to our Board, Board Chairman and management.

Each committee may retain its own legal and other advisors and conduct independent inquiries and investigations at our expense into matters under its oversight. Each committee has sole right to appoint and direct its own advisors, each of whom is accountable and reports directly to the committee.

Audit Committee

Our Audit Committee met nine times during 2015.

The Audit Committee was established in accordance with Exchange Act Section 3(a)(58)(A). Our Board has affirmatively determined that all members of the Audit Committee are independent directors, as defined by NYSE Rule 303A.02 and Rule 10A-3 and Rule 16b-3 under the Exchange Act. Our Board has additionally determined that Messrs. Goodyear, Gray and Tebbe and Ms. Carnahan are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K, and meet the financial sophistication requirement in NYSE Rule 303A.07. The Audit Committee’s functions are described in its charter, which is available on the Committee Charters page of our website at www.enova.com.

As described in its charter, the Audit Committee’s responsibilities include: reviewing and overseeing financial reporting and financial statements; reviewing, overseeing and maintaining independent auditor relationships; overseeing and maintaining internal audit and compliance procedures and requirements; setting policies for the Company’s administrative policies and procedures;

Our independent auditor is accountable and reports directly to the Audit Committee. The Audit Committee reviews our independent auditor’s independence and the overall scope and focus of the annual audit. The Audit Committee discusses with our independent auditor any relationships or services that may affect its objectivity or independence. If the Audit Committee is not satisfied with the independent auditor’s assurances of independence, it will take, or recommend that the Board take, appropriate action to ensure its independence.

Compensation Committee

Our Compensation Committee met six times during 2015.

Our Board has affirmatively determined that all members of the Compensation Committee are independent directors, as defined by NYSE Rule 303A.02. Our Board has also affirmatively determined that Messrs. Habiger, Kaplan and Tebbe meet the enhanced independence standards prescribed by Exchange Act Rule 10C-1(b)(1). The Compensation Committee members also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Code. Our Compensation Committee’s functions are described in its charter, which is available on the Committee Charter page of our website at www.enova.com.

As described in its charter, the Compensation Committee’s responsibilities include: oversee the Company’s overall compensation structure and practices, including providing guidance to management on significant issues affecting compensation philosophy or policy; reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the Company’s other executive officers; setting the Company’s general policy regarding executive compensation; granting stock options, restricted stock and other discretionary awards under the Company’s stock option and other equity incentive plans; reviewing and making recommendations to the Board with respect to matters concerning the Company’s stock and cash-based incentive compensation plans; reviewing and discussing with management the Compensation Discussion and Analysis required to be included in the Company’s proxy statement for each annual meeting of stockholders or form 10-K; overseeing and considering the results of the Company’s submissions to stockholders on matters relating to executive compensation including advisory votes on executive compensation and frequency of such votes; and reviewing with the CEO the functions of the CEO and other executive officers of the Company and the succession plans relating to these officers.

The Compensation Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from senior management. The Compensation Committee has sole authority to engage and compensate a compensation consultant and determine its independence from management. The compensation consultant is accountable and reports directly to the Compensation Committee.

Compensation Committee Interaction with Compensation Consultants

During 2014 and 2015, the Compensation Committee engaged Towers Watson & Co., n/k/a Willis Towers Watson plc (Towers Watson), an executive compensation firm, to assist with its review of the compensation programs for our executive officers and the compensation disclosures in this proxy statement. The Compensation Committee intends to continue engaging Towers Watson in an advisory capacity with respect to executive compensation, including reviewing the compensation disclosures in this proxy statement. Although the Compensation Committee retains Towers Watson, Towers Watson interacts directly with our executive officers when necessary and appropriate. Towers Watson’s advisory services included providing industry and peer group compensation data and presenting compensation plan designs to the Compensation Committee for consideration. The Compensation Committee considered and assessed all factors specified under NYSE Listing Rules with respect to advisor independence and determined that Towers Watson is an independent executive compensation firm whose scope of work is limited to research and advisory services related to executive compensation, including reviewing the compensation disclosures in this proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Governance Committee met twice during 2015.

Our Board has affirmatively determined that all members of the Nominating and Governance Committee are independent directors, as defined by NYSE Rule 303A.02. The Nominating and Corporate Governance Committee’s functions are described in its charter, which is available on the Committee Charters page of our website at www.enova.com.

As described in its charter, the Nominating and Governance Committee’s responsibilities include: identifying, assessing and recommending Board candidates; developing the criteria for selecting Board candidates; recommending for approval to the Board director candidates); assisting the Board in assessing director independence; reviewing the structure and charters of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership; reviewing and approving related person transactions; providing oversight of our Related Person Transaction Policy and our Insider Trading Policy; administering, reviewing and reassessing the adequacy of our Corporate Governance Guidelines and recommending any proposed changes to the Board; recommending other changes in corporate governance to the Board for approval from time to time; overseeing annual evaluations of the Board and its committees; and overseeing our enterprise risk management function.

Our Nominating and Corporate Governance Committee has the authority to consult with, retain and terminate, special legal counsel, search firms used to identify director candidates, or other consultants or advisors to advise the Nominating and Corporate Governance Committee as circumstances may dictate. The Nominating and Corporate Governance Committee also has the authority to approve the terms of engagement of, fees payable to, and any agreements with such outside advisors.

On March 30, 2016, we entered into the Director Appointment Agreement related to the composition of the Board and related matters with SAF Capital. Pursuant to the terms of the Director Appointment Agreement, Mr. McGowan was appointed to our Board effective March 30, 2016. In connection with his appointment to the Board, Mr. McGowan provided to the Board an irrevocable resignation letter providing for his resignation under certain circumstances. Under the Director Appointment Agreement, SAF Capital has agreed to abide by certain standstill provisions until the completion of the 2017 Annual Meeting. SAF Capital has also agreed to vote its shares of the Company’s common stock in favor of the Company’s nominees and other proposals at the 2016 Annual Meeting.

All of the nine Board nominees identified in this proxy statement are current directors. The Nominating and Corporate Governance Committee reviewed the qualifications of each nominee and recommended each nominee for election to the Board. The Nominating and Corporate Governance Committee will accept director nominations from Stockholders in accordance with the stockholder nominating procedures described in “Stockholder Proposals and Communications with our Board—Director Nominations.” The Nominating and Corporate Governance Committee Charter guide our Nominating and Corporate Governance Committee in considering candidates for director, including nominees submitted by Stockholders. Candidates for Board membership are to be selected for their character, judgement, business experience and acumen. Financial expertise, independence and familiarity with national and international issues affecting business are among the relevant criteria. In assessing potential new directors, the Nominating and Corporate Governance Committee should consider individuals from various disciplines and diverse backgrounds.

Our Nominating and Corporate Governance Committee reviews annually the appropriate skills and characteristics required of directors in light of the current makeup of our Board, the NYSE and SEC rules. Board candidates nominated by Stockholders must meet the criteria described in this proxy statement, but will otherwise be considered on the same basis as candidates nominated by the Board.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board, or the Chairman, and Chief Executive Officer, or CEO, may be separated or combined, as the Board determines from time to time. Our Board has appointed Mr. Fisher as our CEO and Chairman. In addition, our Board appointed Mr. Gray to serve as the presiding outside director, and Mr. Gray is also the chair of the nominating and corporate governance committee.

The presiding outside director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	communicating to the Chairman feedback from executive sessions as appropriate;

•	serving as liaison between senior management and the Board;

•	reviewing Board and committee agendas and schedules to confirm that appropriate topics are reviewed and sufficient time is allocated to each;

•	calling meetings of the independent directors, if desired;

•	supervising the Board of Director’s determination of the independence of its directors; and

•	such other responsibilities as the independent directors may designate from time to time.

The Board has combined the role of Chairman and CEO, coupled with a presiding outside director. We believe that this is the Board leadership structure that will best serve our stockholders as a new public company. The combined role enables a single voice setting the tone and having primary responsibility for the management of our company during this important transition period and beyond. As a new public company, our CEO is the person most familiar with our business and is in the best position to effectively identify strategic priorities and opportunities, leading the Board in the discussion of the execution of our strategy and facilitating the flow of information between the Board and management.

We believe that the designation of a presiding outside director with substantive responsibilities, a board comprised of a majority of members who are independent directors and our strong corporate governance policies and procedures achieves the appropriate balance for the combined role of Chairman and CEO.

The Board will regularly review its leadership structure and will take into account the responsibilities of the leadership positions and the directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent board oversight; (ii) our performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of our stockholders and (iv) any relevant legislative or regulatory developments.

The Board’s Role in Risk Management

Our full Board oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risks in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial and regulatory compliance risks. Our Nominating and Corporate Governance committee is responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board or Directors and its committees.

Legal Proceedings

To the best of our knowledge, there are no material proceedings adverse to us or any of our subsidiaries in which any of our directors, director nominees or executive officers or their affiliates or associates, or any owner of record or beneficially of more than 5% of any class of our Common Stock or their affiliates or associates, is a party adverse to us or in which any such person has an interest that is materially adverse to us or any of our subsidiaries.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of David C. Habiger (Chair), Gregg A. Kaplan and Mark A. Tebbe. Currently and at all times during 2015, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board.

Director Compensation

We provide competitive compensation to our directors who are not employed by us, or non-employee directors, which enables us to attract and retain high-quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our stock to further align their interests with those of our stockholders. Our directors who are our full-time employees receive no additional compensation or stock awards for service on our Board, although we may reimburse them for travel and other expenses. Messrs. Feehan, Goodyear, Gray, Habiger, Kaplan and Tebbe each received $50,000 for their service on our board of directors during 2015, and Ms. Carnahan received $37,500 for her service during 2015 after joining our board of directors in May 2015. We pay an annual retainer fee of $50,000 to each non-employee director. We pay an annual retainer fee of $25,000 to the non-employee director chairs of each of the Audit Committee and Compensation Committee and to the independent director serving as the presiding outside director, and we also pay an annual retainer fee of $10,000 to the non-employee director chair of the Nominating and Corporate Governance Committee. These retainers are paid in quarterly installments on the date of each regularly scheduled quarterly board meeting and may be payable in cash or vested shares of our common stock.

Non-employee directors are each eligible to receive an annual grant of restricted stock units or “RSUs.” An RSU granted valued at $100,000 was made to our non-employee directors on May 20, 2015, which will fully vest twelve months from the grant date. The number of RSUs granted was determined based on the closing price of our common stock on the first trading date of our common stock prior to the grant date. Beginning in 2016, our non-employee directors are eligible to receive annual RSU grants on or shortly following the date of each annual meeting of stockholders. The number of restricted stock units for such annual grants will be based upon the fair market value of our common stock on the date immediately preceding the grant date.

The table below sets forth the director compensation in 2015. Mr. Fisher, who also served as our CEO, received no compensation for serving as a director and is not included in the table below. Mr. McGowan joined the Board on March 30, 2016, and therefore is not included in the table below.

Name	Fees Earned or Paid in cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)(3)	Total ($)
Ellen Carnahan	$37,500	$99,991	$228	$137,719
Daniel R. Feehan	50,000	99,991	5,212	155,203
William M. Goodyear	75,000	99,991	170	175,161
James A. Gray	85,000	99,991	—	184,991
David C. Habiger	75,000	99,991	—	174,991
Gregg A. Kaplan	50,000	99,991	—	149,991
Mark A. Tebbe	50,000	99,991	3,500	153,491

(1)	The amounts shown represent the grant date fair value in compliance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), for RSU awards granted under the Company’s 2014 Long-Term Incentive Plan.
(2)	On May 20, 2015, we granted 5,112 RSUs to each director, except Mr. Fisher. These RSUs were valued at $19.56 per share, the closing price of our Common Stock on the day preceding the grant date. The aggregate market price of each such director’s RSUs was approximately $100,000. These awards will vest twelve months from the date of grant. In addition, all unvested RSUs granted will automatically vest if we have a change-in-control prior to the termination of the director’s service on our Board of Directors. Each vested RSU entitles the director to receive one share of our common stock shortly after vesting.
(3)	The amounts shown represent reimbursements for travel and entertainment expenses.

Compensation Discussion and Analysis

Executive Summary

Our goal for our executive compensation program is to attract, motivate and retain high-quality executives who will provide leadership for our success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our stockholders’ long-term interests. We believe in pay for performance, as further detailed throughout our “Compensation Discussion and Analysis.” We believe that our named executive officers’ compensation illustrates our pay for performance culture because a significant portion of the compensation of our named executive officers is tied to short- and long-term incentive compensation that is based on our performance or the performance of our common stock. The connection between pay and performance is the cornerstone of our executive compensation philosophy and strategy and serves to validate the design of our executive compensation program which consists of the following primary elements:

•	Market competitive base salaries;

•	Short-term incentive opportunities driven primarily by a quantitative measure, our Adjusted EBITDA performance, and supplemented with qualitative measures such as maintaining effective compliance and training programs, securing a new financing source for our lending and diversifying our business;

•	Long-term incentive opportunities consisting of time-based restricted stock units and stock options; and

•	Mandatory stock ownership requirements.

We believe our 2015 executive compensation program strongly linked company performance and executive pay and aligned the interests of our named executive officers with the interests of our stockholders. The Compensation Committee will continue to monitor market practices and engage with our stockholders and other stakeholders to ensure that our executive compensation program is competitively positioned and appropriately structured to align pay and performance.

Named Executive Officers

The following individuals are our named executive officers for 2015.

Name	Position
David A. Fisher	President and Chief Executive Officer (Principal Executive Officer)
Robert S. Clifton	Vice President—Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Greg Zeeman	Executive Vice President—Chief Operating Officer
Alex T. King	Senior Vice President—Operations
John J. Higginson	Vice President—Chief Technology Officer

Our Compensation Philosophy and Objectives

Our Compensation Committee determines the design of our executive compensation program and has implemented the executive compensation policies and practices described below.

General

We believe compensation provided to our executives should be performance-based, competitive in the markets and industries in which we compete for talent, closely linked to our stockholders’ interests and reflect each executive’s contribution in enhancing our stockholders’ investment in us.

Primary Objectives

The primary objectives of our executive compensation program are to:

•	support Enova’s core values;

•	attract, motivate and retain the best executive talent;

•	encourage and reward high performance and results, while aligning executive short- and long-term interests with those of our stockholders;

•	reinforce our strategy to innovate, execute and diversify our business; and

•	align an appropriate level of risk to be taken by our executives to achieve sustained long-term growth while discouraging excessive risk taking to achieve short-term results.

Compensation Committee’s Role in Establishing Executive Compensation

Our Compensation Committee approves, or recommends to the independent members of our Board for approval, all compensation decisions relating to our named executive officers and other executive officers, including grants of short- and long-term incentive awards, which can include cash- and equity-based awards. Key responsibilities of our Compensation Committee are to:

•	ensure our executives are fairly compensated based upon results and contributions to our growth and profitability;

•	ensure our executives are incentivized to achieve exceptional performance and rewarded for outstanding results;

•	make executive compensation decisions that support our compensation philosophy and our strategic and risk objectives, as well as stockholder interests;

•	provide oversight of our executives’ compliance with our stock ownership guidelines; and

•	assess the risks associated with our executive compensation programs.

Management’s Role in Establishing Compensation

Our Chief Executive Officer is the primary management contact with our Compensation Committee. Our Chief Executive Officer recommends to the Compensation Committee changes in compensation for executives other than himself, including our other named executive officers, based on an assessment of each individual’s responsibilities and contributions to our results and the individual’s potential for future contributions to our success. Neither the Chief Executive Officer nor any other executive officers are involved in recommendations for or determination of the Chief Executive Officer’s compensation.

Competitive Reference Points

Our Compensation Committee selects competitive market reference points with which we compare our executive compensation policies and practices from time to time. The Compensation Committee may retain compensation consultants to gather and present such information.

The Compensation Committee has reviewed the compensation policies and practices of a peer group of publicly-traded companies participating in a sufficiently broad range of industries to capture the uniqueness of our business, customers, industry, technology and regulatory environment. Our Compensation Committee believes the peer group companies to be of a similar size to Enova and which operate in high-technology, internet retail, online-focused consumer finance or otherwise operate in highly regulated industries.

Our Compensation Committee considers the information provided by our compensation consultant about our peer group as a competitive reference point and not a benchmark for compensation decisions.

These reference points are used by the Compensation Committee as a factor to assess the market competiveness of our pay programs for our named executive officers in respect of the following:

Base Salaries. Subject to the discretion of the Compensation Committee, base salaries are targeted between the 50th percentile and 75th percentile of our competitive group but in some instances may be outside this range for excellent results, or in the case of new hires, if exceptional results are expected;

Short-term Incentive Compensation. Subject to the discretion of the Compensation Committee, short-term incentive compensation is targeted at the 50th percentile of our competitive group and paid at or above the 75th percentile for excellent results; and

Long-term Incentive Compensation. Subject to the discretion of the Compensation Committee, long-term incentive compensation is targeted at the 50th percentile of our competitive group and paid at or above the 75th percentile for excellent results.

In 2014, our Compensation Committee engaged Towers Watson to review and update the peer group to be used by the Compensation Committee in determining future compensation for our named executive officers. The following publicly traded companies were identified as our peer group for 2015 compensation decisions made by our Compensation Committee:

• Ardent Software, Inc.	• Overstock.com, Inc.
• CBOE Holdings, Inc.	• Santander Consumer USA Holdings Inc.
• CoreLogic, Inc.	• Shutterfly, Inc.
• DFC Global Corp.	• OneMain Holdings, Inc. (f/k/a Springleaf Holdings, LLC)
• E*TRADE Financial Corporation	• SS&C Technologies Holdings, Inc.
• Fair Isaac Corporation	• TripAdvisor Inc.
• Green Dot Corporation	• Cimpress N.V. (f/k/a Vistaprint N.V.)
• Interactive Brokers Group, Inc.	• World Acceptance Corp.
• Investment Technology Group Inc.	• zulily, inc.
• Orbitz Worldwide, Inc.

Principal Elements of Executive Compensation

Elements of executive compensation include:

•	Base salary;

•	A performance-based annual incentive award, intended to increase stockholder value and our success by motivating executives to perform at their best and meet and exceed objectives.

•	The goal of the annual incentive award is to provide executives with motivating incentives based on the achievement of goals relating to Enova or Enova’s individual business units,

•	Clear and objective financial and non-financial performance goals as well as strategic qualitative initiatives are established to provide an opportunity for increased rewards for exceptional results, and

•	At the Compensation Committee’s direction, amounts paid under the plan may qualify as performance-based compensation under Code Section 162(m) in certain circumstances but may also include awards that do not qualify as deductible compensation;

•	Long-term incentive compensation consists of time-based restricted stock units and stock options. The purpose of our long-term incentives is to promote Enova’s long-term business strategy and the interests of our stockholders by:

•	providing a line of sight to the long-term strategic goals of Enova,

•	attracting and retaining executive talent,

•	enabling executives to participate in our long-term growth and develop a sense of ownership by acquiring a proprietary interest in Enova, and

•	providing long-term incentives with aggressive upside earnings opportunity for exceptional performance and, in the case of stock options, with earnings opportunity only in the event Enova’s share price increases over time;

•	Retirement benefits, including a 401(k) plan, a nonqualified savings plan, a supplemental executive retirement plan, and a severance pay plan for executives;

•	Health and other benefits also available to employees generally; and

•	Certain additional benefits available to executives that may include:

•	Employment contracts, retention agreements and other similar benefits, which are not expected to be utilized frequently but may be used selectively and only if and when appropriate, and

•	A supplemental medical expense reimbursement plan, when available, may be made available to our executives and certain other eligible employees.

In addition to our Compensation Committee, from time to time our Board may also review and approve our executive compensation philosophy or elements thereof and other matters related thereto when necessary or appropriate.

2015 Compensation for Named Executive Officers

The 2015 compensation levels for Messrs. Clifton, King and Higginson were recommended by Mr. Fisher and approved by the Compensation Committee at the beginning of 2015. Mr. Zeeman’s compensation level was recommended by Mr. Fisher and approved by the Compensation Committee in connection with his hiring in 2015. In determining 2015 compensation levels, the Compensation Committee considered each element of Messrs. Fisher, Clifton, Zeeman, King and Higginson’s overall compensation and the fit of each such element into each officer’s compensation package as a whole. 2015 compensation packages were designed with a goal of balancing short-term compensation, including base compensation and short-term incentive compensation, with long-term compensation. Each named executive officer’s overall compensation package was subject to achieving certain financial targets on both a short-term basis and a long-term basis. Both short-term incentive compensation and long-term incentive compensation were utilized to link the compensation of our named executive officers to shareholder interests so that named executive officers could receive pay commensurate with our Company’s financial performance on both a short- and long-term basis.

Base Salary

Base salaries are reviewed and considered by the Compensation Committee on an annual basis or as otherwise deemed appropriate by the Compensation Committee. Messrs. Fisher and Zeeman’s 2015 base salary was set by the Compensation Committee at a level the Compensation Committee believed to be competitive in the market where we compete for talent. In recommending the 2015 salary for Messrs. Clifton, King and Higginson to the Compensation Committee, Mr. Fisher took into consideration the overall performance of the Company, each officer’s breadth of responsibilities, impact on financial and operational results over the prior year, leadership and accomplishments that affected the performance, a qualitative assessment, and achievement of goals throughout the year.

The annual salaries for our named executive officers in 2015, including their percentage increase over their 2014 salaries were as follows:

Name	2015 Annual Salary	2014 Annual Salary	Percentage Difference from 2015 to 2014
Mr. Fisher	$660,000	$540,800	22.0%
Mr. Clifton	290,000	239,400	21.1
Mr. Zeeman	450,000	—	N/A
Mr. King	360,500	360,500	—
Mr. Higginson	300,000	300,000	—

Short-Term Incentive Compensation

On October 14, 2014, the Compensation Committee approved the terms of a short-term incentive plan, or “STI” plan, which is a broad-based incentive plan intended to provide our named executive officers and certain other employees the opportunity to earn annual short-term incentive-based cash awards, or STI awards, primarily based on our annual performance. The STI plan for our named executive officers is comprised of the Senior Executive Bonus Plan, which provides for 75% of STI incentive compensation opportunity, and the Discretionary Bonus Plan, which provides for 25% of STI incentive compensation opportunity. The Senior Executive Bonus Plan allows us to make annual cash-based incentive payments that could potentially qualify as “performance-based compensation” under Code Section 162(m).

By March 15, 2015, our Compensation Committee approved the performance measures and goals and the threshold, target and maximum opportunities, as applicable, for the 2015 performance period of the Senior Executive Bonus Plan and the Discretionary Bonus Plan. Threshold, target and maximum opportunities, as applicable, as a percentage of base salary for each named executive officer may vary at the discretion of the Compensation Committee. Mr. Zeeman did not participate in the 2015 STI plan as a result of his being hired in October 2015. The target award amounts for 2015 STI incentive compensation as a percentage of base salary for our other named executive officers for the 2015 STI plan were as follows:

Name	Target Percentage of Base Salary
Mr. Fisher	100%
Mr. Clifton	45%
Mr. King	25%
Mr. Higginson	45%

Threshold, target and maximum opportunity under the 2015 Senior Executive Bonus Plan for each of our participating named executive officers and actual amounts earned under the 2015 Senior Executive Bonus Plan were as follows:

	Senior Executive Bonus Plan
Name	Threshold	Target	Maximum	Actual
Mr. Fisher	$247,500	$495,000	$990,000	$—
Mr. Clifton	48,938	97,875	195,750	—
Mr. King	33,797	67,594	135,188	—
Mr. Higginson	50,625	101,250	202,500	—

Our 2015 STI performance measures and goals were based on our earnings before interest, income taxes, depreciation and amortization expenses, or EBITDA, adjusted for certain items, which is a non-GAAP financial measure, or 2015 STI Adjusted EBITDA, and had the following requirements in order for potential STI awards to be earned and paid pursuant to the STI plan:

•	Earnings Threshold: Potential STI awards began to accrue based on a formula set forth in the STI plan’s terms and conditions once a certain earnings threshold established for the 2015 STI Adjusted EBITDA was exceeded, or the Earnings Threshold. The Earnings Threshold for the 2015 STI plan was $158.0 million.

•	Earnings Target: If a certain earnings target for the 2015 STI Adjusted EBITDA was achieved, then the named executive officer was eligible to receive a cash payment equal to 100% of his Target Award, or the Earnings Target. If the Earnings Target was exceeded, each named executive officer was eligible to receive a cash payment in excess of his Target Award calculated in accordance with the STI plan’s terms and conditions. The Earnings Target for the 2015 STI plan was $210.9 million.

Our actual 2015 STI Adjusted EBITDA was $144.1 million, which is comprised of the following:

Income from Operations (1)	$124.4 million
Depreciation and amortization (1)	18.4 million

EBITDA	142.8 million
Other adjustments permitted by the 2015 STI plan (2)	1.3 million

2015 STI Adjusted EBITDA	$144.1 million

(1)	See our Consolidated Audited Financial Statements that are included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	Includes certain adjustments permitted by the 2015 STI plan for expenses primarily related to SEC filings in conjunction with the spin-off from Cash America International, Inc. and transaction expenses associated with a completed business acquisition.

Since the 2015 STI Adjusted EBITDA did not meet the Earnings Threshold for 2015, no STI payments were made under the Senior Executive Bonus Plan to our participating named executive officers.

By March 15, 2015, our Compensation Committee adopted four performance objectives and the target and maximum opportunities for the 2015 performance period of the Discretionary Bonus Plan. The performance objectives were to (i) obtain a new third party funding source for our near-prime and small business lending products, (ii) maintain effective compliance and training programs in the jurisdictions in which we operate such that there are no significant regulatory actions taken by our regulators, (iii) establish at least one new Enova Business Services client, and (iv) achieve a 95% completion rate within 15 days after the year end for all training courses. The Discretionary Bonus Plan is intended to increase stockholder value and our success by providing our officers and other employees with discretionary bonus awards based upon exceptional individual achievement or exceptional performance by us or our individual business units against specified performance objectives. The Compensation Committee assessed the Company’s performance against the 2015 performance measures, considered the individual performance in 2015 of our participating executive officers and approved the following actual payments under the Discretionary Bonus Plan to our participating named executive officers:

	Discretionary Bonus Plan
Name	Threshold	Target	Maximum	Actual
Mr. Fisher	$—	$165,000	$247,500	$165,000
Mr. Clifton	—	32,625	48,938	—
Mr. King	—	22,532	33,797	22,000
Mr. Higginson	—	33,750	50,625	31,000

In summary, actual payments under the 2015 STI plan for each of our participating named executive officers were as follows:

Name	Senior Executive Bonus Plan	Discretionary Bonus Plan	Total
Mr. Fisher	$—	$165,000	$165,000
Mr. Clifton	—	—	—
Mr. King	—	22,000	22,000
Mr. Higginson	—	31,000	31,000

Long-Term Incentive Compensation

Long-term incentive compensation was awarded under the Company’s 2014 Long-Term Incentive Plan adopted in October 2014, or 2014 LTIP. The purpose of the 2014 LTIP is to promote the interests of Enova and its stockholders by giving us a competitive advantage in attracting, retaining and motivating employees, officers, consultants and directors capable of assuring our future success, to offer such persons incentives that are directly linked to the profitability of our business and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in Enova. A variety of plan-based awards may be made under the 2014 LTIP, including equity and non-equity awards.

Our Compensation Committee approved long-term incentive awards under the 2014 LTIP to certain of our named executive officers during 2015. These awards include (a) restricted stock units, or RSUs, and (b) options (with a limited stock appreciation right, or “SAR”) to purchase our common stock.

These awards were intended to motivate our named executive officers to achieve or exceed performance goals and be retention awards designed to minimize the risk of loss of our executive officers. In March 2015, our Compensation Committee approved a grant of 68,112 options to purchase our common stock to Mr. Fisher. Our Compensation Committee approved grants of 27,285 RSUs to Mr. Higginson in March 2015 and 74,626 RSUs and 191,082 options to purchase our common stock to Mr. Zeeman in November 2015 as new hire equity awards pursuant to the terms of their respective employment offer letters.

The following table shows the number and the grant date fair market value (in dollars and as a percentage of base salary) of restricted stock units and stock options granted to each of our named executive officers in 2015:

Name	Number of Restricted Stock Units Granted (#)	Number of Stock Options Granted (#)	Grant Date Fair Value of the Grant	Grant Date Fair Value as a Percentage of Base Salary
Mr. Fisher	—	68,122	$540,207	82%
Mr. Clifton	—	—	—	—
Mr. Zeeman	74,626	—	599,993	133%
	—	191,082	599,997	133%
Mr. King	—	—	—	—
Mr. Higginson	27,285	—	636,832	205%

Perquisites and Other Personal Benefits

Enova provides perquisites and other personal benefits to its officers that it believes are reasonable and consistent with its overall compensation program. A description of these perquisites and personal benefits, including the attributed costs, for our named executive officers for the year ended December 31, 2015, are included in the “All Other Compensation” column of the Summary Compensation Table and described in the notes to that table.

2016 Compensation Decisions

Base Salary

In connection with its annual review of base salaries of our named executive officers, in January 2016, our Compensation Committee approved an increased annual base salary for Mr. Higginson to $310,000 effective as of January 31, 2016.

Short-Term Incentive Compensation

In February 2016, our Compensation Committee approved the performance measures and goals of the STI plan for fiscal 2016, which includes the Senior Executive Bonus Plan for our named executive officers. The target STI award amounts for 2016 expressed as a percentage of base salary for our named executive officers for the 2016 STI plan are as follows:

Name	Target Percentage of Base Salary
Mr. Fisher	100%
Mr. Clifton	50%
Mr. Zeeman	75%
Mr. King	25%
Mr. Higginson	50%

Our Compensation Committee has also adopted the following four performance objectives for the 2016 Discretionary Bonus Plan: a) achieve a 95% completion rate within 15 days after the year end for all training courses, b) maintain effective compliance and training programs in the jurisdiction in which we operate such that there are no significant regulatory actions taken by our regulators, c) maintain high customer satisfaction levels, and d) drive Associate engagement through increased leadership communication.

Long-Term Incentive Compensation

In February 2016, our Compensation Committee made annual grants of RSUs and stock options to our named executive officers and other employees, subject to Stockholder approval of our Amended and Restated 2014 LTIP. See Proposal 4 for more information.

Retirement and Other Benefits

On July 1, 2012, we established and now sponsor i) the Enova International, Inc. 401(k) Savings Plan, or the Enova 401(k) Savings Plan, ii) the Enova International, Inc. Nonqualified Savings Plan, or Enova NQSP, and iii) the Enova International, Inc. Supplemental Executive Retirement Plan, or Enova SERP, in which our named executive officers and other eligible employees may participate. We offer these plans to provide our executives and other eligible employees with retirement savings vehicles that are competitive in the marketplace in which we compete for talent.

Enova 401(k) and Enova NQSP

Substantially all of our employees and those of our U.S. subsidiaries are eligible to participate in the Enova 401(k). Certain of our highly-compensated employees, including our named executive officers, are also eligible to participate in the Enova NQSP.

In 2014, 50% of the first 5% of pay that each employee contributed to the Enova 401(k) was matched by us. All employee contributions are fully vested upon contribution. Our matching contributions vest ratably over an employee’s first five years of service with us or Cash America and also become fully vested if an employee dies, becomes disabled or reaches age 59 1/2 during employment. Employees may select from among several mutual funds when investing their 401(k) account funds. We changed the terms of our matching contribution effective January 1, 2015. Beginning in 2015, 100% of the first 1% of pay and 50% of the next 5% of pay that each employee contributes to the Enova 401(k) is matched by us. All employee contributions are fully vested upon contribution. Our matching contributions subsequent to January 1, 2015 will fully vest after an employee’s second year of service with us and will also fully vest if an employee dies, becomes disabled or reaches age 59 1/2 during employment. Employees may select from among several mutual funds when investing their 401(k) account funds.

The Enova NQSP is a nonqualified retirement savings plan into which participants may contribute portions of their salary in excess of the 401(k) contribution limits. Enova NQSP participants can also defer up to 80% of their STI awards and annual bonuses into the Enova NQSP. If a participant’s pay exceeded the IRS limit on amounts that could be taken into account for contributions to the Enova 401(k) prior to 2015, we matched 50% of the first 5% of compensation deferred to the Enova NQSP in excess of the 401(k) compensation limit; however, if a participant participated in both the Enova 401(k) and the Enova NQSP, the combined match to both plans was limited to 50% of the first 5% of the participant’s pay. In 2014, our matching contributions in the Enova NQSP vested under the same vesting schedule that applied to the Enova 401(k) plan. This plan generally offers the same investment options as the Enova 401(k). In 2015, all of the Enova NQSP terms and conditions remained as they were in 2014 except that our matching contributions in the Enova NQSP now vest immediately and all previously unvested contributions became immediately vested on January 1, 2015.

We generally distribute each participant’s Enova NQSP account in a lump sum shortly after the participant’s separation from service with us and all of our affiliates. Alternatively, a participant can elect to receive his or her Enova NQSP account at a later date or receive payments in up to 10 annual installments. Most officers cannot receive a distribution of any portion of their account during the first six months after their separation from service. A participant generally may not receive any portion of his or her Enova NQSP account while employed, unless the participant makes an in-service distribution election before the deferred compensation is earned or suffers a severe financial hardship. We may pay Enova NQSP distributions from a Rabbi trust associated with the Enova NQSP or from the general assets of the entity that is the participant’s employer. A participant would have the rights of a general unsecured creditor of the entity that is his or her employer for any Enova NQSP benefits he or she is owed.

Supplemental Executive Retirement Plan

We provide supplemental executive retirement plan benefits to our officers and certain other eligible employees as a supplement to their retirement benefits under the Enova SERP. After the end of each plan year, we make discretionary supplemental contributions that are credited to the Enova SERP account of each named executive officer who was employed by us on the last day of the plan year. The rate of return of a participant’s Enova SERP account is determined by the rate of return on deemed investments in mutual funds that a participant selects. Enova SERP participants’ deemed investment options are generally the same as the investment options available under the Enova 401(k). Participants vest in their Enova SERP accounts over their first five years of service with us or with Cash America and are fully vested in their Enova SERP accounts and new contributions to those accounts after that five year period.

We generally distribute each participant’s Enova SERP account as a lump sum soon after the participant’s separation from service with us and all of our affiliates. An Enova SERP participant may, however, elect to defer receipt of the Enova SERP account for at least an additional five years beyond his or her separation from service and may also elect to receive the Enova SERP account in up to ten annual installments. Most officers cannot receive a distribution of any portion of their account during the first six months after their separation from service. A participant generally may not withdraw any portion of his or her Enova SERP account during employment, except in the case of a severe financial hardship. We may pay Enova SERP benefits from a Rabbi trust associated with the Enova SERP or from the general assets of the entity that is the participant’s employer. A participant would have the rights of a general unsecured creditor of the entity that is his or her employer for any Enova SERP benefits he or she is owed.

Our Compensation Committee administers the Enova SERP and annually determines the supplemental contributions for each of our named executive officers. The targeted (but non-binding) amount of the supplemental contribution for each plan year is a percentage of each participant’s compensation. The compensation on which the supplemental contribution is based is the base salary, plus the lesser of (a) the participant’s target STI award payable during the plan year for the preceding year’s performance and (b) the actual STI award paid during the plan year based on the preceding year’s performance. The contribution amounts are prorated for the portion of the year that a participant was eligible to participate in the Enova SERP, and are credited to the participant’s Enova SERP account before March 15 of the following year. For 2015, the supplemental contributions for each of our named executive officers, reflected as a percentage of the combined base salary paid during the year and the target STI award for the 2015 year, are listed below.

Name	Enova SERP Contribution
Mr. Fisher	10.5%
Mr. Clifton	4.5%
Mr. Zeeman	9.5%
Mr. King	7.5%
Mr. Higginson	4.5%

For the Enova SERP, Mr. Fisher was vested in 40% of our contributions at the end of 2015 because he joined Enova in January 2013. For the Enova 401(k), Mr. Fisher was vested in 40% of our contributions in conjunction with his deferrals in 2013 and 2014 and was fully vested in our contributions for his deferrals made in 2015. For each of the Enova 401(k) and the Enova SERP, Mr. Zeeman was not vested in our contributions at the end of 2015 because he joined Enova in October 2015. For each of the Enova 401(k) and the Enova SERP, Mr. Higginson was vested in 20% of our contributions at the end of 2015 because he joined Enova in December 2014. Messrs. Clifton and King had more than five years of service, including service with Cash America, and were fully vested at the end of 2015.

Severance Arrangements for Named Executive Officers

On November 13, 2014 in connection with our spin-off (Spin-Off) from Cash America International, Inc. (Cash America), we entered into an Executive Change-in-Control Severance and Restrictive Covenant Agreement, or the “CIC Agreements,” with certain of our executive officers, including Messrs. Fisher, King and Clifton. Also, upon commencement of their employment, we entered into CIC Agreements with Messrs. Zeeman and Higginson. The term of each CIC Agreement will continue in effect through November 13, 2016, with an automatic one-year extension at the end of such term unless we or the relevant executive officer provides notice not to extend the term on or before May 13, 2016. The Term will automatically be extended for subsequent one-year periods unless we or the executive officer provide notice not to extend the Term at least six months prior to the scheduled extension date. In addition, the Term will automatically be extended for two years following a Change-in-Control (as defined in the CIC Agreements).

The CIC Agreements provide the relevant executive officers with severance payments and certain benefits in the event of his or her termination by us without Cause (as defined in the CIC Agreements) or by the relevant executive officers for Good Reason (as defined in the CIC Agreements) during the twelve months following a Change-in-Control (as defined in the CIC Agreements). Such payments and benefits include the following: (i) a lump sum payment equal to the executive officer’s unpaid base salary, accrued vacation pay and unreimbursed business expenses, as well as all certain other items earned by and owed to such executive officer through the termination date; (ii) a lump sum payment equal to the pro rata portion of the executive officer’s annual target bonus amount for the year in which the termination occurs; (iii) a lump sum payment equal to (A) for Mr. Fisher, two times the higher of (1) his base salary in effect at the termination date and (2) his base salary in effect on the date of the Change-in-Control and (B) for all other executive officers, one times the higher of (1) his or her base salary in effect at the termination date and (2) his or her base salary in effect on the date of the Change-in-

Control; (iv) a lump sum amount equal to (A) for Mr. Fisher, two times the higher of (1) his annual target bonus for the year in which the termination occurs and (2) the actual annual bonus payments made to Mr. Fisher for the year preceding the year in which the termination occurs and (B) for all other executive officers, one times the higher of (1) his or her annual target bonus for the year in which the termination occurs and (2) the actual annual bonus payments made to such executive officer for the year preceding the year in which the termination occurs; (v) the immediate vesting of any outstanding cash-based long term incentive awards held by the executive officer, including a lump sum payment for any vested awards (the value of which to be determined after the termination date in accordance with the CIC Agreements); (vi) the immediate vesting and lapse of all restrictions on any outstanding stock-based awards held by the executive officer to the extent not already provided for in the related grant agreement(s); (vii) equivalent payment for continued medical coverage under our group health plan and/or under our supplemental executive medical expense reimbursement plan for the executive and the executive’s dependents for a period of twenty-four months for Mr. Fisher or twelve months for all other executive officers following the termination date in accordance with the terms of the relevant CIC Agreement; and (ix) up to $50,000 for Mr. Fisher or $25,000 for all other executive officers for reimbursement of amounts paid by the executive officer for reasonable outplacement services from an executive search firm to the extent such expenses are incurred as a direct result of the separation from service and within twenty-four months for Mr. Fisher or twelve months for all other executive officers after the termination date.

Additionally, the CIC Agreements contain certain restrictive covenants to which the executive officers are subject. These include confidentiality, non-disclosure, non-solicitation and non-competition provisions. The term of the non-competition provision applies during the term of the executive officer’s employment through the twenty-four month period for Mr. Fisher or twelve month period for all other executive officers following termination, or the Subject Period. Such provision restricts the executive officer from competing with us or any of our subsidiaries or affiliates (including former subsidiaries or affiliates, which is collectively referred to as the Enterprise), by providing employment (other than to the Enterprise), management or consulting services, similar to those provided by the executive officer to the Enterprise with respect to any products or services similar to those offered or under development by the Company or any of its affiliates or subsidiaries anywhere within the Territory (as defined in the CIC Agreements) during the Subject Period.

In addition, we have adopted a severance pay plan for executives that provides guidance for severance pay, continued medical and health benefits, payment of accrued but unused paid time off and an allowance for outplacement services for our executive officers following certain terminations not related to a change-in-control.

Incentive Compensation Recovery Policy

The 2014 LTIP contains a clawback provision that would allow us, in the event that there is a material restatement of our financial results, to (i) cancel part or all of the outstanding portion of any award, whether or not vested, and/or (ii) require a participant to repay an amount, satisfied in cash or in another form of consideration, such as shares of common stock as permitted by applicable law and as acceptable to the Compensation Committee, equal to all or any portion of the value of shares of common stock that have been issued and other payments that have been made to the participant pursuant to any award within the two years preceding the date on which we are required to prepare an accounting restatement, to the extent that such value or payment amount was based on the erroneous data and exceeded the value or amount that would have been paid to the participant under the accounting restatement. The 2014 LTIP also permits us, to the extent required to comply with applicable laws and/or any compensation recovery or clawback policy adopted by us after the date the 20, with any such amendment binding on all participants.

The Senior Executive Bonus Plan also contains a clawback provision that would allow us to recoup certain compensation and awards paid to our officers in certain circumstances in the event that there is a material restatement of our financial results.

Deductibility of Executive Compensation

Our Compensation Committee reviews and considers the deductibility of executive compensation under Code Section 162(m), which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals. This limitation does not apply to certain performance-based pay. Our Compensation Committee may, in certain situations, approve compensation that will not meet these deductibility requirements in order to ensure competitive levels of compensation for our executive officers, including our named executive officers, and when from time to time qualitative strategic initiatives are agreed upon to supplement objective performance goals.

Stock Ownership Guidelines

Our Compensation Committee has established stock ownership guidelines that require ownership of our stock that is five times base salary for our chief executive officer, three times base salary for our other executive officers and two times the annual retainer for directors, subject to certain achievement timelines. Until the stock ownership guidelines are met, named executive officers and directors are required to retain 50% of any shares of stock they receive on a net after tax basis. Our executive officers and directors currently comply with the applicable stock ownership guidelines.

Restrictions on Pledges of our Securities and Certain Trading Practices

Among other things, our Insider Trading Policy does not permit any director or associate of the Company, including officers, to engage in short sales or trade in market options or any other kind of derivatives related to Company securities, hold the Company’s securities in a margin account or pledge Company securities as collateral for a loan or engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage unreasonable or excessive risk-taking. Based upon this review, we believe our compensation policies and practices are not reasonably likely to expose us to unreasonable or excessive risk that could have a material adverse effect on us. We believe our practice of providing a significant portion of compensation in the form of long-term equity compensation and using multiple performance measures in our incentive plans serve to balance risk and reward. We also maintain a prohibition on hedging and an incentive compensation recovery policy to mitigate undue risk associated with compensation.

Management Development and Compensation Committee Report

As the Management Development and Compensation Committee of the board of directors of Enova International, Inc., we have reviewed and discussed the following Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on this review and discussion, the Management Development and Compensation Committee recommends to the Company’s board of directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and this proxy statement.

David C. Habiger, Chair

Gregg A. Kaplan

Mark A. Tebbe

Executive Compensation

Summary Compensation Table

The following table and footnotes discuss the compensation of our named executive officers in 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)(2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (1)(5)	All Other Compensation ($) (6)	Total ($)
David A. Fisher	2015	671,631	—	—	540,207	165,000	184,388	1,561,226
President and Chief Executive Officer (Principal Executive Officer)	2014	538,977	134,854	3,379,231	2,838,500	1,781,644	148,990	8,822,196
	2013	472,500	—	687,189	—	641,659	77,008	1,878,356

Robert S. Clifton Vice	2015	295,315	—	—	—	—	54,958	350,273
President—Chief Financial Officer and Treasurer (Principal Financial Officer)	2014	238,719	—	547,891	549,801	819,286	51,649	2,207,346
	2013	231,365	—	—	—	487,753	79,192	798,310

Greg Zeeman (7)	2015	95,192	200,000	599,993	599,997	—	14,174	1,509,356
Executive Vice President—Chief Operating Officer

Alex T. King	2015	374,365	233,333	—	—	22,000	419,093	1,048,791
Senior Vice President—Operations	2014	345,827	333,333	998,600	1,002,072	1,817,954	239,360	4,737,145
	2013	339,673	287,035	—	—	997,387	84,701	1,708,796

John Higginson (7)	2015	311,538	—	636,832	—	31,000	36,255	1,015,625
Vice President—Chief Technology Officer

(1)	Portions of the amounts in these columns have been deferred under the Enova 401(k) plan or the Enova NQSP for certain of our named executive officers.
(2)	The amounts in this column for Mr. Fisher include a $134,854 discretionary bonus based on individual contributions during 2014 and paid in 2015. The amount in this column for Mr. Zeeman includes a $200,000 signing bonus received upon commencement of his employment during 2015 and paid in 2015. The amounts in this column for Mr. King include payments under his Retention Bonus Agreement of $233,333 that vested and was paid in December 2015, $233,333 that vested and was paid in December 2014 and $233,334 that vested in December 2013 and was paid in January 2014. The other amounts in this column for Mr. King are discretionary bonuses based on (i) individual contributions during 2014 and paid in 2014 of $100,000 and (ii) based on individual contributions during 2013 and paid in 2014 of $53,701.
(3)	The 2015 and 2014 amounts shown in this column reflect RSU grants made under the 2014 LTIP. The amount in this column for Mr. Fisher for 2013 reflects a special one-time RSU grant consisting only of time-based RSUs granted under the Cash America Long-Term Incentive Plan, or Cash America LTIP. The amounts shown in this column represent the grant date fair value in compliance with ASC 718. In accordance with ASC 718, the amounts in this column were calculated by multiplying the number of RSUs granted by the closing stock price of Enova’s common stock on the last trading day preceding the grant date, which was $8.04 for the 2015 amount granted to Mr. Zeeman, $23.34 for the 2015 amount granted to Mr. Higginson and $23.04 for the 2014 amounts, and the 2013 amount in this column was calculated by multiplying the number of RSUs granted by the closing stock price of Cash America’s common stock on the last trading day preceding the grant date, which was $48.19.

(4)	The amounts shown in this column reflect stock option grants made in 2015 and 2014 for the 2014 LTIP. In accordance with ASC 718, the 2015 and 2014 amounts in this column were calculated by multiplying the number of stock options granted by the fair market value based on the Black-Scholes method of valuation, which was $7.93 for Mr. Fisher and $3.14 for Mr. Zeeman in 2015 and $8.11 for Messrs. Fisher, Clifton and King in 2014.
(5)	The 2015 amounts shown in this column reflect payments made under the 2015 STI plan. See “Compensation Discussion and Analysis—2015 Compensation for Named Executive Officers—Short-Term Incentive Compensation.”

The 2014 amounts shown in this column reflect payments made based on 2014 performance and are detailed in the following table:

Name	2014 Actual STI Paid in 2015 (a)	Paid in 2014 Based on Acceleration under the Terms of Cash America Performance Units Granted in July 2012 (b)	Paid in 2014 Based on Acceleration under the Terms of Cash America Performance Units Granted in March 2013 (c)	Paid in 2014 Based on Acceleration under the Terms of Cash America Performance Units Granted in January 2014 (d)	Total
Mr. Fisher	$809,122	$—	$661,804	$310,718	$1,781,644
Mr. Clifton	191,000	325,379	209,243	93,664	819,286
Mr. King	191,000	785,352	645,706	195,896	1,817,954

(a)	Reflects cash awards earned in 2014 and paid in 2015 under the STI plan.
(b)	Reflects payments made in 2014 for the portion of the Cash America performance units granted in July 2012 that vested on November 13, 2014 (which is 66 2/3% of the number of performance units granted to each executive).
(c)	Reflects payments made in 2014 for the portion of the Cash America performance units granted in 2013 that vested on November 13, 2014 (which is 37.5% of the number of performance units granted to each executive).
(d)	Reflects payments made in 2014 for the portion of the Cash America performance units granted in 2013 that vested on November 13, 2014 (which is 12.5% of the number of performance units granted to each executive).

The 2013 amounts shown in this column reflect payments made in 2014 based on 2013 performance and are detailed in the following table:

Name	2013 Actual STI Paid in 2014 (a)	Paid in 2014 Based on 2013 Performance under the Terms of Cash America Performance Units Granted in February 2011 and January 2012 (b)	Paid in 2014 Based on 2013 Performance under the Terms of Cash America Performance Units Granted in July 2012 (c)	Paid in 2014 Based on 2013 Performance under the Terms of Cash America Performance Units Granted in March 2013 (d)	Total
Mr. Fisher	$523,141	$—	$—	$118,518	$641,659
Mr. Clifton	73,636	340,560	40,943	32,614	487,753
Mr. King	230,411	567,510	98,821	100,645	997,387

(a)	Reflects cash awards earned in 2013 and paid in 2014 under the Cash America 2013 short term incentive plans.
(b)	The amount for Mr. Clifton reflects the payment made in 2014 for 50% of the Cash America performance units granted to Mr. Clifton in January 2012 that vested on January 1, 2014. The amount for Mr. King reflects the payments made in 2014 for the portion of the performance units granted in February 2011 that vested on January 1, 2014 (which is 33 1/3% of the number of performance units granted to each executive). The final vesting date for these awards was January 1, 2014.

(c)	Reflects payments made in 2014 for the portion of the Cash America performance units granted in July 2012 that vested on January 1, 2014 (which is 16 2/3% of the number of performance units granted to each executive).
(d)	Reflects payments made in 2014 for the portion of the Cash America performance units granted in 2013 that vested on January 1, 2014 (which is 12.5% of the number of performance units granted to each executive).

(6)	The 2015 amounts shown include the following:

Name	Nonqualified Savings Plan Contributions by Enova	SERP Contributions by Enova (a)	401(k) Contributions by Enova	Perquisites, Personal Benefits and Other (b)	Total
Mr. Fisher	$29,795	110,816	$7,326	$36,487	$184,388
Mr. Clifton	—	16,637	7,674	30,647	54,958
Mr. Zeeman	—	7,788	—	6,386	14,174
Mr. King	9,047	35,985	7,580	366,481	419,093
Mr. Higginson	—	13,500	4,437	18,318	36,255

(a)	Includes contributions made by Enova in 2016 that were earned in 2015.
(b)	Consists of premiums paid by the Company for supplemental health care and insurance benefits for all of the named executive officers, parking garage rental fees paid by the Company on behalf of Messrs. Fisher, Zeeman and King, tax gross-ups paid on behalf of Mr. King of $182,605 and travel-related costs paid by the Company on behalf of Mr. King of $150,309. The amount of premiums paid for supplemental health care and insurance benefits for Messrs. Fisher, Clifton, Zeeman, King and Higginson were $30,127, $30,647, $5,036, $30,387 and $18,318, respectively. None of the other individual amounts exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the applicable named executive officer.

(7)	No amounts are included for Messrs. Zeeman and Higginson for 2014 or 2013 as 2015 is the first year for which they were named executive officers.

Explanatory Note Regarding Historical Cash America Compensation

Prior to the Spin-off, certain of our named executive officers were executive officers of the E-Commerce Division of Cash America. As a result, certain of the historical compensation of our named executive officers included in this “Executive Compensation” reflects the design and objectives of the executive compensation programs of Cash America that were overseen by the Management Development and Compensation Committee of Cash America. Certain of our named executive officers received incentive RSU grants and cash-based performance units awarded under the Cash America LTIP. Any of the cash-based performance units granted in 2013 and 2014 that were scheduled to vest within twelve months from the date of the Spin-Off vested on the effective date of the Spin-Off, with the vested value paid in cash. In addition, the cash-based performance unit awards that were granted to certain of our named executive officers in July 2012 that were scheduled to vest on January 1, 2015, which was their final vesting date, vested on the effective date of the Spin-off, with the vested value paid in cash.

Executive Agreements

Retention Bonus Agreement with Mr. King

On December 30, 2013, we entered into a retention bonus agreement, or the Retention Bonus Agreement, with Mr. King. The Retention Bonus Agreement provided Mr. King with the opportunity to receive retention bonuses over a three-year period in the aggregate amount of $700,000. The retention bonuses vested and became payable as follows: $233,334 on December 31, 2013; $233,333 on December 31, 2014 and $233,333 on December 31, 2015. Each portion of the retention bonuses was to vest if Mr. King remained employed through the applicable vesting date or if he (i) was involuntarily terminated without cause, (ii) voluntarily terminated his employment for good reason, (iii) died or (iv) became disabled prior to the applicable vesting date. As of December 31, 2015, the entire $700,000 had been paid to Mr. King under the Retention Bonus Agreement.

Employment Letter Agreement with Mr. Zeeman

Pursuant to the terms of his offer letter, the material terms of Mr. Zeeman’s compensation include an annualized base salary of $450,000 and, beginning in 2016, a target cash bonus of 75% of his annual salary (under the Company’s Senior Executive Bonus Plan and Discretionary Bonus Plan). Also beginning in 2016, Mr. Zeeman will be eligible to receive an annual long-term incentive award under the Company’s long-term incentive plan with a target value of 225% of his annual salary, which will have the same equity mix and vesting schedule as other annual award recipients. The long-term incentive award will have a minimum award value of $1,000,000 for 2016 performance. Mr. Zeeman also received a new hire equity award valued at $1,200,000, consisting of 50% RSUs and 50% non-qualified stock options. The RSU award will vest in increments of 25% on the first four anniversaries of the award date, and the stock options will vest in increments of 33.33% on the first three anniversaries of the award date, subject to continued employment. Mr. Zeeman will also receive a cash sign-on bonus of $600,000, one-third of which was paid within 30 days of Mr. Zeeman’s start date and one-third of which will be paid on the first and second anniversaries of his start date. Repayment of the first installment of the cash sign-on bonus will be required if Mr. Zeeman separates from the Company voluntarily earlier than 12 months from the date of employment. Mr. Zeeman will also participate in the Company’s customary health and welfare benefits available to other executive officers.

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity plan-based awards made to our named executive officers under the 2014 LTIP and our STI plan during 2015.

Name	Grant Date					Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)
David A. Fisher	2/24/2015	(3)	247,500	495,000	990,000	—	—	—	—
	2/24/2015	(4)	—	165,000	247,500	—	—	—	—
	3/20/2015	(5)	—	—	—	—	68,122	23.14	540,207
Robert S. Clifton	2/24/2015	(3)	48,938	97,875	195,750	—	—	—	—
	2/24/2015	(4)	—	32,625	48,938	—	—	—	—
Greg Zeeman	11/14/2015	(5)	—	—	—	—	191,082	8.04	599,997
	11/14/2015	(6)	—	—	—	74,626	—	—	599,993
Alex T. King	2/24/2015	(3)	33,797	67,594	135,188	—	—	—	—
	2/24/2015	(4)	—	22,532	45,063	—	—	—	—
John Higginson	2/24/2016	(3)	50,625	101,250	202,500	—	—	—	—
	2/24/2016	(4)	—	33,750	50,625	—	—	—	—
	3/9/2015	(6)	—	—	—	27,285	—	—	636,832

(1)	Time-based RSU and stock option awards were made to executives under the 2014 LTIP.
(2)	The amount shown represents the grant date fair value computed in accordance with ASC 718 for RSU and stock option awards that were granted under the 2014 LTIP.
(3)	The amounts shown represent potential cash-based payments under our 2015 Senior Executive Bonus Plan for our participating named executive officers. See “Compensation Discussion and Analysis—2015 Compensation for Named Executive Officers—Short-Term Incentive Compensation” for additional information regarding our 2015 Senior Executive Bonus Plan.
(4)	The amounts shown represent potential cash-based payments under our 2015 Discretionary Bonus Plan for our participating named executive officers. See “Compensation Discussion and Analysis—2015 Compensation for Named Executive Officers—Short-Term Incentive Compensation” for additional information regarding our 2015 Discretionary Bonus Plan.
(5)	Represent grants of stock options made during 2015 under the 2014 LTIP. Stock options vest 33.34%, 33.33% and 33.33% on or after each anniversary of their respective grant dates, subject to continued employment of the participant.
(6)	Represent grants of RSUs made during 2015 under the 2014 LTIP. RSUs vest one-quarter on each anniversary of their respective grant dates, subject to continued employment of the participant.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on our named executive officers’ holdings of unvested RSUs and stock options as of December 31, 2015. All shares refer to shares of our common stock.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
David A. Fisher
12/13/14 Grant	116,668	233,332	23.04	12/13/21	110,001	727,107
3/20/15 Grant	22,708	45,414	23.14	12/13/21	—	—
Robert S. Clifton
12/13/14 Grant	22,599	45,194	23.04	12/13/21	17,835	117,889
Greg Zeeman
11/14/15 Grant	—	191,082	8.04	11/14/22	74,626	493,278
Mr. King
12/13/14 Grant	41,188	82,372	23.04	12/13/21	32,505	214,858
Mr. Higginson
3/9/15 Grant	—	—	—	—	27,285	180,354

(1)	Represent grants of stock options made during 2014 and 2015 under the 2014 LTIP. Stock options vest 33.34%, 33.33% and 33.33% on or after each anniversary of their respective grant dates, subject to continued employment by the participant.
(2)	Represent grants of RSUs made during 2014 and 2015 under the 2014 LTIP. RSUs vest one-quarter on each anniversary of their respective grant dates, subject to continued employment by the participant.
(3)	The market value of the unvested RSUs is based on the closing price of the Company’s common stock as of December 31, 2015, which was $6.61.

Option Exercises and Stock Vested

The following table provides information on the aggregate number of shares acquired in 2015 upon the vesting of time-based RSUs made under the 2014 LTIP in 2014 and the value realized, before payment of any applicable withholding tax and broker commissions. No options were exercised in 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
David A. Fisher	36,667	$232,469
Robert S. Clifton	5,945	37,691
Greg Zeeman	—	—
Alex T. King	10,837	68,707
John Higginson	—	—

(1)	Includes Enova stock acquired under time-based RSUs granted under the 2014 LTIP that vested on December 13, 2015.
(2)	Value reflects the closing price of Enova common stock on the last trading day preceding the vesting date.

Nonqualified Deferred Compensation

The following table shows compensation deferred by each named executive officer under the Enova NQSP and the Enova SERP. Additional information about the Enova NQSP and the Enova SERP is included under “Compensation Discussion and Analysis—Retirement and Other Benefits.”

Name	Plan	Executive Contributions in 2015 (1)	Registrant Contributions in 2015 (2)	Aggregate Earnings in 2015 (3)	Aggregate Withdrawals / Distributions	Aggregate Balance at 12/31/2015 (4)(5)
David A. Fisher	Enova NQSP	$69,648	$29,759	$(7,073)	$—	$129,370
	Enova SERP	—	110,816	758	—	261,413
Robert S. Clifton	Enova NQSP	—	—	—	—	—
	Enova SERP	—	16,637	(1,915)	—	55,855
Greg Zeeman	Enova NQSP	—	—	—	—	—
	Enova SERP	—	7,788	—	—	7,788
Alex T. King	Enova NQSP	49,440	9,047	(6,149)	—	227,917
	Enova SERP	—	35,985	(4,498)	—	224,233
John J. Higginson	Enova NQSP	—	—	—	—	—
	Enova SERP	—	13,500	(25)	—	13,994

(1)	All executive contributions to the Enova NQSP described in this column are included within amounts reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2015.
(2)	All Company contributions to the Enova NQSP and the Enova SERP described in this column are included within the “All Other Compensation” column of the Summary Compensation Table for 2015. The contributions to the Enova SERP specified in this column reflect the contributions that were earned in 2015 and made in February 2016.
(3)	The amounts in this column, which are not included in the Summary Compensation Table, reflect the rate of return on hypothetical investments that each named executive officer has selected for his Enova NQSP and Enova SERP accounts from an array of investment options that may be changed by the participant in each plan at any time and that generally mirror the funds in the Enova 401(k) plan. The 2015 annual rates of return for the investment options available for all or most of the calendar year ended December 31, 2015, as reported by the record keeper of the plans, were as follows:

Name of Fund	Rate of Return (%)	Name of Fund	Rate of Return (%)
Oakmark Equity & Income I	(4.60)	Artisan Mid Cap Inv	2.17
Invesco Comstock A	(5.93)	Oakmark International I	(3.83)
Fidelity Spartan 500 Index Advantage	1.35	Vanguard Money Market	0.05
Harbor Capital Appreciation Adm.	10.72

(4)	Includes the 2015 Enova SERP contributions shown under the “Registrant Contributions in 2015” column that were made in February 2016 for the named executive officers that were employed as of December 31, 2015.
(5)	The vested portion of Messrs. Fisher, Zeeman and Higginson’s Enova SERP balances at December 31, 2015 were $104,565, $0, and $2,799, respectively. Messrs. Clifton and King were fully vested in their Enova NQSP and Enova SERP balances at December 31, 2015.

Potential Payments upon Termination or Change-in-Control

The following includes information regarding potential payments that could have been made to our named executive officers in connection with a termination or upon a change-in-control on December 31, 2015. We have entered into the CIC Agreements with certain of our executive officers, including Messrs. Fisher, Clifton, Zeeman, King and Higginson. We have also adopted a severance pay plan for executives that we may follow in the case of an involuntary termination. See “Compensation Discussion and Analysis—Severance Arrangements for Executives” for additional information.

Payments Made Upon Resignation, Retirement, Termination, Death or Disability

We have adopted a severance pay plan (the Severance Pay Plan) for executives that provides guidance for severance pay, continued medical and health benefits, payment of accrued but unused paid time off and an allowance for outplacement services for our executive officers following certain terminations not related to a change-in-control. Under our Severance Pay Plan for Executives each of our named executive officers could have received severance pay or benefits if his or her employment was involuntarily terminated due to restructuring, job elimination or other circumstances that Enova determines warrant the provision of severance benefits. Upon termination of employment for any of these reasons, if the executive agreed to a general release of Enova and its affiliates related to employment claims arising from the termination and a promise to comply with confidentiality and nonsolicitation provisions, the executive generally would have been be entitled to severance pay equal to the number of months of base salary and payable over the period reflected in the table below:

Years of Employment	Vice President	Senior Vice President	Executive Vice President	CEO
1 but less than 5	4 months	6 months	9 months	12 months
5 but less than 10	6 months	9 months	12 months	18 months
10 but less than 15	8 months	12 months	18 months	24 months
15 but less than 20	10 months	15 months	24 months	24 months
20 or more	12 months	18 months	24 months	24 months

In addition, each executive would have received:

•	Continued medical benefits for the shorter of the period set forth in the table above or the period during which the former executive is covered by COBRA, with our continuing to pay the portion of COBRA premiums that exceed the portion of health care premiums that current employees are required to pay, or Employer COBRA Premiums, and for the costs of supplemental health care benefits in excess of the amount current executives are required to pay, or Employer Supplemental Executive Health Care Premiums; and

•	A lump sum equal to all accrued but unpaid vacation and paid time off.

Other benefits and perquisites would cease on the officer’s termination date.

Regardless of whether a named executive officer’s employment terminates due to retirement, resignation, involuntary termination, death or disability, he or she is entitled to receive amounts earned during his term of employment. Such amounts include: unpaid non-equity incentive compensation earned during the previous year under the STI plan; vested grants under the 2014 LTIP or any previous incentive plan; and vested contributions and earnings under the Enova 401(k) plan, the Enova NQSP and the Enova SERP. In addition, if the named executive officer dies, his estate would receive payments under the group life insurance plan.

In all cases Enova has complete discretionary authority to award greater or lesser amounts of severance pay and benefits.

Payments made Upon a Change-in-Control

The Executive Change-in-Control Severance Agreements with our named executive officers specify the payments that they are to receive if they are terminated in connection with or during a specified period following a change-in-control. See “Compensation Discussion and Analysis—Severance Arrangements for Executives.”

Executive Change-in-Control Severance Agreements.

The Executive Change-in-Control Severance Agreement with Mr. Fisher provided that if, within 12 months after a “change-in-control” of Enova, Enova terminated Mr. Fisher without cause or if Mr. Fisher voluntarily terminated his employment with good reason (including a reduction in his duties or compensation or relocation of place of employment), then Mr. Fisher would have been entitled to:

•	earned and unpaid salary;

•	a pro-rated portion of the target annual bonus (or short-term incentive compensation) under the existing bonus (or short-term incentive compensation) plan based on the number of months employed during the year;

•	a lump sum equal to all accrued but unpaid vacation and paid time off;

•	a lump sum equal to two times the higher of the executive’s annual rate of base salary on the date of termination or on the date of change-in-control;

•	a lump sum equal to two times the greater of (i) the target bonus (or short-term incentive compensation) for the year, or (ii) the actual bonus (or short-term incentive compensation) for the preceding year;

•	immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards with the amount paid with respect to (i) cash-based awards to be equal to the greater of (A) the amount calculated under the award agreement based on the higher of the target or the actual achievement of the performance goals or (B) the amount to which the executive would be entitled under the provisions of the award agreement, and (ii) performance-based equity awards to be equal to the maximum amount available under each award;

•	continued medical and health care benefits for 24 months, consisting of Employer COBRA Premiums to be paid over a 18-month period and an amount equal to (i) six times the first monthly Employer COBRA Premium and (ii) 24 times the first monthly Employer Supplemental Executive Health Care Premium, paid in a lump sum; and

•	executive placement services from an executive search/placement firm of up to $50,000.

The Executive Change-in-Control Severance Agreement with named executive officers other than Mr. Fisher provided that if, within 12 months after a “change-in-control” of Enova, Enova terminated the executive without cause or if the executive voluntarily terminated his or her employment with good reason (including a reduction in his or her duties or compensation or relocation of place of employment), then the executive would have been entitled to:

•	earned and unpaid salary;

•	a pro-rated portion of the target annual bonus (or short-term incentive compensation) under the existing bonus (or short-term incentive compensation) plan based on the number of months employed during the year;

•	a lump sum equal to all accrued but unpaid vacation and paid time off;

•	a lump sum equal to the higher of the executive’s annual rate of base salary on the date of termination or on the date of change-in-control;

•	a lump sum equal to the greater of (i) the target bonus (or short-term incentive compensation) for the year, or (ii) the actual bonus (or short-term incentive compensation) for the preceding year;

•	immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards with the amount paid with respect to (i) cash-based awards to be equal to the greater of (A) the amount calculated under the award agreement based on the higher of the target or the actual achievement of the performance goals or (B) the amount to which the executive would be entitled under the provisions of the award agreement, and (ii) performance-based equity awards to be equal to the maximum amount available under each award;

•	continued medical and health care benefits for 12 months, consisting of Employer COBRA Premiums to be paid over a 12-month period and an amount equal to (i) six times the first monthly Employer COBRA Premium and (ii) 12 times the first monthly Employer Supplemental Executive Health Care Premium, paid in a lump sum; and

•	executive placement services from an executive search/placement firm of up to $25,000.

Certain payments under the Executive Change-in-Control Severance Agreements will be delayed for six months if required by Code Section 409A of the Internal Revenue Code. In addition, the Executive Change-in-Control Severance Agreements provide that a change-in-control is deemed to occur under the circumstances described below under “Change-in-Control Definitions.”

Accelerated Vesting of Awards under the Enova Long-Term Incentive Plan.

The agreements relating to the RSUs and stock options granted under the 2014 LTIP provide that the vesting and payment of RSUs and stock options would be accelerated if there is a change-in-control.

Accelerated Vesting under the Enova SERP and the Enova NQSP.

The Enova SERP provides that the vesting under the Enova SERP would be accelerated if there is a change-in-control or if the executive’s employment is terminated as a result of his job being abolished. The Enova NQSP provides that the vesting of the unvested portion of Enova’s matching amounts contributed to a named executive officer’s Enova NQSP account would accelerate in the event of a change-in-control or if the executive’s employment is terminated as a result of death or disability or of his job being abolished.

Change-in-Control Definitions.

The Change-in-Control Severance Agreement with Mr. Fisher, the Executive Change-in-Control Severance Agreement, the RSU awards and stock option awards granted to our named executive officers under the 2014 LTIP, the Enova SERP and the Enova NQSP each provide that a change-in-control is deemed to occur:

•	if any person or group acquires ownership of Enova stock that, together with all other Enova’s stock held by that person or group, constitutes more than 50% of the total voting power or total fair market value of Enova stock;

•	if, during any 12-month period, any person or group acquires ownership of Enova stock with at least 30% of the total voting power;

•	if, during any 12-month period, a majority of the Enova directors at the beginning of such period are replaced, other than in specific circumstances; or

•	if, during any 12-month period, any person or group acquires assets of Enova with an aggregate fair market value of at least 40% of the fair market value of all of Enova’s gross assets immediately prior to such acquisition or acquisitions. Cash America’s change in ownership of our stock, through a public offering or otherwise, is not considered a change-in-control under the Enova SERP or the Enova NQSP.

The Performance Unit awards granted under the Cash America LTIP to our named executive officers provided that a change-in-control would have been deemed to occur:

•	if any person or group acquires ownership of Enova stock that, together with all other Enova stock held by that person or group, constitutes more than 50% of the total voting power or total fair market value of the stock of Enova;

•	if, during any 12-month period, any person or group acquires ownership of Enova stock with at least 35% of the total voting power;

•	if, during any 12-month period, a majority of the Enova directors at the beginning of such period are replaced, other than in specific circumstances; or

•	if, during any 12-month period, any person or group acquires assets of Enova with an aggregate fair market value of at least 50% of the fair market value of all of Enova’s gross assets immediately prior to such acquisition or acquisitions.

Distribution of Nonqualified Deferred Compensation

Our named executive officers are entitled to receive the vested amounts in their accounts under the Enova NQSP and the Enova SERP if their employment with us terminates. The last column in the Nonqualified Deferred Compensation Table reports each named executive officer’s aggregate balance at December 31, 2015 under each plan. Messrs. Fisher, Zeeman and Higginson were vested in 40%, 0% and 20%, respectively, in each of their Enova SERP balances at December 31, 2015. Messrs. Clifton and King were fully vested in their Enova SERP balances at December 31, 2015. All of our named executive officers who had balances in the Enova NQSP at December 31, 2015 were fully vested. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investments against which the account balances are calculated, and to accrue interest income or dividend payments, as applicable, between the termination event and the date distributions are made. Therefore, amounts that the named executive officer would actually receive would differ from those shown in the Nonqualified Deferred Compensation Table.

Potential Payments

The following tables and disclosures show potential payments to our named executive officers, under our contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a December 31, 2015 termination date and, where applicable, using the closing price of our common stock of $6.61 (as reported on the NYSE as of December 31, 2015), and assuming that the applicable named executive officers had met requirements under our incentive compensation plans that the executive be employed as of year-end to receive benefits relating to the year. As of December 31, 2015, each executive had received all of the base salary earned during 2015.

David A. Fisher

	Retirement, Death or Disability		Involuntary Termination Other than for Cause (1)		Involuntary Termination Other than for Cause / Voluntary Termination with Good Reason Following a Change-in- Control
Severance	$—		$660,000	(1)	$2,938,244	(2)
Short-term incentive compensation	165,000	(3)	165,000	(3)	660,000	(4)
Accelerated vesting of RSUs	—		—		727,107	(5)
Accelerated vesting of Enova SERP balance	—		—		156,848	(6)
Continued health benefits	—		39,864		79,729	(7)
Accrued & unused paid time off	53,308	(8)(9)	53,308	(8)	53,308	(8)
Outplacement benefits	—		—		50,000

Total	$218,308		$918,172		$4,665,236

(1)	Includes twelve months base salary payable over a twelve-month period following termination that would be payable under the terms of our Severance Pay Plan for Executives. Mr. Fisher was President and Chief Executive Officer as of December 31, 2015.
(2)	This amount is (a) two times Mr. Fisher’s base salary as of December 31, 2015 and (b) two times his target STI award that would be payable under the terms of the Change-in-Control Severance Agreement with Mr. Fisher. To be paid as a lump sum.
(3)	This amount is the actual 2015 STI and discretionary bonus award paid to Mr. Fisher in 2016 for 2015 service.
(4)	This amount is the target award under the 2015 STI plan that would be payable under the terms of the Change-in-Control Severance Agreement with Mr. Fisher.
(5)	This is the intrinsic value as of December 31, 2015 of (a) 110,001 RSUs granted to Mr. Fisher during 2014, (b) 233,332 stock options granted to Mr. Fisher during 2014 and (c) 45,414 stock options granted to Mr. Fisher during 2015, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2015.
(6)	Represents the unvested portion of Mr. Fisher’s Enova SERP balance at December 31, 2015.
(7)	Consists of Employer COBRA Premiums to be paid over an 18-month period and an amount equal to (i) six times the first monthly Employer COBRA Premium and (ii) 24 times the first monthly Employer Supplemental Executive Health Care Premium, paid in a lump sum.
(8)	Calculated based on Mr. Fisher’s salary at December 31, 2015. Assumes none of Mr. Fisher’s 168 hours of accrued paid time off available for the 2015 year had been used.
(9)	Under certain circumstances, Illinois, the state where Mr. Fisher is employed, requires payment of accrued and unused vacation.

Robert S. Clifton

	Resignation, Retirement, Death or Disability		Involuntary Termination Other than for Cause (1)		Involuntary Termination Other than for Cause / Voluntary Termination with Good Reason Following a Change-in- Control
Severance	$—		$96,667	(1)	$481,000	(2)
Short-term incentive compensation	—		—	(3)	128,748	(3)
Accelerated vesting of RSUs	—		—		117,889	(4)
Continued health benefits	—		4,487	(5)	13,461	(6)
Accrued & unused paid time off	29,000	(7)(8)	29,000	(7)	29,000	(7)
Outplacement benefits	—		—		25,000

Total	$29,000		$130,154		$795,098

(1)	Includes four months base salary payable over a four-month period following termination that would be payable under the terms of our Severance Pay Plan for Executives. Mr. Clifton was Vice President—Chief Financial Officer and Treasurer as of December 31, 2015.
(2)	This amount is (a) Mr. Clifton’s base salary as of December 31, 2015 and (b) his target STI award that would be payable under the terms of the Executive Change-in-Control Severance Agreement. To be paid as a lump sum.
(3)	This amount is the target award under the 2015 STI plan that would be payable under the terms of the Change-in-Control Severance Agreement with Mr. Clifton.
(4)	This is the intrinsic value as of December 31, 2015 of (a) 17,835 RSUs granted to Mr. Clifton during 2014 and (b) 45,194 stock options granted to Mr. Clifton during 2014, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2015.
(5)	Consists of Employer COBRA Premiums to be paid over a four-month period and Employer Supplemental Executive Health Care Premiums to be paid over a four-month period.
(6)	Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(7)	Calculated based on Mr. Clifton’s salary at December 31, 2015. Assumes none of Mr. Clifton’s 208 hours of accrued paid time off available for the 2015 year had been used.
(8)	Under certain circumstances, Illinois, the state where Mr. Clifton is employed, requires payment of accrued and unused vacation.

Greg Zeeman

	Retirement, Death or Disability		Involuntary Termination Other than for Cause / Voluntary Termination with Good Reason Following a Change-in- Control
Severance	$—		$450,000	(1)
Accelerated vesting of RSUs	—		493,278	(2)
Accelerated vesting of Enova SERP balance	—		7,788	(3)
Accrued & unused paid time off	3,029	(4)(5)	3,029	(4)
Outplacement benefits	—		25,000

Total	$3,029		$979,095

(1)	This amount is (a) Mr. Zeeman’s base salary as of December 31, 2015 and (b) his target STI award that would be payable under the terms of the Executive Change-in-Control Severance Agreement. To be paid as a lump sum.
(2)	This is the intrinsic value as of December 31, 2015 of (a) 74,626 RSUs granted to Mr. Zeeman during 2015 and (b) 191,082 stock options granted to Mr. Zeeman during 2015, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2015.
(3)	Represents the unvested portion of Mr. Zeeman’s Enova SERP balance at December 31, 2015.
(4)	Calculated based on Mr. Zeeman’s salary at December 31, 2015. Assumes none of Mr. Zeeman’s 14 hours of accrued paid time off available for the 2015 year had been used.
(5)	Under certain circumstances, Illinois, the state where Mr. Zeeman is employed, requires payment of accrued and unused vacation.

Alex T. King

	Retirement, Death or Disability		Involuntary Termination Other than for Cause (1)		Involuntary Termination Other than for Cause / Voluntary Termination with Good Reason Following a Change-in- Control
Severance	$—		$270,375	(1)	$551,500	(2)
Short-term incentive compensation	$22,000	(3)	22,000	(3)	90,125	(4)
Accelerated vesting of RSUs	—		—		214,858	(5)
Continued health benefits	—		22,570	(6)	30,093	(7)
Accrued & unused paid time off	36,050	(8)(9)	36,050	(8)	36,050	(8)
Outplacement benefits	—		—		25,000

Total	$58,050		$350,995		$947,626

(1)	Includes nine months base salary payable over a nine-month period following termination that would be payable under the terms of our Severance Pay Plan for Executives. Mr. King was Senior Vice President—Operations as of December 31, 2015.
(2)	This amount is (a) Mr. King’s base salary as of December 31, 2015 and (b) his target STI award that would be payable under the terms of the Executive Change-in-Control Severance Agreement. To be paid as a lump sum.
(3)	This amount is the actual 2015 STI award paid to Mr. King in 2016 for 2015 service.
(4)	This amount is the target award under the 2015 STI plan that would be payable under the terms of the Change-in-Control Severance Agreement with Mr. King.
(5)	This is the intrinsic value as of December 31, 2015 of (a) 32,505 RSUs granted to Mr. King during 2014 and (b) 82,372 stock options granted to Mr. King during 2014, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2015.
(6)	Consists of Employer COBRA Premiums to be paid over a nine-month period and Employer Supplemental Executive Health Care Premiums to be paid over a nine-month period.
(7)	Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(8)	Calculated based on Mr. King’s salary at December 31, 2015. Assumes none of Mr. King’s 208 hours of accrued paid time off available for the 2015 year had been used.
(9)	Under certain circumstances, Illinois, the state where Mr. King is employed, requires payment of accrued and unused vacation.

John Higginson

	Retirement, Death or Disability		Involuntary Termination Other than for Cause (1)		Involuntary Termination Other than for Cause / Voluntary Termination with Good Reason Following a Change-in- Control
Severance	$—		$100,000	(1)	$435,000	(2)
Short-term incentive compensation	31,000	(3)	31,000	(3)	135,000	(4)
Accelerated vesting of RSUs	—		—		180,354	(5)
Accelerated vesting of Enova SERP balance	—		—		11,195	(6)
Continued health benefits	—		2,755	(7)	8,266	(8)
Accrued & unused paid time off	24,231	(9)(10)	24,231	(9)	24,231	(9)
Outplacement benefits	—		—		25,000

Total	$55,231		$157,986		$819,046

(1)	Includes four months base salary payable over a four-month period following termination that would be payable under the terms of our Severance Pay Plan for Executives. Mr. Higginson was Vice President—Chief Technology Officer as of December 31, 2015.
(2)	This amount is (a) Mr. Higginson’s base salary as of December 31, 2015 and (b) his target STI award that would be payable under the terms of the Executive Change-in-Control Severance Agreement. To be paid as a lump sum.
(3)	This amount is the actual 2015 STI award paid to Mr. Higginson in 2016 for 2015 service.
(4)	This amount is the target award under the 2015 STI plan that would be payable under the terms of the Change-in-Control Severance Agreement with Mr. Higginson.
(5)	This is the intrinsic value as of December 31, 2015 of 27,285 RSUs granted to Mr. Higginson during 2015, which were granted under the 2014 LTIP and were unvested as of December 31, 2015.
(6)	Represents the unvested portion of Mr. Higginson’s Enova SERP balance at December 31, 2015.
(7)	Consists of Employer COBRA Premiums to be paid over a four-month period and Employer Supplemental Executive Health Care Premiums to be paid over a four-month period.
(8)	Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(9)	Calculated based on Mr. Higginson’s salary at December 31, 2015. Assumes none of Mr. Higginson’s 168 hours of accrued paid time off available for the 2015 year had been used.
(10)	Under certain circumstances, Illinois, the state where Mr. Higginson is employed, requires payment of accrued and unused vacation.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 on our compensation plans under which equity securities are authorized for issuance. The table does not reflect issuances made during 2016 nor does it give effect to the proposed amendment and restatement of the Enova International, Inc. 2014 Long Term Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,533,031	$16.00	750,670
Equity compensation plans not approved by security holders	—	—	—

Total	2,533,031	$16.00	750,670

Audit Committee Report

The Audit Committee (the Committee) oversees our accounting and financial reporting process on behalf of the Board. The Committee is composed of four independent directors (as defined by the NYSE Listing Rules), met nine times in 2015 and operates under a written charter adopted by the Board in October 2014, which is available on the Committee Charters page of our website at www.enova.com. As provided in the Charter, the Committee’s responsibilities include overseeing the quality and integrity of our financial reporting, including our systems of disclosure controls and procedures and internal controls, the qualifications and independence of our external auditors and the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2015 with management, including a discussion of the quality and the acceptability of our financial reporting and controls as of and for the year ended December 31, 2015.

The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and acceptability of our financial reporting, the effectiveness of the Company’s internal control and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including matters in the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence. The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining its independence.

The Committee also discussed with our internal audit manager and the internal audit team and our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit manager and internal audit team and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Committee also meets in executive session separately with the internal audit manager and internal audit team, our independent registered public accounting firm and Company management at least annually.

In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2016 fiscal year.

William M. Goodyear, Chairman

James A. Gray

Mark A. Tebbe

Ellen Carnahan

Audit and Non-Audit Fees

The following fees were billed for professional audit services and other services rendered to Enova by PricewaterhouseCoopers LLP for 2015 and 2014:

	2015	2014
Audit fees (1)	$1,578,770	$1,042,130
Audit-related fees	—	—
Tax fees (2)	—	400,000
All other fees (3)	3,924	5,200

Total	$1,582,694	$1,447,330

(1)	Audit fees consist of fees billed for professional services rendered for the audit of Enova’s consolidated financial statements included in Enova’s Annual Report on Form 10-K and for the review of the financial statements included in Enova’s Quarterly Reports on Form 10-Q, as well as services that generally only Enova’s independent registered public accounting firm can reasonably provide, including services rendered in connection with SEC filings. The audit fees for 2014 also include services performed in connection with Enova’s spin-off from Cash America and debt offerings.
(2)	Tax fees consist of services provided in connection with our spin-off from Cash America.
(3)	Other fees consist of amounts paid for technical publications and subscriptions.

Our Audit Committee must pre-approve all auditing services and permitted non-audit services that the independent registered public accounting firm is to perform for us (except for items exempt from pre-approval requirements under applicable laws and rules). Our Audit Committee periodically monitors the services rendered by, and actual fees paid to, the independent registered public accounting firm to ensure that the services provided are within the parameters that have been approved. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular audit committee meetings. If the Chair of the Audit Committee so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Our Audit Committee approved all of the audit and non-audit services and related fees for 2015 in accordance with the policy set forth above, except for audit fees related to the fiscal year 2014 audit and registration statements prior to the Spin-Off, which were approved by Cash America’s Audit Committee.

The Audit Committee determined that the level of PricewaterhouseCoopers LLP’s fees for providing audit-related services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Certain Relationships and Related Transactions

Related Party Transactions

A current officer of the Company has an ongoing ownership interest in the small business from which the Company acquired certain assets and assumed certain liabilities in June 2015. In the normal course of business, the Company attains certain customer relationships from the small business by entering into transactions with the customers to obtain additional receivables purchase agreement (RPA) financing. In these transactions, the Company satisfies the customer’s existing RPA balance with the small business which terminates such customer’s responsibilities to the small business. During the year ended December 31, 2015, the Company paid $7.7 million to the small business to satisfy customers’ existing RPA balances. Pursuant to the acquisition, a subsidiary of the Company issued a promissory note to the small business in the amount of $3.0 million (the Promissory Note) and granted the company an opportunity to earn certain contingent purchase consideration, both of which are guaranteed by the Company. The Promissory Note accrues interest at a rate of 4.0% per annum and will mature on June 23, 2018. During the year ended December 31, 2015 the Company incurred interest expense of $0.1 million related to the Promissory Note. In addition, as a condition precedent to the acquisition, a subsidiary of the Company executed a Transition Services Agreement with the small business from which the Company acquired certain assets whereby it agreed to provide certain transition services to the business for three years following the acquisition. During the year ended December 31, 2015, the Company was paid $0.1 million for such services. The subsidiary of the Company also entered into a short-term employee leasing agreement whereby it leased employees at cost from the small business until such employees could be formally hired, under which the Company paid a total of $0.2 million; no additional payments will be made under this agreement.

Since the Spin-off, Cash America has been charging the Company a transition services fee related to utilization of financial reporting systems and accounts payable processing that is included in general and administrative expenses. The Company transitioned to its own financial reporting system in late 2015 and the transition services agreement with Cash America ended on December 31, 2015.

Prior to the Spin-off, the Company paid Cash America compensation for loans made to or arranged for customers who were referred from Cash America. The Company paid $1.2 million for each of the years ended December 31, 2014 and 2013, pursuant to this arrangement. In addition, the Company administered the consumer loan underwriting model utilized by Cash America’s Retail Services Division in exchange for the reimbursement of the Company’s direct third-party costs incurred in providing the service. The Company received $0.6 million and $0.9 million for the years ended December 31, 2014 and 2013, respectively, pursuant to this arrangement. The Company and Cash America entered into a software lease and maintenance agreement in conjunction with the Spin-off for the Company to continue providing this service. The Company received $1.2 million for the year ended December 31, 2015 pursuant to this agreement.

Procedures for Approval of Related Person Transactions

Our written related person transaction policy governs the review of any transaction, or series of transactions, involving amounts greater than $60,000 in which a director, director nominee, executive officer, 5% shareholder, members of their immediate families, or any entity of which any such person or any member of their immediate family is an officer, director, partner, principal or 5% shareholder (each, a “related person”) has a direct or indirect material interest. The policy does not cover transactions, or series of transactions, that involve (i) compensation arrangements of any executive officer, if such arrangements have been approved by the Board or one of its committees, (ii) less than $60,000, (iii) rates or charges that are determined by competitive bids, (iv) the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or (v) services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The policy also does not cover transactions, or series of transactions, that arise solely from the ownership of a class of our equity securities if all holders of that class of our equity securities received the same benefit on a pro rata basis.

The Nominating and Corporate Governance Committee, or another committee of the Board comprised of at least three independent directors who are not involved in the transaction, must approve, ratify or refer to the full Board related person transactions involving amounts from $60,000 to $120,000. For transactions involving amounts greater than $120,000, the Nominating and Corporate Governance Committee, or such other committee that has reviewed the transaction, will make a recommendation to the full Board concerning such related person transaction and the full Board will then ratify, approve or disapprove of such transaction. A director may not participate in the review or approval of any transaction involving himself or herself or any of his or her affiliates or family members. In addition, if shareholder approval is required under the NYSE rules, our articles of incorporation or applicable law for any related person transaction, our related person transaction policy requires us to seek shareholder approval for such transaction.

If it is impractical or undesirable to wait until a committee or Board meeting to consummate a related person transaction involving $120,000 or less, the Nominating and Corporate Governance Committee chair may review and approve the transaction pursuant to the criteria set forth in the related person transaction policy. Another Nominating and Corporate Governance Committee member may review and approve the transaction if the chair is unavailable or if he or she, a family member or an affiliate of his or hers is a party to the transaction. Such approval shall be reported to the Board at its next regularly scheduled meeting.

PROPOSAL 2 ADVISORY PROPOSAL ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and in accordance with SEC rules, we are asking Stockholders to approve, on a non-binding basis, the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.

This advisory vote is not intended to address any specific element of executive compensation, but is instead intended to address the overall compensation of our NEOs as disclosed in this proxy statement.

Executive compensation is an important issue for our Stockholders. As described in Compensation Discussion and Analysis, the Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and practices. The Compensation Committee has adopted an executive compensation program that supports our near- and long-term strategic objectives by attracting and retaining high caliber executives tasked with achieving continuous improvement in our operating results and motivating executives to achieve high levels of performance without excessive risk taking. Our Compensation Committee believes our executive officers should be compensated competitively consistent with our strategy, sound corporate governance principles, our particular circumstances and stockholders’ interests.

We urge you to read Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Effect of the Proposal

This advisory resolution, commonly referred to as a say-on-pay resolution, is not binding on us, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or the Compensation Committee. Because we highly value the opinions of our Stockholders, however, our Board and Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Required Vote

Although the vote is advisory in nature and therefore not binding on the Company, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class as approval, on an advisory basis, of the compensation paid to the Company’s NEOs. This means that the number of votes cast by Stockholders FOR Proposal 2 must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3 ADVISORY PROPOSAL ON FREQUENCY OF FUTURE ADVISORY PROPOSALS ON NAMED EXECUTIVE OFFICER COMPENSATION

In addition to providing our Stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, we also are seeking a non-binding, advisory vote on how frequently the advisory vote on executive compensation should be presented to Stockholders as required by SEC rules. You may vote to have the advisory vote on executive compensation held every year, every two years or every three years, or you may abstain from voting. You are not being asked to vote for or against the Board’s recommendation of having a shareholder advisory vote every year.

The Board recommends holding the advisory vote on executive compensation every year. An annual vote would provide us with timely feedback from our Stockholders on executive compensation matters. An annual advisory vote is also consistent with our Compensation Committee’s plan to conduct an in-depth review of executive compensation philosophy and practices each year.

Effect of the Proposal

The vote on this proposal is advisory and non-binding, and the final decision with respect to the frequency of future advisory votes on executive compensation remains with the Board. Although the vote on this proposal is non-binding, the Board and the Compensation Committee highly value the opinions of our Stockholders and, accordingly, will take into account the outcome of this vote in considering the frequency of future advisory votes on executive compensation. In accordance with SEC rules, Stockholders will have the opportunity at least every six years to recommend the frequency of future advisory votes on executive compensation.

Required Vote

Stockholders will be able to specify one of four choices for this Proposal 3 on the proxy card: holding the advisory vote on named executive officer compensation every one year, every two years, every three years, or abstaining. Stockholders are not voting to approve or disapprove the Board’s recommendation. The option of one year, two years or three years that receives a majority of all the votes cast by Stockholders will be the frequency for the advisory vote on executive compensation that has been selected by Stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our Stockholders and the Company to hold an advisory vote on executive compensation more or less frequently that the option selected by the Shareowners.

Abstentions and broker “non-votes” will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4 PROPOSAL TO AMEND AND RESTATE THE ENOVA INTERNATIONAL, INC. 2014 LONG-TERM INCENTIVE PLAN

Background and Purpose

On October 16, 2014, the Board, on the recommendation of the Compensation Committee (a) adopted the Enova International, Inc. 2014 Long-Term Incentive Plan (2014 LTIP). On February 23, 2016, the Board, on the recommendation of the Compensation Committee, (a) authorized the adoption of the Amended and Restated 2014 LTIP and (b) recommended that the Amended and Restated 2014 LTIP be approved by our Stockholders.

In anticipation of the Board’s adoption of the Amended and Restated 2014 LTIP on February 23, 2016, the Compensation Committee granted stock options to purchase an aggregate of 337,081 shares and restricted stock units representing an aggregate of 753,550 shares under the Amended and Restated 2014 LTIP, subject to Stockholder approval of the Amended and Restated 2014 LTIP, after giving effect to any forfeitures since such grants.

Approval of the Amended and Restated 2014 LTIP would:

•	increase the number of shares of Common Stock authorized for issuance under the Amended and Restated 2014 LTIP by 4,400,000 from 3,600,000 to 8,000,000 shares;

•	increase the maximum share limitation under the Amended and Restated 2014 LTIP pursuant to which options designated as incentive stock options under Code Section 422 (incentive stock options) may be granted from 475,000 to 8,000,000 shares;

•	increase the annual individual grant limitations with respect to the number of awards issued and the maximum aggregate fair market value of such awards;

•	structure certain future awards based on the performance goals, as set forth in the Amended and Restated 2014 LTIP and described below, to qualify as deductible performance-based compensation under Code Section 162(m) for a five-year period;

•	revise the change-in-control definition and the treatment of awards that are unvested at the time of such change-in-control;

•	implement a fungible share counting ratio whereby each share of Common Stock issued pursuant to any award under the Amended and Restated 2014 LTIP (other than an option right or stock appreciation right) will reduce the number of shares available under the Amended and Restated 2014 LTIP by 1.39 shares of Common Stock;

•	ratify the awards granted by the Compensation Committee under the Amended and Restated 2014 LTIP; and

•	impose a minimum vesting condition of 12 months for all awards granted following the adoption of the Amended and Restated 2014 LTIP; subject to the Compensation Committee’s authority to accelerate vesting upon the occurrence of a specified event.

In addition to the amendments described above, there are several additional amendments in the Amended and Restated 2014 LTIP including clarification and expansion of the power and authority of the Compensation Committee’s administration of the Amended and Restated 2014 LTIP to provide subplans for awards issued to foreign participants, to modify the method by which certain types of awards are counted for purposes of the share limitations in the 2014 LTIP and the treatment of payment of dividends and dividend equivalents. The amendments to the 2014 LTIP will become effective upon approval of our Stockholders, which approval will require a majority of the votes cast by our Stockholders at the Annual Meeting.

As of March 21, 2016, 722,685 shares remained available for future awards under the 2014 LTIP. If our Stockholders approve the Amended and Restated 2014 LTIP authorizing an additional 4,400,000 shares of Common Stock for issuance thereunder, the number of shares of Common Stock remaining available for future awards under the Amended and Restated 2014 LTIP (after giving effect to the grants made in February 2016 subject to Stockholder approval, including the impact of the fungible counting provision) would increase to 3,738,169 shares of Common Stock.

As of March 21, 2016 and after giving effect to the grants made in February 2016 subject to Stockholder approval and any forfeitures since such grants, there were:

•	Outstanding full-value awards: 1,320,719 shares of Common Stock;

•	Outstanding stock options: 2,117,854 shares of Common Stock (such outstanding stock options have an average exercise price of $18.94, an average remaining term of 5.64 years, and do not provide for any dividends or dividend equivalent rights); and

•	Outstanding shares of Common Stock: 33,158,148.

The Board believes that our success is highly dependent on our ability to attract, retain and reward highly-qualified employees and non-employee directors and that by offering them the opportunity to receive equity and cash awards, we will enhance our ability to attract and retain such persons. The Amended and Restated 2014 LTIP will provide sufficient shares for issuance to allow us to continue to award equity-based incentive compensation for current and future directors, officers and employees. Accordingly, we are recommending that the Stockholders approve the Amended and Restated 2014 LTIP.

In its determination to approve the Amended and Restated 2014 LTIP, the Board considered the historical award levels and the number of shares remaining available for future awards under the 2014 LTIP. The total number of shares awarded under the 2014 LTIP was 27,985 in 2016, 874,427 in 2015 and 1,974,903 in 2014. Based on our historical grant practices, the shares reserved for future awards under the 2014 LTIP was not sufficient to cover awards for fiscal year 2016. Accordingly, the Compensation Committee made certain grants in February 2016 subject to Stockholder approval of the Amended and Restated 2014 LTIP. If the Amended and Restated 2014 LTIP is approved and we continue making awards consistent with our practices over the past three years, we estimate that the shares available for future awards, including the awards that were made in February 2016 subject to Stockholder approval, will be sufficient for awards to 2018.

The Amended and Restated 2014 LTIP authorizes the issuance of qualified performance-based compensation awards (both cash and stock-based) which are intended to meet the requirements of Code Section 162(m) for deductibility of executive compensation (qualified performance-based compensation). Code Section 162(m) generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and certain other executive officers (referred to as “Covered Employees”). Qualified performance-based compensation is not subject to the $1 million deduction limit.

To qualify as qualified performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by, Stockholders before the compensation is paid. Generally, stockholders are required to re-approve the criteria and the material terms of the plan every five years. If approved by our Stockholders at the Annual Meeting, the Amended and Restated 2014 LTIP will enable the Compensation Committee to grant qualified performance-based compensation awards under the Amended and Restated 2014 LTIP that are intended to be exempt from the deductibility limits of Code Section 162(m).

If we do not obtain Stockholder approval of the Amended and Restated 2014 LTIP, the current 2014 LTIP (without giving effect to the proposed amendment and restatement) will remain in effect and the awards made in February 2016 subject to Stockholder approval will become null and void. If the Amended and Restated 2014

LTIP is not approved by Stockholders, the Compensation Committee may, in its discretion, still make future awards under the 2014 LTIP in an amount up to the shares still available under the 2014 LTIP.

The Amended and Restated 2014 LTIP reflects our compensation philosophy, recent developments in our compensation practices and also includes several features designed to protect Stockholders interests, including:

•	Purpose. The Amended and Restated 2014 LTIP is designed to promote the interests of the Company and its stockholders by giving us a competitive advantage in attracting, retaining and motivating employees, officers, consultants and directors capable of assuring our future success, to offer such persons incentives that are directly linked to the profitability of our business and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in the Company.

•	Stockholder alignment. The Amended and Restated 2014 LTIP allows us to offer incentives to our employees, officers, consultants and directors that are directly linked to the longer-term profitability of our business and increases in stockholder value.

•	Limitation on share counting. Shares of our Common Stock surrendered for the payment of the purchase price relating to an award or for the satisfaction of tax obligations relating to an award may not again be made available for granting future awards under the Amended and Restated 2014 LTIP. However, if an award terminates, is forfeited or otherwise expires without shares of Common Stock being issued or is settled other than wholly by delivery of the shares of Common Stock, then the shares that were subject to the award will be available for granting future awards under the Amended and Restated 2014 LTIP. The 2014 LTIP did not allow such shares to be available for granting future awards.

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and SAR is ten years.

•	No repricing or grant of discounted stock options. Except in the case of certain Corporate Changes (described below), the Amended and Restated 2014 LTIP does not permit amending an existing stock option or SAR award to decrease the exercise price or grant price, cancelling an existing award in connection with the grant of a new award at a lower exercise or grant price, exchanging or authorizing the repurchase of any existing stock option or SAR for cash or other awards if it would constitute a repricing or any other action that would be considered repricing unless such action is approved by our stockholders. In addition, the Amended and Restated 2014 LTIP prohibits the granting of stock options or SARs with an exercise price less than the fair market value of our Common Stock on the date of grant (which is defined in the Amended and Restated 2014 LTIP as the closing price of our Common Stock on the most recent day prior to the grant date on which our Common Stock was publicly traded).

•	Clawback. Awards granted under the Amended and Restated 2014 LTIP are subject to clawback in certain circumstances in the event that there is a material restatement of our financial results.

•	Section 162(m) Eligibility. The Amended and Restated 2014 LTIP provides flexibility to grant awards that may qualify as “performance-based” compensation under Section 162(m).

•	Minimum Vesting Conditions. The Amended and Restated 2014 LTIP provides for a minimum vesting period of twelve months for awards granted on or after the effective date of the Amended and Restated 2014 LTIP; subject to the Compensation Committee’s authority to accelerate vesting upon the occurrence of a specified event.

•	No “Single-Trigger” Change in Control Vesting. The Amended and Restated 2014 LTIP does not provide for automatic vesting upon a change in control of the Company.

The summary of the Amended and Restated 2014 LTIP as set forth below is qualified in its entirety by reference to the full text of the Amended and Restated 2014 LTIP, which is annexed to this proxy statement as Appendix A.

Administration of the Amended and Restated 2014 LTIP

The Amended and Restated 2014 LTIP is administered by the Compensation Committee or other subcommittee of our Board designated by the Board or the Compensation Committee to administer the plan. For awards that are intended to be qualified performance-based awards under Code Section 162(m), such awards will be approved and administered by a committee or subcommittee of “outside directors” within the meeting of Code Section 162(m). For awards that are intended to be qualified under Rule 16b-3 promulgated by the SEC under the Exchange Act, or Rule 16b-3, such awards will be approved and administered by a committee or subcommittee of non-employee directors within the meaning of Rule 16b-3.

Except to the extent prohibited by applicable laws, the Compensation Committee may delegate all or any part of its duties and powers under the Amended and Restated 2014 LTIP to one or more persons, including directors, a committee of directors or to an officer under Rule 16a-1 of the Exchange Act, or Section 16 Officer, subject to such terms, conditions and limitations as the Management and Development Compensation Committee may establish in its sole discretion. However, the Management and Development Compensation Committee may not delegate its powers and duties under the Amended and Restated 2014 LTIP (i) with regard to directors or Section 16 Officers or (ii) in a manner that would cause an award designated as a Qualified Performance-Based Award (discussed below) not to qualify for, or to cease to qualify for, the Code Section 162(m) exemption. The 2014 LTIP permitted similar delegation authority.

Eligibility

The Compensation Committee selects grantees from among the employees, officers, directors and consultants of our Company and our affiliates (such as our subsidiaries). As of December 31, 2015, we had 1,132 employees. As of the date of this proxy statement we have nine directors. In determining the eligible individuals to be granted awards, the Compensation Committee selects those who, in its opinion, have the capacity for contributing in a substantial measure to our successful performance.

Shares Subject to the Amended and Restated 2014 LTIP

Subject to adjustment as described below, a maximum of 8,000,000 shares may be issued under the Amended and Restated 2014 LTIP. In addition, the Amended and Restated 2014 LTIP has the following limits:

•	The aggregate number of shares of Common Stock available for granting options that are considered “incentive stock options” under Code Section 422, or incentive stock options, may not exceed 8,000,000 (an increase from the maximum of 475,000 shares under the 2014 LTIP);

•	A maximum of 500,000 shares of Common Stock may be subject to qualified performance-based awards granted to any eligible person in any calendar year (an increase from the maximum of 350,000 shares under the 2014 LTIP);

•	A maximum of 1,000,000 shares of Common Stock may be subject to options or stock appreciation rights, or SARs, granted to any eligible person in any calendar year (an increase from the maximum of 350,000 shares under the 2014 LTIP);

•	The amount of compensation that may be earned by any eligible person under performance units granted in any one calendar year that are intended to be qualified performance-based awards may not exceed $10,000,000 (an increase from the maximum of $6,000,000 under the 2014 LTIP); and

•	The maximum grant date fair market value (as defined in the Amended and Restated 2014 LTIP) of all shares covered by awards granted during any calendar year to any director who is not an employee on the grant date of each such award (including director annual grant values described below) shall not exceed $500,000; provided, however, the Compensation Committee has the authority to grant up to an additional $750,000 in excess of the foregoing $500,000 limitation if the Compensation Committee determines that such director has provided, or is expected to provide extraordinary services during that calendar year (such amounts unchanged from amounts under the 2014 LTIP).

The individual award limitations set forth above are subject to adjustment in the event of a change in our capitalization (including, but not limited to, a change in the number of shares of our Common Stock outstanding), such as a stock split or stock dividend, a recapitalization, a combination or exchange of shares of Common Stock or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization or any partial or complete liquidation of our Company, which we collectively refer to as a “Corporate Change”.

The Amended and Restated 2014 LTIP will terminate on the tenth anniversary of the effective date or any earlier date of discontinuation or termination in accordance with the terms of the Amended and Restated 2014 LTIP, and no awards will be granted under the Amended and Restated 2014 LTIP after the termination date. Unless otherwise specified in the Amended and Restated 2014 LTIP or the applicable award agreement, any award granted under the Amended and Restated 2014 LTIP prior to the termination date will remain in effect until such award is exercised or has expired in accordance with its terms, and the authority of the Compensation Committee will extend beyond the termination date with respect to the Amended and Restated 2014 LTIP and such awards.

The shares of Common Stock that may be issued under the Amended and Restated 2014 LTIP may be authorized and unissued shares or treasury shares. Shares of Common Stock surrendered for the payment of the purchase price relating to an award or for the satisfaction of tax obligations relating to an award may not again be made available for granting future awards under the Amended and Restated 2014 LTIP. However, if an award terminates, is forfeited or otherwise expires without shares of Common Stock being issued or is settled other than wholly by delivery of the shares of Common Stock, then the shares that were subject to the award will be available for granting future awards under the Amended and Restated 2014 LTIP; provided, however, that in no event shall such shares increase the incentive stock option limit. In the event of a Corporate Change, the Compensation Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event, which must be consistent with the restrictions of Code Section 409A.

Awards Under the Amended and Restated 2014 LTIP

General

The Compensation Committee selects persons to receive grants, determines the types of grants, number of shares or units covered by awards to grantees, the exercise price applicable to stock options and SARs and whether or to what extent the exercise price may be paid in cash or shares and sets the terms, conditions and provisions of the grants consistent with the Amended and Restated 2014 LTIP, including, among others, provisions related to vesting and exercisability conditions (which, in the case of awards granted on or after the effective date of the Amended and Restated 2014 LTIP, shall provide for vesting no earlier than 12 months after the applicable grant date, subject to any accelerated vesting and/or exercisability, as applicable, determined by the Compensation Committee to apply upon the occurrence of certain events). The Compensation Committee is authorized to grant awards in any of the following forms under the Amended and Restated 2014 LTIP:

•	Stock Options. Stock options would allow the holder to purchase shares of our common stock at a price not less than the fair market value of the shares as of the grant date, or the exercise price. Stock options may be designated under the Code as nonqualified stock options (which may be granted to all participants) or “incentive stock options” under Code Section 422 (which may be granted to qualifying employees, but not to non–employee directors or prospective employees). The maximum term of each stock option under the Amended and Restated 2014 LTIP is ten years.

•

Stock Appreciation Rights. SARs may be granted as separate awards or in tandem with stock options and give the holder the right to receive the excess (payable in cash, shares of common stock or a combination thereof) of the fair market value per share of common stock on the date of exercise, or if specified under the terms of the grant, the average selling price per share of common stock during a period of up to 30 days before the date of exercise, over the grant price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date). The maximum term of SARs under the Amended and Restated 2014 LTIP is ten years.

•	Performance Units. Performance units are denominated in cash, the amount earned and vesting of which would be contingent upon the achievement of certain performance goals, determined by the Compensation Committee, over a period of time established by our Compensation Committee in connection with the award and evidenced in a manner that the Compensation Committee deems appropriate, including book-entry registration or issuance of stock certificates.

•	Restricted Stock and Restricted Stock Units. Restricted stock is common stock that is issued subject to specified restrictions and evidenced in a manner that the Compensation Committee deems appropriate, including book-entry registration or issuance of stock certificates. Restricted stock units, or RSUs, represent the right to receive common stock or cash, measured by the value of our common stock, in the future. The granting or vesting of RSUs may be performance-based and contingent upon the achievement of certain performance goals, as determined by the Compensation Committee, over a period of time established by our Compensation Committee, time-based or both. Except as otherwise determined by the Compensation Committee, upon termination of a participant’s employment or other applicable service, as determined under criteria established by the Compensation Committee, during any applicable period of restriction, all applicable restricted stock awards and RSUs subject to restriction at such time will be forfeited, and, to the extent that other vesting conditions are not met as of the last day of the applicable period of restriction, all applicable restricted stock awards and RSUs subject to the vesting conditions will be forfeited.

•	Other Share Based or Share-Related Awards. Other share-based or share-related awards that are consistent with the purpose of the Amended and Restated 2014 LTIP and the interests of the Company are also permitted under the Amended and Restated 2014 LTIP.

•	Directors’ Restricted Stock Units. Grants are authorized by the Board from time to time; provided, however, in no event shall the value of the grant exceed $250,000 per year.

•	Directors’ Fees. On the last day of a calendar year, non-employee directors may make an election to have the payment of annual retainer, meeting fees and committee meeting fees he or she earns during a succeeding calendar year deferred. Fees may be deferred in 10% increments up to a maximum of 100%. We have opted not to provide this deferral election to our non-employee directors for 2016.

The terms and conditions of any awards granted under the Amended and Restated 2014 LTIP, including, as applicable, the nature and extent of restrictions on the awards, the duration of such restrictions, and any circumstance which could cause the forfeiture of such awards are to be determined by the Compensation Committee and set forth in a written award agreement subject to the applicable terms and conditions of the Amended and Restated 2014 LTIP. In addition, the award agreement will specify if dividends or dividend equivalents will be payable with respect to an equity-based award other than stock options, SARs or unvested performance-based awards, which shall be determined at the discretion of the Compensation Committee and payment of which is made on a specified payment schedule in the award agreement or at such time, and to the extent, such award vests in accordance with the terms of the award agreement. The Amended and Restated 2014 LTIP does not permit the payment of dividends or dividend equivalents with respect to unvested performance units, stock options or SARs granted on or after the effective date of the Amended and Restated 2014 LTIP. The award agreement will also specify the effect of termination of employment of an award recipient (by reason of death, retirement, disability or otherwise) during any applicable vesting period.

If permitted by the Compensation Committee for a given award, all or part of an award may be deferred (and paid in a form permitted by the Compensation Committee) at the election of a participant, provided that the deferral elections comply with Code Section 409A. To the extent that an award provides for deferred compensation subject to Code Section 409A, any cash payments made in lieu of the award may not change the timing of payment of such award.

Qualified Performance-Based Awards

Restricted stock, RSUs and performance units granted under the Amended and Restated 2014 LTIP may be designated by the Compensation Committee at the time of grant as “Qualified Performance-Based Awards” to Covered Employees. In general, Code Section 162(m) limits our deduction for compensation paid to each Covered Employee to an annual dollar limitation ($1,000,000), but permits certain performance-based pay to be deductible without regard to the dollar limitation. If the Compensation Committee grants Qualified Performance-Based Awards, payments under such awards would be intended to qualify as performance-based pay that could be deductible by us without regard to the annual dollar limitation of Code Section 162(m). The Compensation Committee has the sole discretion to determine whether to grant Qualified Performance-Based Awards, and deductibility will be only one of the factors considered in making that determination.

If Qualified Performance-Based Awards are granted, then the Compensation Committee will establish performance goals stated in terms of one or any combination of the following objective measures with respect to our Company or our affiliates, or any division or department of the Company or an affiliate: revenue growth (gross or net); gross margin; pre-tax margin; operating margin; earnings before interest, taxes, depreciation, and amortization; earnings before interest, taxes, depreciation and amortization margin; earnings before interest and taxes; operating income; pre- or after- tax income; pre- or after-tax income from continuing operations; pre-or after-tax income excluding extraordinary items; basic or diluted earnings per share; basic or diluted earnings per share from continuing operations; basic or diluted earnings per share excluding extraordinary items; cash flow; basic or diluted cash flow per share; cash flow on investment; return on equity; return on capital; return on invested capital; return on investment; return on assets (gross or net); return on revenue (gross or net); inventory turnover; growth in earning assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of specified working capital levels; attainment of goals relating to geographic business expansion, increasing or decreasing the percent of revenue attributable to a specific type of product(s); or new product development or acquisitions, divestitures or similar transactions or other strategic initiatives. These goals may be based on attaining specified levels of Company performance under one or more of the foregoing measures in absolute terms or relative to a base period or the performance of other companies.

To the extent that the Compensation Committee desires to grant awards that are intended to be “qualified performance based compensation” for purposes of Code Section 162(m), the Compensation Committee will establish the relevant goals in writing within the time period prescribed by Code Section 162(m) so that the outcome is substantially uncertain at the time the relevant performance goals are established, and, after the end of the applicable performance period, the Compensation Committee will confirm in accordance with Code Section 162(m) whether the goals have been attained and the amount of the Qualified Performance-Based Award to be paid to each grantee. This process of establishing goals and confirming their attainment is intended to comply with Code Section 162(m) so that payments under such awards may qualify as deductible performance-based pay.

Awards of stock options and SARs having a value based solely on the increase in the fair market value of the underlying shares of common stock after the date of grant will typically also qualify as performance-based pay under Code Section 162(m) without regard to whether the exercise of such stock options or SARs is conditioned on the attainment of one or more of the performance goals stated in terms of the above listed objective measures.

Stock options and SARs granted under the Amended and Restated 2014 LTIP after our first meeting of Stockholders held more than 12 months after the spin-off from Cash America will not qualify as performance-based compensation under Code Section 162(m) if the Amended and Restated 2014 LTIP is not approved by our Stockholders before the date they are granted.

Payments made or shares of common stock issued under other types of performance-based awards after such stockholder’s meeting will not qualify as performance-based compensation under Code Section 162(m) if the Amended and Restated 2014 LTIP is not approved by our Stockholders before the awards are granted unless the payments or share issuances are conditioned upon such Stockholder approval. Certain grants of awards that the Company made on February 23, 2016 are contingent upon Stockholder approval and therefore may constitute performance based awards for purposes of Code Section 162(m).

Change-in-Control

Under the 2014 LTIP, in the event of a change-in-control, which, unless otherwise specifically defined in the applicable award agreement, is an event that qualifies under Code Section 409A as a change in ownership, change in effective control or change in the ownership of a substantial portion of the assets of our Company or our applicable affiliate(s), or a 2014 LTIP Change-in-Control; provided that such 2014 LTIP Change-in-Control shall not include any event that is not treated as a change in control event under Code Section 409A with respect to the applicable grantee, the Compensation Committee in its discretion and without the consent of the grantee, may, at the time a grant is made or at any time thereafter, take one or more of the following actions, subject to the requirements of Code Section 409A: (i) provide for the acceleration of any time period relating to the exercise or vesting of an award, (ii) provide for the purchase or termination of the award for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjust the terms of the award in a manner determined by the Compensation Committee to reflect the 2014 LTIP Change-in-Control, (iv) cause the award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Compensation Committee may consider equitable and in the best interests of our Company.

Under the Amended and Restated 2014 LTIP, in the event of an Amended and Restated 2014 LTIP Change-in-Control (as defined below), which must also qualify under Code Section 409A as a change in ownership, change in effective control or a change in the ownership of a substantial portion of the assets of our Company and applicable affiliates, unless otherwise provided in an award agreement, and within 12 months after the occurrence of an Amended and Restated 2014 LTIP Change-in-Control, a participant has a Qualifying Termination (as defined below), the entire award will automatically become 100% vested as of the date of the Qualifying Termination as long as the participant has remained continuously employed by the Company and its affiliates from the grant date of the award through the date of such qualifying termination.

For purposes of the Amended and Restated 2014 LTIP, an “Amended and Restated 2014 LTIP Change-in-Control” will be deemed to occur in if:

(i) any “person,” becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger or consolidation of the Company or a subsidiary of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the ultimate parent company of the Company outstanding immediately after such merger or consolidation; or

(iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of the Amended and Restated 2014 LTIP, a “Qualifying Termination” means a participant’s separation from services resulting from the Company’s involuntary termination of such participant’s employment, other than a termination for “Cause”, as such term is defined in a participant’s award agreement.

Directors

Directors’ Restricted Stock Units

Unless otherwise determined by the Compensation Committee, each director who is a member of the Board and is not considered a Section 16 Officer will automatically be granted RSUs on the date of our annual meeting. For 2016, these grants are expected to be made in May 2016. The number of shares of common stock underlying each such award will be determined by dividing the grant value, which is the annual grant dollar value authorized by the Board not to exceed $250,000 per year, by the closing price of the common stock on the NYSE on the last trading day before the date of the annual meeting.

The terms and conditions of the RSU awards, including the circumstances that could cause the forfeiture of such awards and the vesting conditions are to be determined by the Compensation Committee and set forth in a written award agreement. Except as otherwise determined by the Compensation Committee, upon termination of a participant’s applicable service, as determined under criteria established by the Compensation Committee, during any applicable period of restriction, all applicable RSUs subject to the restriction at such time will be forfeited, and, to the extent that other vesting conditions are not met as of the last day of the applicable period of restriction, then all applicable RSUs subject to such vesting conditions will be forfeited.

Directors’ Fees

Under the Amended and Restated 2014 LTIP, directors who are not also our employees may elect, on an annual basis, to have the payment of all or part (in 10% increments) of their annual retainers and any meeting (if any) fees deferred and credited to a bookkeeping account that is deemed invested in shares of common stock. As fees are deferred, we deposit an amount equal to the deferred fees into a Rabbi trust, which will be invested in shares of common stock on the last trading day of the calendar month in which any such fees are earned or as soon as practicable thereafter. All dividends paid on the shares in the Rabbi trust will also be reinvested in shares of common stock and credited to the director’s bookkeeping account. The shares deposited into the Rabbi trust and other amounts credited to a director’s bookkeeping account will remain subject to the claims of our creditors, and the interests of the outside directors in the trust may not be sold, assigned, transferred or encumbered, except by will or by the laws of descent and distribution. We have opted not to provide this deferral election to our non-employee directors for 2016.

Amendment and Termination

The Compensation Committee generally has authority to waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively. However, the Compensation Committee may not amend an outstanding award without the consent of the holder or beneficiary of such award if it would adversely affect the rights of the holder of the award. In addition, the Compensation Committee may not adjust upward the amount payable to Covered Employees who have received awards that are intended to be Qualified Performance-Based Awards or waive or alter the performance goals associated with such an award in a manner that would cause the award to cease to qualify for an exemption from the application of Code Section 162(m). The

Compensation Committee also cannot, except in the case of certain Corporate Changes, amend an outstanding stock option or SAR to reduce its exercise price or grant price, cancel an outstanding stock option or SAR and replace it with a new stock option or SAR having a lower exercise price or a lower grant price, respectively, exchange or authorize the repurchase of any existing stock option or SAR for cash or other awards if it would constitute a repricing or take any other action that would be treated as a repricing of the stock option or SAR unless approved by Stockholders as required by applicable law. Any such adjustments to outstanding stock options or SARs must be in accordance with applicable restrictions of Code Section 409A.

The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated 2014 LTIP or any portion thereof at any time, except that no such change may be made that would cause a participant to become subject to tax under Code Section 409A(a)(1) and no such change may be made without Stockholder approval if the change (i) is required to be approved by Stockholders to comply with applicable laws or rules, (ii) increases the number of shares of common stock reserved for issuance under the Amended and Restated 2014 LTIP, except for adjustments permitted by the Amended and Restated 2014 LTIP in connection with certain corporate transactions, or (iii) would cause us to be unable to grant incentive stock options.

Clawback

The Amended and Restated 2014 LTIP contains a clawback provision that would allow us, in the event that there is a material restatement of our financial results, to (i) cancel part or all of the outstanding portion of any award, whether or not vested, and/or (ii) require a participant to repay an amount, satisfied in cash or in another form of consideration, such as shares of common stock as permitted by applicable law and as acceptable to the Compensation Committee, equal to all or any portion of the value of shares of common stock that have been issued and other payments that have been made to the participant pursuant to any award within the two years preceding the date on which we are required to prepare an accounting restatement, to the extent that such value or payment amount was based on the erroneous data and exceeded the value or amount that would have been paid to the participant under the accounting restatement. The Amended and Restated 2014 LTIP also permits us, to the extent required to comply with applicable laws and/or any compensation recovery or clawback policy adopted by us after the date the Amended and Restated 2014 LTIP is approved by our Stockholders to unilaterally amend the clawback provision in the Amended and Restated 2014 LTIP and such amendment shall be binding on all participants.

Estimate of New Plan Benefits

Awards under the Amended and Restated 2014 LTIP

Awards were granted on February 23, 2016 under the Amended and Restated 2014 LTIP at the discretion of the Compensation Committee, subject to approval by our Stockholders of the Amended and Restated 2014 LTIP. Further awards under the Amended and Restated 2014 LTIP will be made at the discretion of the Compensation Committee and are not determinable. The table below describes the number of equity awards granted under the Amended and Restated 2014 LTIP which are subject to Stockholder approval of the Amended and Restated 2014 LTIP to: (i) each of our named executive officers, (ii) our current executive officers as a group, (iii) our current non-employee directors as a group, (iv) our director nominees, (v) each other person who received or is to receive 5% of such equity awards and (vi) our non-executive employees as a group, after giving effect to any forfeitures since such grants:

Persons or Groups of Persons	Number of RSUs	Number of Stock Options
Named Executive Officers:
Mr. Fisher	110,000	110,000
Mr. Clifton	9,083	9,083
Mr. Zeeman	83,333	83,333
Mr. King	7,500	7,500
Mr. Higginson	14,250	14,250
All current executive officers as a group	318,498	318,498
All current non-employee directors as a group	—	—
Director Nominees:
Ellen Carnahan	—	—
Daniel R. Feehan	—	—
David A. Fisher	—	—
William M. Goodyear	—	—
James A. Gray	—	—
David C. Habiger	—	—
Gregg A. Kaplan	—	—
Mark P. McGowan	—	—
Mark A. Tebbe	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All non-executive employees as a group	435,052	18,583

The Company and each non-employee director, executive officer, director nominee, each other person who received or is to receive 5% of the stock options and non-executive officer who received stock options under the Amended and Restated 2014 LTIP will enter into an option agreement with respect to these options. Each option (i) has an exercise price per share equal to an amount determined by the Compensation Committee (which in no case shall be less than 100% of the closing sale price of the Common Stock as quoted on NYSE on the date immediately prior to the date of the grant (or, if the grant date was a non-trading day, the date of the immediately preceding trading day), (ii) expires on the tenth anniversary of the date of grant, (iii) vests one-third on each of the first three anniversaries of the grant date and (iv) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the Amended and Restated 2014 LTIP. Each option granted to recipients which was granted subject to Stockholder approval of the Amended and Restated 2014 LTIP is not exercisable prior to such Stockholder approval and will be null and void if such Stockholder approval is not obtained.

The Company and each non-employee director, executive officer, director nominee, each other person who received or is to receive 5% of the RSUs and non-executive officer who received RSUs under the Amended and Restated 2014 LTIP will enter into an award agreement with respect to these RSUs. Each RSU vests one-third on each of the first three anniversaries of the grant date and is otherwise subject to such other terms and conditions as are set forth in the applicable award agreement and the Amended and Restated 2014 LTIP. Each RSUgranted to recipients that was granted subject to Stockholder approval of the Amended and Restated 2014 LTIP will not vest prior to such Stockholder approval and will be null and void if such Stockholder approval is not obtained.

Aggregate Past Awards Under the 2014 LTIP. The table below describes the number of equity awards since inception that have been granted under the 2014 LTIP to: (i) each of our named executive officers, (ii) our current executive officers as a group, (iii) our current non-employee directors as a group, (iv) our director nominees, (v) each other person who received or is to receive 5% of such equity awards and (vi) our non-executive employees as a group:

Persons or Groups of Persons	Number of RSUs	Number of Stock Options
Named Executive Officers:
Mr. Fisher	146,668	418,122
Mr. Clifton	23,780	67,793
Mr. Zeeman	74,626	191,082
Mr. King	43,342	123,560
Mr. Higginson	27,285	—
All current executive officers as a group	440,501	1,156,121
All current non-employee directors as a group	61,734	—
Director Nominees:
Ellen Carnahan	5,112	—
Daniel R. Feehan	9,437	—
David A. Fisher	146,668	418,122
William M. Goodyear	9,437	—
James A. Gray	9,437	—
David C. Habiger	9,437	—
Gregg A. Kaplan	9,437	—
Mark P. McGowan	—	—
Mark A. Tebbe	9,437	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All non-executive employees as a group	362,203	856,756

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 4 as a result of their being members of a class that is eligible to receive future grants.

Federal Income Tax Consequences

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the Amended and Restated 2014 LTIP.

Exercise of Incentive Stock Option and Subsequent Sale of Shares

A participant who is granted an Incentive Stock Option does not realize taxable income at the time of the grant or at the time of exercise. If the participant holds the shares acquired through the exercise of an Incentive Stock Option until the later of two years after the date of grant or one year after the date of exercise (the statutory holding period) any gain (or loss) realized on the disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. If the amount realized in a disqualifying disposition exceeds the exercise price, the participant will recognize ordinary income from the disposition. The participant’s ordinary income generally will be the lesser of (i) the excess of the amount realized over the exercise price, or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price. We generally will be entitled to a deduction for the amount of ordinary income recognized by the participant. We are not required to withhold, or pay employment taxes, on ordinary income that a participant recognizes upon a disqualifying disposition. If the amount realized from the disposition exceeds the fair market value of the shares at the time of exercise, the participant’s additional gain will be a capital gain. The capital gain will be long-term or short-term, depending on how long the participant holds the shares following the exercise.

Special tax rules apply when all or a portion of the exercise price of an Incentive Stock Option is paid by the delivery of shares the participant already owns, but generally it does not materially change the tax consequences described above. However, payment of the exercise price with shares that were acquired through the exercise of an Incentive Stock Option before such shares have satisfied the statutory holding period generally will result in the disqualifying disposition of the shares surrendered.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a nonqualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. We generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and we are required to withhold, and we and the participant are required to pay, applicable employment taxes on that ordinary income.

When a participant disposes of shares acquired through the exercise of a nonqualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on how long the participant holds the shares following the exercise.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock generally does not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and we generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and we are required to withhold, and we and the participant are required to pay, applicable employment taxes on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for the shares after their restrictions lapse.

Restricted Stock Units

A participant who has been awarded RSUs generally does not realize taxable income at the time of the grant. When shares are issued under the award, the participant will recognize ordinary income in an amount equal to the fair market value of the shares delivered at the time they are delivered and we generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and we are required to withhold, and we and the participant are required to pay, applicable employment taxes on such ordinary income. Upon disposition of the shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for the shares following their delivery.

SARs and Performance Units

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the cash or fair market value of the shares (if any) received upon exercise of the SAR, and we generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

A participant who has been awarded a performance unit does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the cash or the fair market value of shares (if any) delivered. We generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR or performance unit award is considered supplemental wages and we are required to withhold, and we and the participant are required to pay, applicable employment taxes on such ordinary income.

To the extent, if any, that shares are delivered to a participant upon exercise of a SAR or in payment of amounts earned under a performance unit award, the participant’s gain (or loss) on the subsequent disposition of such shares will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for the shares following their delivery.

Section 409A

Code Section 409A governs the tax treatment of nonqualified deferred compensation arrangements. Awards that provide for deferred compensation must comply with the requirements of Code Section 409A regarding the timing of participants’ elections to defer compensation, the events that can trigger the payment of deferred compensation and the timing of such payments. Certain officers may not begin to receive deferred compensation that is payable by reason of separation from service until six months after the officer separates from service.

Certain Other Tax Issues.

In addition, (i) our officers and directors subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, when applicable, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of an Amended and Restated 2014 LTIP Change-in-Control, payments relating to awards under the Amended and Restated 2014 LTIP, either alone or together with certain other payments, may constitute parachute payments under Code Section 280G, which excess amounts may be subject to excise taxes; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 5

PROPOSAL TO APPROVE THE ENOVA INTERNATIONAL, INC. SENIOR EXECUTIVE BONUS PLAN

Prior to the spin-off from Cash America, we adopted, and Cash America (our sole stockholder at the time) approved, the Senior Executive Bonus Plan which became effective on January 1, 2015. The Senior Executive Bonus Plan allows us to make annual cash-based incentive payments that could potentially qualify as performance-based compensation under 162(m) of the Code. At the Annual Meeting, you will be asked to approve the Senior Executive Bonus Plan, which includes terms and conditions regarding eligibility for awards, the business criteria on which the performance goals for awards may be based, and the maximum amount that may be paid to any employee for any fiscal year of the Company (as described in the summary below). If Stockholders do not approve this proposal, payment of any award made under the Senior Executive Bonus Plan on or after the date of the Annual Meeting will not qualify as performance-based compensation under Section 162(m) of the Code.

Reasons for Proposal

Stockholder approval of the Senior Executive Bonus Plan will constitute approval of terms and conditions set forth therein that will permit the Company to grant awards under the Senior Executive Bonus Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) generally limits to $1 million the deduction available to public companies for compensation paid to its Covered Employees. This limitation does not apply, however, to “performance-based compensation” as defined under Section 162(m).

The Senior Executive Bonus Plan allows the Compensation Committee to issue cash-based awards that are intended to qualify as performance-based compensation that would be fully deductible under Section 162(m) of the Code. Generally, in order for an award the constitute qualified performance based compensation for purposes of Section 162(m) of the Code, the award must be subject to performance measures established by a committee or subcommittee comprised solely of two or more of the Company’s outside directors (in the case of the Company, the Compensation Committee), and the award must be issued pursuant to a plan that has been approved by the Company’s Stockholders.

For purposes of Section 162(m) of the Code, the material terms that Stockholders must approve include (i) the group of employees whose compensation would be subject to the performance measures; (ii) the business criteria on which each of the performance measures is based; and (iii) the maximum amounts payable to any executive officer under each performance award.

Summary of Plan

The following description summarizes the principal features of the Senior Executive Bonus Plan but is qualified in its entirety by reference to the full text of the Senior Executive Bonus Plan set forth as Appendix B to this proxy statement.

Purpose

The Senior Executive Bonus Plan is intended to increase stockholder value and our success by linking a portion of the key executives’ compensation to our financial performance, providing rewards for improving financial performance and motivating our key executives to perform to the best of their abilities to achieve our objectives.

Group of Employees Subject to the Performance Measures

All of our executive officers, or eleven people, are eligible to participate in our Senior Executive Bonus Plan for fiscal year 2016. The Compensation Committee administers the Senior Executive Bonus Plan and determines which officers participate in the Senior Executive Bonus Plan in its sole discretion. In selecting participants in the plan each year, the Compensation Committee chooses those officers who are likely to have a significant impact on our performance.

Determination and Payment of Actual Awards

After the end of each year, the Compensation Committee must certify the extent to which the pre-established performance goals set by the Compensation Committee applicable to each participant were met. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance Compensation Committee certifies. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant. No participant’s actual award under the Senior Executive Bonus Plan may exceed $3.0 million for any year.

The Senior Executive Bonus Plan requires that the participant be continuously employed by us, and if a participant terminates employment with us before a certain date set by the Compensation Committee each year when they set the terms of the plan for that year, which date may be no earlier than December 31 of that plan year and no later than March 15 of the calendar year following the plan year, he or she generally will not be entitled to receive an award for that plan year. The Compensation Committee has the discretion, however, to waive the requirement that the participant be employed by us on the date set by the Compensation Committee and to pay a terminated participant all or part of the award actually earned for the year of termination. Awards will be payable in cash or its equivalent after the end of the year during which the award was earned, subject to the Compensation Committee’s discretion to reduce or eliminate the award. The Compensation Committee may, however, establish programs, procedures and payment mechanisms to permit selected participants to defer receipt of their actual awards. If a participant dies after earning an award for a particular year, but before the award is actually paid, the award will be paid to his or her estate.

Performance Measures under the Incentive Compensation Plan

Awards under the Senior Executive Bonus Plan will be payable contingent upon the attainment during a performance period of specified performance goals and any other requirements set forth in the Senior Executive Bonus Plan or established by the Compensation Committee in its sole discretion. With respect to each award, the performance goals for the applicable performance period will be established by the Compensation Committee based upon one or more measures of business, financial, and/or operational performance. Performance goals may be based on the attainment of one or more objective financial or objective strategic business initiative formulas, standards or measures with respect to the Company or an affiliate, or such subsidiary, division or department of the Company or an affiliate for or within which the participant performs services.

The performance measures applicable to awards under the Senior Executive Bonus Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code are as follows: revenue growth (net or gross); gross margin, pre-tax margin; operating margin; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation and amortization margin; earnings before interest and taxes; operating income; pre- or after-tax income; pre- or after-tax income from continuing operations; pre- or after-tax income excluding extraordinary items; basic or diluted earnings per share; basic or diluted earnings per share from continuing operations; basic or diluted earnings per share excluding extraordinary items; cash flow; basic or diluted cash flow per share; cash flow on investment; return on equity; return on capital; return on invested capital; return on investment; return on assets (gross or net); return on revenue (gross or net); inventory turnover; growth in earning assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of specified working capital levels; attainment of goals relating to geographic business expansion; increasing or decreasing the percent of revenue attributable to a specific type of product(s); or new product development or acquisitions, divestitures or similar transactions or strategic initiatives.

Clawback Policy

The Senior Executive Bonus Plan also contains a clawback provision that would allow us to recoup certain compensation and awards paid to our officers in certain circumstances in the event that there is a material restatement of our financial results.

Amendment and Termination

The Board or our Compensation Committee may amend or terminate the Senior Executive Bonus Plan at any time and for any reason, but in accordance with Section 162(m) of the Code, certain material amendments to the Senior Executive Bonus Plan will be subject to stockholder approval. We expect to submit the Senior Executive Bonus Plan to Stockholders from time to time as may be deemed necessary to comply with Code Section 162(m) requirements.

New Plan Benefits

Because awards under the Senior Executive Bonus Plan are determined based on actual performance, it is not presently possible to determine the dollar amounts that will be paid to participants under the Senior Executive Bonus Plan for fiscal year 2016 or in future years. However, set forth below are the target award amounts that were approved by the Compensation Committee in February 2016. These awards are subject to approval of the Senior Executive Bonus Plan by our Stockholders. The actual award may be less than or greater than the target award set forth below depending on actual performance, but in no case may the actual award exceed 200% of the target award.

Persons or Groups of Persons	Target Award
Named Executive Officers:
Mr. Fisher, Chief Executive Officer and President	$495,000
Mr. Clifton, Vice President and Chief Financial Officer	108,750
Mr. Zeeman, Executive Vice President—Chief Operating Officer	253,125
Mr. King, Senior Vice President—Operations	67,594
Mr. Higginson, Vice President—Chief Technology Officer	116,250
All current executive officers as a group	1,727,719

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to annual incentive awards paid under the Senior Executive Bonus Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of Code Section 162(m) and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Code Section 162(m) generally places a $1 million annual limit on the deductibility for federal income tax purposes of compensation paid to a company’s Covered Employees. This limit does not apply to compensation defined in Code Section 162(m) as “performance-based compensation.” The Senior Executive Bonus Plan provides a means for us to pay “performance-based” annual incentives to certain of our officers while preserving our tax deduction with respect to the payment of such incentives.

Under present federal income tax law, a participant will generally realize ordinary income upon receipt of incentive payments under the Senior Executive Bonus Plan. We will generally receive a tax deduction for such amounts, provided that the participant’s total compensation is below the limit established by Code Section 162(m) or the Senior Executive Bonus Plan award satisfies the requirements of the “performance-based” exception of Code Section 162(m).

Vote Required

Approval of the Senior Executive Bonus Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ENOVA INTERNATIONAL, INC. SENIOR EXECUTIVE BONUS PLAN.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year. PricewaterhouseCoopers LLP has confirmed to the Audit Committee that they are independent accountants with respect to us.

Our Board submits the Audit Committee’s appointment of our independent auditor for ratification by Stockholders at each annual meeting. Representatives of PricewaterhouseCoopers LLP will be present at this Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Effect of the Proposal

Although Stockholder ratification is not required, if Stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2016 fiscal year, the Audit Committee will reconsider the appointment.

Required Vote

Proposal 6 requires approval of a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6.

Other Matters

Our Board does not intend to bring any other business before the Annual Meeting and is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote in accordance with their best judgment.

APPENDIX A

ENOVA INTERNATIONAL, INC. FIRST AMENDED AND RESTATED

2014 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Enova International, Inc. 2014 Long-Term Incentive Plan (the “Plan”) is to promote the interests of Enova International, Inc. (the “Company”) and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the longer-term profitability of the Company’s business and increases in stockholder value and to afford such persons an opportunity to acquire a proprietary interest in the Company. This Plan is intended to amend and restate the prior Enova International, Inc. 2014 Long-Term Incentive Plan (the “Prior Plan”) in accordance with Section 13 of the Prior Plan, which Prior Plan shall be amended, restated and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders.

SECTION 2. DEFINITIONS

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.

“Annual Election” has the meaning set forth in Section 12(a) below.

“Applicable Laws” means the legal requirements relating to the administration of stock and long-term cash incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable Exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

“Award” means a grant or award granted under the Plan, as evidenced by an Award Agreement.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

“Board” means the Board of Directors of the Company.

“Change in Control” shall be deemed to occur if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger or consolidation of the Company or a Subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the ultimate Parent company of the Company outstanding immediately after such merger or consolidation; or

(iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code. Unless otherwise required by Code Section 409A, neither a change in ownership nor a change in effective control shall be considered to have occurred as a result of any acquisition or disposition of the Company’s stock by, or an increase in the percentage of the Company’s stock owned by, Cash America International, Inc. or any entity required to be aggregated with Cash America International, Inc. under Code Sections 414(b) or 414(c). For clarification purposes and without limiting the foregoing, the acquisition or disposition of the Company’s stock in a public offering or sale or in a spin-off transaction by Cash America International, Inc. shall not result in a Change in Control unless required by Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” means the Management Development and Compensation Committee of the Board or other committee or subcommittee of Directors designated by the Board or the Management Development and Compensation Committee to administer the Plan. For purposes of Awards that are intended to be qualified performance-based awards under Section 162(m) of the Code, such Awards shall be approved and administered by a committee or a subcommittee that has been authorized by the Board or the Management Development and Compensation Committee to approve such Awards that is composed solely of Outside Directors, with the number of Outside Directors on such committee or subcommittee to be not less than the number required under Section 162(m) of the Code to permit Awards to qualify under Section 162(m) of the Code. For purposes of approving Awards that are to be qualified under Rule 16b-3, such Awards shall be approved either by (i) a committee or subcommittee that has been authorized by the Board or the Management Development and Compensation Committee to approve such Awards and that is composed solely of “non-employee” Directors within the meaning of Rule 16b-3, with the number of “non-employee” Directors on such committee or subcommittee to be not less than the number required under Rule 16b-3 for Awards to qualify under Rule 16b-3; or (ii) by the Board.

“Common Stock” or “Stock” means the common stock of the Company, par value $0.00001 per share.

“Company” has the meaning set forth in Section 1 above.

“Covered Employee” means a Participant designated prior to the grant of an Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is expected to be deductible by the Company or an Affiliate (or deductible but for a limitation under Section 162(m) of the Code).

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, the term “Designated Beneficiary” means the Participant’s estate.

“Director” means a member of the Board, including any Outside Director.

“Effective Date” has the meaning set forth in Section 15 of the Plan.

“Eligible Individual” means any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or any Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; PROVIDED, HOWEVER, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment without regard to any notice period or period of “garden leave,” as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

“Employer” means the Company or any Affiliate.

“Exercise Price” has the meaning set forth in Section 6 of the Plan.

“Exchange” means the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Common Stock as designated by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price of the Common Stock on the most recent day prior to the date in question on which the Stock was traded on an Exchange, or if the Shares were not traded on an Exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select. Notwithstanding the foregoing, “Fair Market Value” on any day before the first day that Stock is traded on any Exchange shall be a price determined by the Committee in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

“Fees” has the meaning set forth in Section 12(a) below.

“Grant Price” has the meaning set forth in Section 7 below.

“Grant Value” has the meaning set forth in Section 11(a) below.

“Incentive Stock Option” means any Stock Option granted under Section 6 of the Plan that is designated as, and intended to qualify as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means any Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

“Outside Director” means any Director who qualifies as an “outside director” within the meaning of Section 162(m) of the Code, as a “non-employee director” within the meaning of Rule 16b-3 and as an “independent director” within the meaning of the applicable Exchange requirements.

“Participant” means an Eligible Individual designated to be granted an Award under the Plan.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Units or performance-based Restricted Stock or Restricted Stock Units has been earned.

“Performance Goals” means, for a Performance Cycle, the performance goals established by the Committee in connection with the grant of an Award, with such goals to be stated as one or more objective financial or objective strategic business initiative formulas, standards or measures established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to such goals. In the case of Qualified Performance-Based Awards, (i) the Performance Goals shall be stated in terms of one or any combination of the following objective measures with respect to the Company or an Affiliate or any division or department of the Company or an Affiliate: revenue growth (gross or net); gross margin; pre-tax margin; operating margin; earnings before interest, taxes, depreciation, and amortization; earnings before interest, taxes, depreciation and amortization margin; earnings before interest and taxes; operating income; pre- or after- tax income; pre- or after-tax income from continuing operations; pre-or after-tax income excluding extraordinary items; basic or diluted earnings per share; basic or diluted earnings per share from continuing operations; basic or diluted earnings per share excluding extraordinary items; cash flow; basic or diluted cash flow per share; cash flow on investment; return on equity; return on capital; return on invested capital; return on investment; return on assets (gross or net); return on revenue (gross or net); inventory turnover; growth in earning assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of specified working capital levels; attainment of goals relating to geographic business expansion, increasing or decreasing the percent of revenue attributable to a specific type of product(s); or new product development or acquisitions, divestitures or similar transactions or other strategic initiatives; (ii) to the extent specified in an objectively determinable manner by the Committee at the time the Performance Goals are established, any financial measure or metric shall exclude the effect of unusual or non-recurring items and shall include or exclude (as applicable) specified components of the applicable financial measure; (iii) such Performance Goals shall be set by the Committee in writing within the time period prescribed by Section 162(m) of the Code so that the outcome is substantially uncertain at the time the Performance Goals are established; and (iv) after the end of each Performance Cycle, the Committee shall certify in writing the extent to which such Performance Goals were achieved for the Performance Cycle and the amount of the Qualified Performance-Based Award to be paid to each Participant. Such Performance Goals may be expressed in absolute or relative terms, including, without limitation, relative to a base period and/or to the performance of other companies.

“Performance Unit” means an Award granted to a Participant under Section 8 of the Plan that is denominated in cash, the amount of which may be based on the achievement of the Performance Goals established for such Award.

“Plan” has the meaning set forth in Section 1 above, as the same may be hereinafter amended pursuant to the terms hereof.

“Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units, or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Restricted Stock Units, or Performance Units and (ii) the Committee intends for such Award to qualify for the Section 162(m) Exemption. The Committee shall have sole discretion to determine whether to grant Qualified Performance-Based Awards.

“Qualifying Termination” shall mean a separation from service (as defined in Treasury Regulation Section 1.409A-1(h)(1)) resulting from the Company’s or an Affiliate’s involuntary termination of a Participant’s employment, other than a termination for “Cause”, as such term is defined in a Participant’s Award Agreement.

“Restricted Period” means the period of time selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

“Restricted Stock” means Share(s) granted to a Participant under Section 9 of the Plan that are subject to the terms, conditions and restrictions as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means any unit granted under Section 9 or Section 11 of the Plan evidencing the right to receive a Share (or the cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 16 Officer” means an officer of the Company or an Affiliate who is considered an officer under Rule 16a-1 of the Exchange Act.

“Section 162(m) Exemption” means the “qualified performance-based compensation” exemption from the limitation on deductibility imposed by Section 162(m) of the Code.

“Separation from Service” or “Separate from Service” means a separation from service as defined in Code Section 409A. For purposes of determining whether a Separation from Service has occurred, the “Company” shall include the Company and all entities that would be treated as a single employer with the Company under Code Sections 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

“Share” or “Shares” means a share or shares of Common Stock.

“Stock Appreciation Right” means a right granted under Section 7 of the Plan.

“Stockholders Meeting” means the annual meeting of stockholders of the Company in each year, excluding any meeting of stockholders of the Company that occurs before the first date on which the Common Stock is traded on an Exchange.

SECTION 3. ADMINISTRATION

(a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and to Applicable Laws, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine whether and to what extent any type (or types) of Award is to be granted hereunder;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement, including but not limited to vesting and exercisability conditions (which, in the case of Awards granted following the Effective Date, shall provide for vesting no earlier than 12 months after the applicable grant date, subject to any accelerated vesting and/or exercisability, as applicable, determined by the Committee in an Award Agreement, the Plan or any other applicable arrangement to apply upon the occurrence of a specified event);

(v) subject to Section 13 hereof, amend the terms and conditions of any Award or Award Agreement; PROVIDED, HOWEVER, that (A) except for adjustments pursuant to Section 5(c) of the Plan, in no event may any Option or Stock Appreciation Right granted under this Plan be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, including (1) amending any outstanding Option or Stock Appreciation Right to decrease the Exercise Price of such Option or the Grant Price of such Stock Appreciation Right, (2) cancelling any outstanding Option or Stock Appreciation Right in conjunction with the grant of any new Option with a lower Exercise Price or any new Stock Appreciation Right with a lower Grant Price, (3) exchanging or authorizing the repurchase of any outstanding Option or Stock Appreciation Right for cash or other Awards if such exchange or repurchase would constitute a “repricing,” or (4) the taking of any other action that would constitute a “repricing,” unless any such action is approved by the stockholders of the Company to the extent required by Applicable Laws, and (B) the Committee may not adjust upward the amount payable to a Covered Employee with respect to a Qualified Performance- Based Award or waive or alter the Performance Goals associated therewith or herewith in a manner that would cause such Award to cease to qualify for the Section 162(m) Exemption;

(vi) determine whether, to what extent and under what circumstances the Exercise Price of Awards may be paid in cash or Shares; determine at the time of grant whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof, subject to the requirements of Code Section 409A;

(vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(viii) adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan;

(ix) adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, stockholders, Eligible Individuals and any holder, beneficiary or transferee of any Award.

(b) ACTION BY THE COMMITTEE; DELEGATION. Except to the extent prohibited by Applicable Laws, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors, a committee of Directors or to a Section 16 Officer, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; PROVIDED, HOWEVER, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to Eligible Individuals who are Directors or Section 16 Officers or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and PROVIDED, FURTHER, that any such delegation may be revoked by the Committee at any time.

(c) POWER AND AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4. ELIGIBILITY

Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company, or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may be granted only to full-time or part-time Employees (which term as used herein includes, without limitation, officers and Directors who also are Employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate also is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be equal to 8,000,000 Shares. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 8,000,000 (the “Plan ISO Limit”) subject to adjustment as provided in Section 5(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b) ACCOUNTING FOR AWARDS.

(i) Subject to adjustment as provided in Section 5(c), (A) each Share with respect to which a Stock Option or Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (B) each Share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.39 Shares. Upon exercise of a Stock Appreciation Right, each Share with respect to which such Stock Appreciation Right is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such Stock Appreciation Right. Awards that are required to be settled in cash will not reduce the Plan Share Limit.

(ii) If any Award granted under the Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) is settled other than wholly by delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued for purposes of reducing the Plan Share Limit; provided, however, that in no event shall such Shares increase the Plan ISO Limit and, for the avoidance of doubt, no Shares that are surrendered or tendered to the Company in payment of the exercise price of an Option or Stock Appreciation Right or any taxes required to withheld in respect of an Award shall again become available to be delivered pursuant to Awards granted under the Plan.

(c) ADJUSTMENTS. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split-up or stock dividend, a recapitalization, a combination or exchange of Shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price and/or Grant Price of shares subject to outstanding Stock Options and/or Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for the cancelation or termination of any such Awards); PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation (as defined below) of an Affiliate of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected Affiliate or of an entity that controls, is controlled by or under common control with the affected Affiliate following the Disaffiliation. For purposes hereof, “Disaffiliation” of an Affiliate means the Affiliate’s ceasing to be an Affiliate of the Company for any reason (including, without limitation, as a result of a public offering, spinoff, sale or other distribution or transfer by the Company of the stock of the Affiliate). Any actions taken under this subsection (c) shall be made in accordance with the applicable restrictions of Code Section 409A, including with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Code Section 409A.

(d) INDIVIDUAL AWARD LIMITATIONS.

(i) Subject to Section 5(c), no more than 500,000 Shares may be subject to Qualified Performance-Based Awards granted to any Eligible Individual, including a Covered Employee, in any calendar year.

(ii) Subject to Section 5(c), the maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Individual, including a Covered Employee, in any one calendar year shall be 1,000,000.

(iii) The amount of compensation that may be earned by any Eligible Individual, including a Covered Employee, under Performance Units granted in any one calendar year that are intended to be Qualified Performance-Based Awards may not exceed $10,000,000.

(iv) The maximum aggregate Grant Date Value of all Awards granted during any calendar year to any Director who is not an Employee on the grant date of each such Award shall not exceed $500,000; provided, that the Committee shall have the authority to grant Awards to a Director with an aggregate Grant Date Value of up to an additional $750,000 in excess of the foregoing $500,000 limitation upon the Committee’s determination that such Director has provided, or is expected to provide, extraordinary services during such calendar year; provided, further, that such Director shall not participate in such determination or otherwise participate in the decision to grant such additional Award. For clarity, the Awards granted to any Director under Section 11 shall be taken into account for purposes of applying the dollar limitations in this paragraph. For purposes of this paragraph, the “Grant Date Value” of an Award at the time of a grant that includes Options or Share Appreciation Rights shall be determined by the Committee in a manner consistent with the manner in which the Company would be required to determine such value for purposes of the Company’s financial and SEC reporting requirements and the “Grant Date Value” of Awards granted under Section 9, 10 or 11 shall be the aggregate grant date Fair Market Value of all Shares covered by such Awards.

SECTION 6. STOCK OPTIONS

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each

Option, the exercise price for each Option, and the conditions and limitations applicable to the exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.

(b) EXERCISE PRICE. The “Exercise Price” per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(c) TIME AND METHOD OF EXERCISE. Subject, in the case of Awards granted after the Effective Date, to the minimum vesting provisions of Section 3(a)(iv), the Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (which may include only cash or Shares, or any combination thereof, having a value on the exercise date equal to the applicable Exercise Price, with the value of any Shares to be based on Fair Market Value) in which payment of the Exercise Price with respect thereto may be made or deemed to have been made.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

(e) INCENTIVE STOCK OPTIONS. The Committee may designate Options as Nonqualified Stock Options or as Incentive Stock Options. Any Incentive Stock Option authorized under the Plan shall contain such provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Stock Option as an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan, and such Stock Appreciation Rights may be granted as separate Awards or in tandem with Stock Options. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares or a combination of cash and Shares having a Fair Market Value on the date of exercise equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine at the time of grant, the average selling price of one Share during a specified period that is within 30 days before the date of exercise) over (b) the grant price (the “Grant Price”) of the Stock Appreciation Right, which Grant Price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan including, in the case of Awards granted after the Effective Date, the minimum vesting provisions of Section 3(a)(iv), the Grant Price, term, methods of exercise, dates of exercise, medium of settlement, the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, PROVIDED, that in no event shall the term of a Stock Appreciation Right be longer than ten years.

SECTION 8. PERFORMANCE UNITS

(a) The Committee shall have sole and complete authority to determine the Eligible Individuals who shall receive Performance Units, the number of such Performance Units for each Performance Cycle, the Performance Goals on which each Award shall be contingent, and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The Committee may, prior to or at the time of the grant, designate Awards of Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the

Committee’s certification that the amount to be paid under each such Award has been earned on the basis of performance achieved in relation to the established Performance Goals applicable to that Award.

(b) The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.

(c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Units which have been earned under each Award on the basis of performance in relation to the established Performance Goals.

(d) Except as otherwise provided under the terms of an Award and subject to the requirements of Code Section 409A, payment in respect of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph (c) above. The Committee shall determine whether payment is to be made in the form of cash or Shares.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitation on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which, subject, in the case of Awards granted after the Effective Date, to the minimum vesting provisions of Section 3(a)(iv), restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals and the Committee’s certification that the Performance Goals have been met.

(b) PERFORMANCE-BASED AWARDS. The Committee shall establish the Performance Cycle and the Performance Goals on which the grant or vesting of each Award of performance-based Restricted Stock or Restricted Stock Units shall be contingent. The Committee may, prior to or at the time of the grant, designate performance-based Restricted Stock or Restricted Stock Units as Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of any such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment during the specified Performance Cycle of the Performance Goals established by the Committee and the Committee’s certification that the Performance Goals have been met with respect to such Restricted Stock or Restricted Stock Units.

(c) STOCK CERTIFICATES; DELIVERY OF SHARES.

(i) Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(ii) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the Restricted Period relating to Restricted Stock Units (or at such later time as may be determined by the Committee and specified at the time of grant in accordance with the requirements of Code Section 409A), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(d) FORFEITURE. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or other applicable service (as determined under criteria established by the Committee) during the applicable Restricted Period, all applicable Restricted Stock Units and Shares of Restricted Stock subject to restriction at such time shall be forfeited. To the extent other vesting conditions are not met as of the last day of the applicable Restricted Period, all applicable Restricted Stock Units and Shares of Restricted Stock subject to such vesting conditions shall be forfeited.

SECTION 10. OTHER SHARE-BASED OR SHARE-RELATED AWARDS

In addition to granting Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants and to specify, subject, in the case of Awards granted after the Effective Date, to the minimum vesting provisions of Section 3(a)(iv), the terms and conditions of other forms of Share-based or Share-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.

SECTION 11. DIRECTORS’ RESTRICTED STOCK UNITS

(a) GRANT OF RESTRICTED STOCK UNITS. Except as provided in subsection (b), each Director who is (i) a member of the Board and (ii) not a Section 16 Officer as of the conclusion of a Stockholders Meeting shall automatically be granted Restricted Stock Units on the date of such Stockholders Meeting, with the number of shares to be determined by dividing the applicable Grant Value by the Fair Market Value of the Shares on that date. As used herein, “Grant Value” means the value for the annual grant authorized by the Board, from time to time; PROVIDED, HOWEVER, in no event shall the Grant Value exceed $250,000 per year.

(b) COMMITTEE DISCRETION NOT TO GRANT RESTRICTED STOCK UNITS. The Committee shall have sole discretion to determine that an Award shall not be granted pursuant to this Section 11 to one or more Directors.

(c) TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS. Subject to the minimum vesting provisions of Section 3(a)(iv), at the time of grant, the Committee shall specify the forfeiture and vesting conditions to which the Restricted Stock Units granted pursuant to this Section 11 shall be subject. Grantees will only be entitled to receive Shares upon the vesting of Restricted Stock Units. The Restricted Stock Units granted pursuant to this Section 11 shall be subject to such other terms and conditions as the Committee may specify.

SECTION 12. DIRECTORS’ SHARES

(a) ELECTION GENERALLY. Each Director who is not an Employee on the last day of a calendar year may make an election (the “Annual Election”) to have payment of the annual retainer, meeting fees and committee meeting fees (collectively, the “Fees”) he or she earns during the next succeeding calendar year deferred under the Plan. Such election may be made in writing, through an interactive telephone or internet-based system or in such other manner as the Committee may prescribe.

(b) TIMING OF ELECTION.

(i) GENERAL. A Director’s Annual Election for the Fees earned during a calendar year must be made before the first day of such calendar year and within the enrollment period established by the Committee, except as provided in subsection (b)(ii).

(ii) NEW DIRECTORS. If an individual initially becomes a Director during a calendar year, such individual may make a prospective Annual Election within 30 days after the date on which he is elected as a Director. Such election will apply to the Director’s Fees for services performed after the effective date of the election, so that the election will apply to the quarterly retainer for the first quarter beginning after the date of the election. This subsection (b)(ii) shall only apply to the extent permitted under Code Section 409A.

(c) TERM OF ELECTION. Upon the latest of the deadlines specified in (b) above that applies to a Director, such Director’s Annual Election, or failure to elect, shall become irrevocable for the calendar year except as provided under this subsection (c). Each Director’s Annual Election for a calendar year shall remain in effect for such calendar year and all subsequent calendar years until the earlier of (i) the date the Director Separates from Service as a Director, or (ii) the effective date of the Director’s subsequent irrevocable Annual Election for amounts earned during a subsequent calendar year. The Annual Election may be cancelled in the discretion of the Committee only as permitted under Code Section 409A.

(d) AMOUNT. A Director may elect to defer his Fees in 10% increments, up to a maximum of 100 percent (or such other maximum percentage and/or amount, if any, established by the Committee from time to time).

(e) ACCOUNTS AND CREDITING OF CONTRIBUTIONS. All Fees deferred under this Section 12 shall be credited to a bookkeeping account for the Director and deemed invested in Shares on the last trading day of the calendar month in which the Fees are earned or as soon as practicable thereafter.

(f) RABBI TRUST. Each time Fees are deferred under the Plan, the Company shall deposit an equal amount in a Rabbi trust. The amount deposited in the trust shall be invested in Shares. The trustee shall retain all dividends and other distributions paid or made with respect thereto in the trust (which shall be reinvested in Shares), and shall adjust the Director’s accounts for such amounts. The Shares credited to the account of a Director shall remain subject to the claims of the Company’s creditors, and the interests of the Director in his or her account under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Director, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

(g) DISTRIBUTIONS.

(i) GENERAL TIMING AND SCHEDULE OF DISTRIBUTIONS. Any portion of a Director’s account under this Section for which no election is made pursuant to subsection (ii) below shall be paid in a single sum (A) except as provided in clause (B) of this paragraph, within 60 days after the Director Separates from Service; or (B) in the case of a Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, six months after the date the Director Separates from Service.

(ii) PAYMENT ELECTION. A Director may elect, at the time he makes an Annual Election, to have the portion of his account balance attributable to such Annual Election distributed in accordance with one of the following options (in each case, provided that, in the case of a Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, no payment will be made earlier than six months after the date the Director Separates from Service):

(A) In a single sum within 60 days after the later of (1) a date selected by the Director that is on or before the Director’s 65th birthday, and specified in the Annual Election, or (2) the date of the Director’s Separation from Service; or

(B) In substantially equal annual installments paid over a number of years (not less than 2 and not more than 20) specified in the Annual Election, beginning within 60 days after the date the Director Separates from Service.

(iii) MEDIUM OF PAYMENT. Distribution of a Director’s account under this Section shall be made in Shares; provided, the value of any fractional Shares shall be distributed in cash.

SECTION 13. AMENDMENT AND TERMINATION

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Code Section 409A(a)(1), and, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that:

(i) requires stockholder approval under the rules or regulations of the applicable Exchange;

(ii) increases the number of Shares authorized under the Plan as specified in Section 5(a) of the Plan, except as permitted under Section 5(c) of the Plan; or

(iii) without such stockholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. The Committee may not amend any Qualified Performance-Based Award in a manner that would cause such Award to cease to qualify for the Section 162(m) Exemption.

(c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry out the intent of the Plan.

SECTION 14. GENERAL PROVISIONS

(a) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes (or the income tax laws of any other foreign jurisdiction) with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise, settlement or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise, settlement or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company whole Shares or other property other than Shares issuable upon exercise, settlement or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, PROVIDED that, in either case, not more than the legally required minimum withholding, rounded up for any fraction of a Share, may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

(b) AWARDS. Each Award hereunder shall be evidenced by an Award Agreement, delivered or made available electronically to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control of the Company.

(c) NO RIGHTS TO AWARDS. No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(d) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award or otherwise determined by the Committee in accordance with the Plan, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each Award of Restricted Stock granted under Section 9, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Award of Restricted Stock.

(f) DIVIDENDS AND DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award granted pursuant to Sections 9, 10 and 11, may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis), and the Award Agreement shall specify if dividends or dividend equivalents are to be payable. Such dividends or dividend equivalents shall be payable at the time and pursuant to the payment schedule specified by the Committee in the Award Agreement, subject to the requirements of Code Section 409A, or, if the Award Agreement does not provide a time and schedule of payment at the time of grant, any dividends or dividend equivalents (i) payable in respect of Awards granted prior to the Effective Date shall be payable in a lump sum on the date the dividend is payable to stockholders generally and (ii) payable in respect of Awards granted after the Effective Date shall be payable at such time, and to the extent, such Award vests in accordance with the terms of the Award Agreement. For the avoidance of doubt, no dividends, or dividend equivalents, shall be paid on any Options, Stock Appreciation Rights or unvested performance-based Awards.

(g) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois.

(h) CHANGE IN CONTROL. Unless otherwise provided in an Award Agreement, if, within 12 months after the occurrence of a Change in Control, a Participant has a Qualifying Termination the entire Award shall automatically become 100% vested as of the date of the Qualifying Termination as long as the Participant has remained continuously employed by the Company and its Affiliates from the grant date of the Award through the date of such Qualifying Termination.

(i) FORMS OF PAYMENT UNDER AWARDS.

(i) GENERALLY. Subject to the terms of the Plan and the applicable requirements of Code Section 409A, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such medium or media as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (PROVIDED, HOWEVER, that the acceptance of such notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof). In addition, such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case as determined by the Committee at the time of grant in accordance with the requirements of Code Section 409A and rules and procedures established by the Committee. The Company shall have no liability to a Participant, or any other party (in damages or otherwise) in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividends or dividend equivalents with respect to installment or deferred payments. Notwithstanding anything in the Plan to the contrary, (A) for Restricted Stock Units and any other Awards that provide nonqualified deferred compensation subject to Code Section 409A(a)(2), payment of the Award to a “specified employee,” as defined in Code Section 409A, upon Separation from Service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the Separation from Service occurs, and (B) Restricted Stock Units and any other Awards that provide for nonqualified deferred compensation subject to Code Section 409A(a)(2) through (4) shall not be settled with promissory notes. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan, Award Agreement or by the Committee at the time of grant.

(ii) DEFERRALS. If permitted by the Committee for a given Award, all or a portion of an Award may be deferred (and paid in a form permitted by the Committee) at the election of a Participant, PROVIDED that all such deferral elections shall comply with Code Section 409A. To the extent that the Award provides for deferred compensation subject to Code Section 409A(a)(2), any cash payments provided in lieu of an Award may not change the timing of payment of such Award.

(iii) CASH PAYMENTS. Cash payments shall be payable (A) at the time and pursuant to the payment schedule specified by the Committee at the time of grant, subject to the requirements of Code Section 409A, or (B) if the Committee does not provide a time and schedule of payment at the time of grant for amounts subject to Code Section 409A, in a lump sum within 90 days after the Participant’s Separation from Service; PROVIDED, to the extent required by Code Section 409A, no such cash payment will be made within the 6-month period following Separation from Service for a Participant who is a “specified employee,” as defined in Code Section 409A, on the date of his or her Separation from Service. Cash payments shall not be conditioned on the exercise of an Option or Stock Appreciation Right or otherwise be structured in such a way as to reduce the exercise price of the Option or Stock Appreciation Right.

(j) SECTION 16 COMPLIANCE. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are Section 16 Officers or are Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals.

(k) RESTRICTIONS. Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of Applicable Law. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.

(l) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and PROVIDED, FURTHER, that, if so determined by the Committee, a Participant may transfer a Nonqualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, PROVIDED that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee for an Award that does not provide nonqualified deferred compensation subject to Code Section 409A(a)(2), no Award (other than an Incentive Stock Option) or right under any such Award may be anticipated, assigned, garnished, pledged, alienated, attached or otherwise encumbered, and any purported anticipation, assignment, garnishment, pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to the Qualified Domestic Relations Order, as determined by the Committee or its designee.

(m) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(n) WAIVER OF JURY TRIAL. THE COMPANY AND EACH PARTICIPANT SHALL IRREVOCABLY AND UNCONDITIONALLY (A) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AWARD AGREEMENT, (B) AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY, IN THE CASE OF A PARTICIPANT, AT THE PARTICIPANT’S ADDRESS SHOWN IN THE BOOKS AND RECORDS OF THE COMPANY OR, IN THE CASE OF THE COMPANY, AT THE COMPANY’S PRINCIPAL OFFICES, ATTENTION GENERAL COUNSEL, AND (C) AGREE THAT NOTHING IN THE PLAN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY THE LAWS OF THE STATE OF ILLINOIS.

(o) COMPENSATION RECOVERY. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results due to the Company’s material noncompliance with any financial reporting requirement under Federal securities laws, excluding a restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, the Committee may, in its discretion or as necessary to comply with Applicable Laws, (i) cancel part or all of the outstanding portion of any Award, whether or not vested, and/or (ii) require a Participant to repay the Company an amount equal to all or any portion of the value of Shares that have been issued and other payments that have been made to the Participant pursuant to any Award within the two years preceding the date on which the Company is required to prepare an accounting restatement, to the extent that such value or payment amount was based on the erroneous data and exceeded the value or amount that would have been paid to the Participant under the accounting restatement. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or in such other form of consideration, such as Shares, permitted by Applicable Laws and acceptable to the Committee, and the Committee may provide for an offset to any future payments owed by the Company or its Affiliates to the Participant if necessary to satisfy the repayment obligation; PROVIDED HOWEVER, that if any such offset is prohibited under Applicable Laws, the Committee shall not permit any such offset and may require immediate repayment by the Participant. Notwithstanding the foregoing, to the extent required to comply with Applicable Laws, and/or any compensation recovery or clawback policy adopted by the Company after the Effective Date, the Company may unilaterally amend this Section 14(o) and such amendment shall be binding on all Participants; PROVIDED, HOWEVER, regardless of whether the Company makes such a unilateral amendment, all Participants shall be bound by any compensation recovery or clawback policy adopted by the Company after the Effective Date.

SECTION 15. EFFECTIVE DATE OF PLAN

The Plan became effective on February 23, 2016.

SECTION 16. TERM OF THE PLAN

The Plan will terminate on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 3 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such discontinuation or termination may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Neither this document, nor any stock option agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK Sub-Plan to the Enova International Inc. First Amended and Restated 2014 Long-Term Incentive Plan (the “Sub-Plan”). The Sub-Plan is exclusively available to bona fide employees and former employees of Enova International Inc., CashEuroNet UK LLC, EuroNetCash LLC and any UK Subsidiary (as defined herein).

UK SUB-PLAN TO THE

ENOVA INTERNATIONAL INC.

FIRST AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

Additional Terms and Conditions for Options received by Participants resident in the UK

1.	The purpose of this Sub-Plan is to provide incentives for present and future UK tax resident employees of Enova International Inc., CashEuroNet UK LLC, EuroNetCash LLC and any other UK subsidiary through the grant of options and restricted stock units over shares of Common Stock of Enova International Inc. (the “Company”).

2.	Capitalized terms are defined in the Company’s First Amended and Restated 2014 Long-Term Incentive Plan (the “US Plan”), subject to the provisions of this Sub-Plan.

3.	References to Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Units and Stock Appreciation Rights shall not apply to this Sub-Plan and shall be disregarded.

4.	The Options granted under this Sub-Plan shall be designated as Unapproved Options.

5.	This Sub-Plan is governed by the Plan and all its provisions shall be identical to those of the Plan SAVE THAT (i) “Sub-Plan” shall be substituted for “Plan” where applicable and (ii) the following provisions shall be as stated in this Sub-Plan in order to accommodate the specific requirements of the laws of England and Wales:

6.	SECTION 1. PURPOSE.

The word “officers, consultants and Directors” shall be deleted and replaced with the words “full-time officers and full-time Directors”.

7.	SECTION 2. DEFINITIONS.

The following definitions shall be amended to read as follows:

The definition of “Eligible Individual” shall be amended to mean “any employee, full-time officer or full-time Director providing services to the Company or any Affiliate”.

In the definition of “Employee” the words “an officer or a Director” shall be amended to read “a full-time officer or a full-time Director”.

The definition of “Option” shall be amended to mean “an Unapproved Option”.

The following definitions will be inserted and shall read as follows:

“Data” means certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any stock, units or directorships held in the Company or any Affiliate, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant’s favour.

“Data Recipients” means third parties assisting the Company in the implementation, administration, and management of the Plan.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Joint Election” means an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992), which has been approved by HM Revenue & Customs for the transfer of the whole of or any liability of the Secondary Contributor for any Secondary NIC Liability.

“Option Tax Liability” means any liability or obligation of the Company and/or any Affiliate to account (or pay) for income tax (under the UK withholding system of PAYE (pay as you earn)) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to the extent arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or arising out of the acquisition, retention and disposal of the Shares acquired under this Plan.

“Personal Representative” means the personal representative(s) of a Participant (being either the executors of his will or if he dies intestate the duly appointed administrator(s) of his estate) who have provided to the Board evidence of their appointment as such.

“Secondary Contributor” means a person or company who has a liability to account (or pay) the Secondary NIC Liability to HM Revenue and Customs.

“Secondary NIC Liability” means any liability to employer’s Class 1 National Insurance Contributions to the extent arising from the grant, exercise, release or cancellation of an Option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Option.

“Section 431 Election” means an election made under section 431 of ITEPA.

“Unapproved Option” means any Option granted under Section 6 of the Plan.

“UK Subsidiary” means a subsidiary of the Company which is incorporated in the UK.

“US Plan” means the Enova International, Inc. First Amended and Restated 2014 Long-Term Incentive Plan.

The following definitions shall be deleted:

“Designated Beneficiary”;

“Nonqualified Stock Option”;

“Restricted Stock”; and

“Stock Appreciation Right”.

8.	SECTION 5. SHARES AVAILABLE FOR AWARDS.

In Section 5(a) the words “issued under the Plan” shall be replaced with the words “issued under the US Plan (together with the Plan)” wherever they appear.

In Section 5(a) the words “the date the plan is approved” shall be amended to read “the date the US Plan is approved”.

In Section 5(b)(ii) the words “or (B) is settled other than wholly by delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B)” shall be deleted.

In Section 5(c) the words “(including, without limitation, the provision of an amount in cash in consideration for the cancelation or termination of any such Awards)” shall be deleted.

9.	SECTION 7. STOCK APPRECIATION RIGHTS.

Section 7 shall be deleted in its entirety.

10.	SECTION 8. PERFORMANCE UNITS.

Section 8 shall be deleted in its entirety.

11.	SECTION 9. RESTRICTED STOCK UNITS.

The heading of Section 9 shall be amended to read “Restricted Stock Units” and references to Restricted Stock shall be disregarded.

12.	SECTION 10. OTHER SHARE-BASED OR SHARE-RELATED AWARDS.

Section 10 shall be deleted in its entirety.

13.	SECTION 11. DIRECTORS’ RESTRICTED STOCK UNITS.

In Section 11(a) the words “each Director” shall be amended to read “each full-time Director”.

14.	SECTION 12. DIRECTORS’ SHARES.

Section 12 shall be deleted in its entirety.

15.	SECTION 14. GENERAL PROVISIONS.

Section 14(a) shall be deleted in its entirety and replaced with the following:

“WITHHOLDING. In the event that the Company or any Affiliate determines that it is required to account to HM Revenue & Customs for any Option Tax Liability or Secondary NIC Liability (under the Award Agreement) arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or arising out of the vesting, acquisition, retention and disposal of the Shares acquired pursuant to an Option or Restricted Stock Unit, the Participant, as a condition to the issue of Shares in connection with the exercise of an Option or Restricted Stock Unit, or on the grant, assignment, release or cancellation of an Option or delivery of Shares under a Restricted Stock Unit, shall make such arrangements satisfactory to the Company to enable it or any Affiliate to satisfy any requirement to account for any Option Tax Liability (and, if applicable, any Secondary NIC Liability) that may arise in connection with an Option or the award of Shares pursuant to it or delivery of Shares under a Restricted Stock Unit including, but not limited to, arrangements satisfactory to the Company for withholding Shares that would otherwise be issued pursuant to the Award Agreement to the Participant.”

In Section 14(e) the words “or Designated Beneficiary” shall be deleted and replaced with the words “nor the Participant’s Personal Representative”.

In Section 14(g) the sentence ending “State of Illinois.” shall be followed by the sentence “The Joint Election and the Section 431 Election shall be governed by the laws of England and Wales”.

Section 14(i) shall be deleted in its entirety.

In Section 14(k) the words “by will or by the laws of descent and distribution” shall be deleted and replaced with the words “on the Participant’s death to the Participant’s Personal Representative”.

In Section 14(k) the words from “PROVIDED, HOWEVER, that if so determined” to “written notice of such transfer” inclusive shall be deleted in their entirety.

In Section 14(k) the words “or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative” shall be deleted.

16.	SECTION 16. TERM OF THE PLAN.

The words “on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to section 3 of the Plan” shall be deleted and replaced with the words “automatically on termination of the US Plan”.

APPENDIX B

ENOVA INTERNATIONAL, INC.

SENIOR EXECUTIVE BONUS PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Purpose. Enova International, Inc. hereby establishes the Enova International, Inc. Senior Executive Bonus Plan (the “Plan”). The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with short-term incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. Amounts paid under the Plan are intended to qualify as performance based compensation under Code Section 162(m).

1.2 Effective Date. The Plan is effective as of January 1, 2015 (the “Effective Date”); provided, however, the payment of any Actual Award under the Plan on or after the date of the first Annual Meeting of Stockholders held more than twelve months after the date on which the Company becomes a publicly held corporation within the meaning of Code Section 162(m), shall be subject to the approval of the Plan by a majority of the votes cast, in person or by proxy at a meeting of stockholders that is held after the date on which the Company first becomes a publicly held corporation within the meaning of Code Section 162(m). As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. An Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee’s authority under section 3.5 to reduce or eliminate the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.

2.3 “Base Salary” means, as to a Participant for any Plan Year, (i) 100% of the Participant’s base salary actually paid during the Plan Year before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any compensation or benefit plans sponsored by the Company or any of its subsidiaries or Affiliates, or (ii) such compensation amounts as may be established by the Committee using any other method as may be determined by the Committee to be appropriate on or prior to the Determination Date. The Committee shall establish in writing in the applicable STI Terms and Conditions on or prior to the Determination Date the method of computing Base Salary for the Plan Year, including, as applicable, the manner of taking into account any changes in the Participant’s annual rate of base pay during the Plan Year and the specified date as of which Base Salary for the Plan Year shall be determined. In any case, such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.4 “Board” means the Company’s Board of Directors.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

2.6 “Committee” means the Management Development and Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board or the Management Development and Compensation Committee to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Code Section 162(m).

2.7 “Company” means Enova International, Inc., a Delaware corporation.

2.8 “Determination Date” means, as to any Plan Year, the day of the Plan Year in which the Committee establishes the STI Terms and Conditions for this Plan for such Plan Year, which shall be (a) the first day of the Plan Year, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

2.9 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.10 “Maximum Award” means, as to any Participant for any Plan Year, Three Million ($3,000,000) Dollars. The Maximum Award is the maximum amount which may be paid to a Participant for awards earned pursuant to this Plan during any Plan Year.

2.11 “Participant” means, as to any Plan Year, an executive officer or any other officer of the Company or any of its subsidiaries or Affiliate who has been selected by the Committee on the Determination Date in the applicable STI Terms and Condition for participation in the Plan for that Plan Year.

2.12 “Payout Formula” means, as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.5, below, in order to determine the Actual Awards (if any) to be paid to Participants. The Payout Formula may differ from Participant to Participant. The Payout Formula for a particular Plan Year shall be determined by the Committee on the Determination Date and shall be set forth in the STI Terms and Conditions for the Plan Year.

2.13 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, such Performance Goals shall be based on the attainment of one or more of the following objective financial or objective strategic business initiative formulas, standards or measures with respect to the Company or an Affiliate, or such subsidiary, division or department of the Company or an Affiliate for or within which the Participant performs services: revenue growth (gross or net); gross margin; pre-tax margin; operating margin; earnings before interest, taxes, depreciation, and amortization; earnings before interest, taxes, depreciation and amortization margin; earnings before interest and taxes; operating income; pre- or after- tax income; pre- or after-tax income from continuing operations; pre-or after-tax income excluding extraordinary items; basic or diluted earnings per share; basic or diluted earnings per share from continuing operations; basic or diluted earnings per share excluding extraordinary items; cash flow; basic or diluted cash flow per share; cash flow on investment; return on equity; return on capital; return on invested capital; return on investment; return on assets (gross or net); return on revenue (gross or net); inventory turnover; growth in earning assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of specified working capital levels; attainment of goals relating to geographic business expansion, increasing or decreasing the percent of revenue attributable to a specific type of product(s); or new product development or acquisitions, divestitures or similar transactions or other strategic initiatives. To the extent specified in an objectively determinable manner by the Committee at the time the Performance Goals are established, any financial measure or metric may exclude the effect of unusual or non- recurring items and shall include or exclude (as applicable) specified components of the applicable financial measure. Performance Goals for a Plan Year shall be set by the Committee in writing in the applicable STI Terms and Conditions within the time period prescribed by Section 162(m) of the Code so that the outcome is substantially uncertain at the time the Performance Goals are established. After the end of each performance period covered by a Performance Goal, the Committee shall certify in writing the extent to which such Performance Goals were achieved for such performance period and the amount of the performance based compensation to be paid to each Participant hereunder for such Plan Year. Performance Goals may be expressed in absolute or relative terms, including, without limitation, relative to a base period and/or to the performance of other companies.

2.14 “Plan” has the meaning assigned to such term in Section 1.1.

2.15 “Plan Year” means the 2015 fiscal year and each succeeding fiscal year of the Company.

2.16 “Service Date” means, as to any Plan Year, the date the Committee establishes on the Determination Date (and includes in the STI Terms and Conditions) for that Plan Year, as the date each Participant must be employed by the Company or any of its subsidiaries or Affiliates in order for such Participant to receive payment for any Actual Award under the Plan for such Plan Year, if any, with such date to be determined by the Committee in its discretion; provided, however, the Service Date for a particular Plan Year may be no earlier than December 31 of such Plan Year and no later than March 15 of the calendar year immediately following such Plan Year. If no Service Date is set forth in the STI Terms and Conditions for any particular Plan Year, December 31 of the Plan Year shall be deemed the Service Date.

2.17 “STI Terms and Conditions” means the specific terms and conditions for the Company’s short-term incentive program established in writing by the Committee pursuant to this Plan for any particular Plan Year and such terms and conditions will include, without limitation, Participant eligibility requirements, Performance Goals, Target Awards and Payout Formulas.

2.18 “Target Award” means the target award under this Plan for each Participant for the Plan Year in question, which may be expressed as a percentage of the Participant’s Base Salary or on any other basis as determined by the Committee in accordance with Section 3.4 below and the parameters for any such Target Award for a particular Plan Year shall be set forth in the STI Terms and Conditions for such Plan Year.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 STI Terms and Conditions. On the Determination Date, the Committee, in its sole discretion, shall establish the specific STI Terms and Conditions for the Plan Year.

3.2 Selection of Participants. On the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company and any of its subsidiaries or Affiliates who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company, as determined by the Committee in its sole discretion. Participation in the Plan is in the sole discretion of the Committee, and is determined on a Plan Year by Plan Year basis. Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years. The actual Participants under this Plan for any particular Plan Year shall be described in the STI Terms and Conditions for such Plan Year.

3.3 Determination of Performance Goals. On the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing in the STI Terms and Conditions for each Plan Year.

3.4 Determination of Target Awards. On the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing in the STI Terms and Conditions for each Plan Year.

3.5 Determination of Payout Formula or Formulae. On the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing in the applicable STI Terms and Conditions for such Plan Year, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Plan Year are achieved, subject to the terms of Section 3.6 below, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in any particular Plan Year, no Participant’s Actual Award under the Plan may exceed the Maximum Award.

3.6 Determination of Actual Awards. After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision contained in the Plan or in any applicable STI Terms and Conditions, (a) the Committee, in its sole discretion, may reduce or eliminate the Actual Award that would otherwise be payable under the Payout Formula for any or all Participants in any particular Plan Year, (b) if a Participant terminates employment with the Company and all of its subsidiaries and Affiliates on or prior to the Service Date for the applicable Plan Year, including by reason of Disability (but excluding by reason of death), the Participant shall not be entitled to the payout of an Actual Award for the Plan Year unless such payment is otherwise required by applicable federal, state or local law; provided, however, that the Committee, in its discretion, may (i) waive the requirement that a Participant be employed on the Service Date to receive payout of an Actual Award for the Plan Year and authorize payment to the Participant of all or a portion of the Actual Award for that Participant based on the Payout Formula applicable to the Participant and actual achievement of the Performance Goals for the Plan Year, or (ii) permit an Actual Award to be assumed by a former Affiliate in accordance with Section 5.4 below.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which the Participant may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made between January 2 and March 15, inclusive, following the end of the Plan Year for which the Actual Award was based, with the payment date for the Actual Award to be designated by the Committee in its discretion at the time the Committee certifies the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded, as described in Section 3.6.

4.3 Form of Payment. Each Actual Award shall be paid in a single lump sum, and shall be paid in cash (or an equivalent).

4.4 Deferral of Actual Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program. The establishment, terms and operations of any such program shall be executed in a manner that complies with Code Section 409A. For any Actual Awards that provide nonqualified deferred compensation subject to Code Section 409A(a)(2), payment of the Actual Award to a “specified employee,” as defined in Code Section 409A, upon separation from service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the separation from service occurs. The Plan generally is intended to provide awards that qualify as short-term deferrals exempt from Code Section 409A. To the extent that any Actual Awards are deferred hereunder, this Plan is intended to comply with Code Section 409A, and shall be interpreted accordingly.

4.5 Payments in the Event of Death. If a Participant dies after the end of a Plan Year but prior to either the Service Date or the Actual Award payment date applicable to such Plan Year, and if, but for the Participant’s death, the Participant would have been entitled to receive an Actual Award attributable to such Plan Year, the Actual Award shall be paid to the Participant’s estate.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee.

5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and any applicable STI Terms and Conditions under the Plan and to interpret the provisions of the Plan and any applicable STI Terms and Conditions, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan or any applicable STI Terms and Conditions shall be final, conclusive and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including but not limited to any federal, foreign, state and local taxes.

5.4 Assumption of Awards by Former Affiliates. In the event that an Affiliate becomes a separate publicly-held corporation (within the meaning of Code Section 162(m)) during a Plan Year and, as a result, ceases to be an Affiliate, the Committee, in its sole discretion, may (i) permit such former Affiliate to assume responsibility for awards established by the Committee for such Plan Year for Participants who are employed by such former Affiliate or its subsidiaries and (ii) to the extent permitted under Code Section 162(m), delegate to the compensation committee of such former Affiliate (or a committee that functions as such former Affiliate’s compensation committee) the Committee’s authority to administer each such award after such former Affiliate ceases to be an Affiliate, including making any and all determinations and certifications required by the Plan. For purposes of this section, “compensation committee” shall refer to a committee of the board of directors of such former Affiliate consisting solely of two or more individuals who qualify under Code Section 162(m) as “outside directors” of such former Affiliate.

5.5 Assumption of Awards Established by Former Parent Company. As of the Effective Date, the Company is a wholly-owned subsidiary of Cash America International, Inc. (the “Parent”). In the event that the Company becomes a separate publicly traded corporation during a Plan Year and, as a result, ceases to be an Affiliate of the Parent during such Plan Year, the Committee in its sole discretion, may (i) assume responsibility for administering the short- term incentive plan terms and conditions for the officers of the Company and its subsidiaries and Affiliates established by the Parent for such Plan Year pursuant to the Parent’s shareholder approved senior executive bonus plan, (ii) subject such terms and conditions to the provisions of this Plan beginning on the date the Company first becomes a separate publicly traded corporation and the Determination

Date for such terms and conditions shall be deemed the date such terms and conditions were established by the Parent and such terms and conditions shall be deemed the STI Terms and Conditions hereunder for the Plan Year in which the Company becomes a separate publicly traded corporation, as if the Committee had established the same on such Determination Date, and (iii) assume the authority of the compensation committee of such former Parent (or a committee that functions as such former Parent’s compensation committee) to administer each award for the officers covered by such STI Terms and Conditions for such Plan Year, including making any and all determinations and certifications required by the Plan or such STI Terms and Conditions.

SECTION 6

GENERAL PROVISIONS

6.1 Nonassignability. A Participant shall have no right to encumber, assign or transfer any interest under this Plan.

6.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon a Participant for the continuation of employment during any Plan Year or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year such exercise occurs, to terminate any individual’s employment with or without cause, and to treat any individual without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan, any STI Terms and Conditions established under the Plan or any award made or not made under the Plan.

6.4 Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Illinois, with the exception of Illinois’ conflict of laws provision.

6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee’s sole discretion, be performed through the Company or any subsidiary or Affiliate of the Company.

6.6 Compensation Recovery. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results due to the Company’s material noncompliance with any financial reporting requirement under Federal securities laws, excluding a material restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, and such accounting restatement is required at any time within two years following the applicable incentive payment date, the Committee may, in its sole discretion or as necessary to comply with applicable law, require the Participant to repay to the Company and/or its subsidiaries or Affiliates an amount equal to all or any portion of the incentive payment such Participant received under the Plan with respect to the applicable incentive payment date as may be determined to be appropriate or necessary by the Committee or as may be required by applicable law. Such repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation will be satisfied in cash or in such other form of consideration, such as shares of stock of the Company, permitted by applicable law and acceptable to the Committee, and the Committee may provide for an offset to any future payments owed by the Company or any of its subsidiaries or Affiliates to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any such offset and may require immediate repayment by the Participant. Notwithstanding the foregoing, to the extent required to comply with applicable law, any applicable stock exchange listing requirements and/or any compensation recovery or clawback policy adopted by the Company after the Effective Date, the Company may unilaterally amend this Compensation Recovery provision without the approval of the Company’s stockholders or any Participant hereunder, and any such amendment shall be made by providing notice of such amendment to each Participant affected by the amendment, and such amendment shall be binding on each such Participant; provided, however, regardless of whether the Company makes such a unilateral amendment to this Compensation Recovery provision or provides such notice to any such Participant, such Participant shall be bound by any compensation recovery or clawback policy adopted by the Company after the Effective Date.

SECTION 7

AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Committee may amend or terminate the Plan or any particular Plan Year’s STI Terms and Conditions at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

INITIALLY

ADOPTED BY THE

THE BOARD OF DIRECTORS OF

ENOVA INTERNATIONAL, INC.

ON OCTOBER 24, 2014

APPROVED AND ADOPTED BY THE MANAGEMENT

DEVELOPMENT AND COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF ENOVA

INTERNATIONAL, INC. AND THE BOARD OF DIRECTORS

OF ENOVA INTERNATIONAL, INC. ON

FEBRUARY 23, 2016

AND

APPROVED BY THE STOCKHOLDERS OF ENOVA INTERNATIONAL, INC.

ON [                    ]

175 WEST JACKSON BLVD. CHICAGO, ILLINOIS 60604

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E05451-P74002            KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY

ENOVA INTERNATIONAL INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _____________________________________________

The Board of Directors of Enova International, Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2, 4, 5 and 6 and 1 YEAR for proposal 3. All matters are proposed by the Company.	All ☐	All ☐	Except ☐

1.	Election of Directors (term expires 2017)

Nominees:
01) Ellen Carnahan	06) David C. Habiger
02) Daniel R. Feehan	07) Gregg A. Kaplan
03) David A. Fisher	08) Mark P. McGowan
04) William M. Goodyear	09) Mark A. Tebbe
05) James A. Gray

2.	Advisory vote to approve named executive officer compensation.		For ☐	Against ☐	Abstain ☐
3.	Advisory vote recommending the frequency of future advisory votes on the compensation of the Company’s named executive officers.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
4.	Vote to approve the Enova International, Inc. First Amended and Restated 2014 Long-Term Incentive Plan.		For ☐	Against ☐	Abstain ☐
5.	Vote to approve the Enova International, Inc. Senior Executive Bonus Plan.		☐	☐	☐
6.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.		☐	☐	☐

   NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Date		Date
Signature [PLEASE SIGN WITHIN BOX]		Signature (Joint Owners)

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E05451-P74002

ENOVA INTERNATIONAL, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Fisher and Lisa M. Young, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Enova International, Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Enova International, Inc., to be held at 175 West Jackson Blvd., Chicago, Illinois 60604 on the 22nd floor, on May 17, 2016 at 9:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Enova International, Inc. and the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 4, 5 AND 6 AND EVERY YEAR FOR PROPOSAL 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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